As filed with the Securities and Exchange Commission on September 22, 2008
File No: 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
REGIAN ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1943619
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

191 Post Road West
Westport, CT 06880
Phone: (203) 221-2713

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John P. McNicholas
Michael J. McGovern
Regian Acquisition Corp.
191 Post Road West
Westport, CT 06880
Phone: (203) 221-2713

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street, 11th Floor New York, NY 10017 (212) 370-1300 (212) 370-7889 – Facsimile	Eric S. Haueter, Esq. Samir A. Gandhi, Esq. Sidley Austin LLP 555 California Street San Francisco, CA 94104 (415) 772-1200 (415) 772-7400 – Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)	Offering Price per Unit(1)	Aggregate Offering Price(1)	Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	11,500,000	$10.00	$115,000,000	$4,519.50
Shares of Common Stock included as part of the Units(2)	11,500,000	—	—	—(3)
Warrants included as part of the Units(2)	11,500,000			—(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	11,500,000	$7.50	$86,250,000	$3,389.63
Total			$201,250,000	$7,909.13

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,500,000 units, and 1,500,000 shares of common stock and 1,500,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2008

REGIAN ACQUISITION CORP.

10,000,000 Units

Regian Acquisition Corp. is a blank check company recently formed for the purpose of acquiring one or more businesses, or a portion of one or more businesses, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular geographic area, type of business or industry; however, we plan to focus our search in North America and Europe. We have 24 months from the date of this prospectus to consummate a business combination. If we are unable to consummate our initial business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to our initial business combination within such 24-month period, we may seek stockholder approval to extend the period of time to consummate our initial business combination by an additional 6 months. In order to extend this period of time to 30 months, (i) holders of a majority of our common stock sold in this offering must approve the extension, (ii) redemption rights must be exercised with respect to no more than one share less than 40% of the shares sold in this offering and (iii) holders of a majority of our common stock outstanding must approve an amendment to our amended and restated certificate of incorporation extending our corporate life to 30 months from the date of this prospectus, each as described in this prospectus. If we fail to consummate a business combination within such period of 24 months (or 30 months if stockholders approve an extension), we will liquidate and distribute the proceeds held in the trust account, less certain amounts as described in this prospectus, to our public stockholders. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. We are offering 10,000,000 units at an offering price of $10.00 per unit. Each unit consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described in this prospectus. Each warrant offered hereby will become exercisable on the later of our completion of a business combination, or          , 2009 [one year from the date of this prospectus], provided that we have an effective registration statement and current prospectus covering the shares of common stock issuable upon exercise of warrants, and will expire on          , 2013 [five years from the date of this prospectus], or earlier upon redemption by us.

Our sponsor, Regian Holdings, LLC, owns all of our 2,875,000 units outstanding as of the date of this prospectus. On June 2, 2008, certain of our directors purchased an aggregate of 86,250 units from our sponsor at the same price per unit paid by our sponsor. Shares of our common stock included in the units outstanding on the date of this prospectus will have no right to liquidating distributions in the event we fail to consummate our initial business combination.

Our sponsor, Regian Holdings, LLC, has agreed to purchase 2,850,000 warrants, which we refer to as the private placement warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to the closing of this offering. All of the proceeds received from the sale of the private placement warrants (an aggregate of $2,850,000) will be placed in the trust account described in this prospectus. The holder of private placement warrants will not have any right to any liquidating distributions with respect to the shares underlying such private placement warrants in the event we fail to consummate a business combination, in which event the private placement warrants will expire worthless.

Prior to this offering, there has been no public market for our units, common stock or warrants. We will apply to have the units listed on the American Stock Exchange, or the AMEX, under the symbol “     .U” on or promptly after the date of this prospectus. Once the common stock and warrants comprising the units begin separate trading, the units will continue to trade under the symbol “     .U” and the common stock and warrants will be listed on the AMEX under the symbols “     ” and “     .WS”, respectively.

Unless the underwriters inform us of an earlier date, the common stock and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus, subject to our filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the proceeds of this offering and issuing a press release announcing when such separate trading will begin.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 40.

	Per Unit	Total

Public Offering Price	$10.00	$100,000,000
Underwriting Discounts and Commissions(1)	$0.70	$7,000,000
Proceeds, Before Expenses, to Us	$9.30	$93,000,000

(1)	Includes deferred underwriting discounts and commissions in the amount of $3,500,000, or $0.35 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those stockholders who exercised their redemption rights as described in this prospectus.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option to purchase a maximum of 1,500,000 additional units to cover over-allotments, if any, exercisable at any time until 30 days after the date of this prospectus.

Of the proceeds we receive from this offering and the private placement to be made immediately prior to the closing date of this offering to our sponsor, $98,500,000 ($9.85 per unit sold in this offering) or $112,975,000 (approximately $9.82 per unit sold in this offering) in the event the over-allotment option is exercised in full, will be deposited into a trust account at Morgan Stanley & Co. Incorporated maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes deferred underwriting discounts and commissions in the amount of $0.35 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those stockholders who exercised their redemption rights as described in this prospectus.

Delivery of the units will be made on or about          , 2008.

Wachovia Securities	Morgan Joseph
Sole Book-Running Manager

The date of this prospectus is          , 2008.

You should rely only on the information contained in this prospectus. Neither we nor any of the underwriters have authorized anyone to provide information different from that contained in this prospectus or with additional information. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of the units means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which or in any jurisdiction where the offer or solicitation is unlawful.

No action has or will be taken in any jurisdiction by us or by any underwriter that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. In this prospectus references to “dollars” and “$” are to United States dollars.

This prospectus has been prepared on the basis that all offers of the securities within the European Economic Area will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area, from the requirement to produce a prospectus for offers of the securities. Accordingly, any person making or intending to make any offer within the European Economic Area of the securities which are the subject of the offering contemplated in this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor any of the underwriters has authorized, nor do we or they authorize, the making of any offer of the securities in the European Economic Area through any financial intermediary, other than offers made by underwriters which constitute the final offering of the securities contemplated in this prospectus.

We obtained any statistical data, market data and other industry data and forecasts used in this prospectus from publicly available information. We have not independently verified the data and we do not make any representation as to the accuracy of the information.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus or the context otherwise requires:

•	references to “we,” “us,” “our,” “company” or “our company” are to Regian Acquisition Corp.;

•	references to the “extension” or the “extended period” are to the six month extension, if any, to the 24-month time period within which we must complete our initial business combination;

•	references to “initial business combination” and to “business combination” are to our initial acquisition of one or more businesses, or a portion of one or more businesses, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination in accordance with the requirements and procedures described in this prospectus;

•	references to our “existing stockholders” are to our sponsor and our founders (as those terms are defined below), and to Frederick W. Gluck, Per-Erik Mohlin and John A. Werwaiss, our independent directors; such parties collectively own, directly or indirectly, all of the insider units as of the date of this prospectus;

•	references to “insider units” are to the 2,875,000 units, each consisting of one share of our common stock (an “insider share”) and one warrant (an “insider warrant”), owned by our existing stockholders, up to 375,000 of which insider units are subject to forfeiture by our existing stockholders on a pro rata basis if the underwriters’ over-allotment option is not exercised in full;

•	references to our “sponsor” are to Regian Holdings, LLC, a Delaware limited liability company, the managing members and indirect owners of which are Staffan E. Encrantz, Michael J. McGovern and John P. McNicholas, our President and Chief Operating Officer, our co-Chief Executive Officer and Secretary, and our co-Chief Executive Officer and Treasurer, respectively; a limited liability company whose sole managing member and owner is Staffan E. Encrantz, and another limited liability company whose sole managing members and owners are Michael J. McGovern and John P. McNicholas own all of the limited liability company interests of Regian Holdings, LLC;

•	references to our “founders” are to Staffan E. Encrantz, Michael J. McGovern and John P. McNicholas;

•	references to our “co-Chief Executive Officers” are to Michael J. McGovern and John P. McNicholas;

•	references to “private placement” are to the sale of 2,850,000 warrants, which we refer to as the “private placement warrants,” to our sponsor at a price of $1.00 per warrant, for an aggregate purchase price of $2,850,000, in a private placement that will occur immediately prior to the consummation of this offering;

•	references to “public stockholders” are to the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including each existing stockholder to the extent such stockholder acquires such shares in this offering or afterwards (and solely with respect to such shares), in each case whether such shares of common stock are held as part of units or as separate shares of common stock;

•	references to a “target business” are to one or more businesses, portions of businesses or assets which, after completion of this offering, we target for a potential business combination; and

•	unless otherwise stated in this prospectus, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a newly-organized blank check company formed for the purpose of acquiring one or more businesses, or a portion of one or more businesses, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination. To date, our efforts have been limited to organizational activities and activities related to this offering. Our efforts in identifying a prospective target business will not be limited to a particular geographic area, type of business or industry; however, we plan to focus our search in North America and Europe.

We do not have any specific initial business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period immediately prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Management Experience

We will seek to capitalize on the skills and experience of our management team and our board of directors. In particular, members of our management team and board of directors have built and maintain extensive relationship networks and have significant managerial, transactional, capital raising and investing experience. We believe the experience of our management and directors in identifying, structuring, negotiating and financing acquisitions and managing companies in both North America and Europe will be instrumental to our success. Our management team consists of:

Staffan E. Encrantz.  Mr. Encrantz is our President and Chief Operating Officer and a director and has been active as a senior manager for over 25 years. He has been involved in the management and operations of companies in a number of industries, both as an operational manager and as a board member, covering various stages of operations. From 1988 to 2007, Mr. Encrantz served as Executive Chairman of CII Carbon, L.L.C., or CII, a producer of calcined petroleum coke for the aluminum and titanium dioxide industries. While serving as an executive of a subsidiary of ASEA Brown Boveri Group, or ABB, Mr. Encrantz managed the original acquisition of CII’s business from Kaiser Aluminum & Chemical Corp. in 1988. After leaving ABB, he managed the subsequent buyout in 1992 of CII’s partner, ABB Trading (US) Inc. Mr. Encrantz served as CII’s Executive Chairman from 1988 until its sale for approximately $595 million in July 2007 to Rain Calcining Ltd. Mr. Encrantz was also the Chairman of Yamas Controls Group Inc., or YCG, a company that supplies, installs and services computerized systems for controlling heating, ventilation and air conditioning, or HVAC, fire, safety, lighting and access control in public and private facilities, from 1997 until the sale of the major part of YCG’s business in 2007 to TAC Americas, Inc., a subsidiary of Schneider Electric S.A. of France.

Mr. Encrantz currently is a member of the board of directors of Koncentra Marine & Power AB, or KMP, a private Swedish company and the parent company of Daros Piston Rings group of companies, or DPR. In 1999, Mr. Encrantz helped arrange the buyout of DPR, a manufacturer of large piston rings for two stroke engines, which are primarily used in marine and power generation applications, from the Expanda AB Group of Sweden. KMP has manufacturing subsidiaries in Sweden, China and Germany and a sales subsidiary in the United Kingdom. Mr. Encrantz served as Chairman of KMP from the buyout in 1999 until 2005. Mr. Encrantz, through his role as Chairman of the Board of Alestra Ltd, London, UK and its subsidiary Koncentra Holding AB, Stockholm, Sweden, both of which are primarily involved in making investments in other companies, is involved with the operations of Aiab Asklund Energy AB, a privately owned Swedish manufacturer of back-up power generation equipment and systems. Mr. Encrantz also serves as an officer and/or director of a number of additional companies engaged in a broad range of businesses.

Michael J. McGovern.  Mr. McGovern, our co-Chief Executive Officer and a director, has over 20 years experience in commercial and investment banking, arranging and investing in debt and equity financings for both private and public companies. He has originated, structured and executed transactions for companies in a range of industries, including chemicals, mining and metals, paper and forest products, power and utilities, oil and gas, financial services, healthcare and consumer products.

From July 2005 until March 2008, Mr. McGovern was a Managing Director with HSBC Securities (USA) Inc., where he served as Head of Leveraged and Acquisition Finance, Americas and Head of Loan Syndications, Americas. From June 1986 through March 2004, Mr. McGovern held various positions with Chase Manhattan Bank and, subsequently, with J.P. Morgan Securities Inc., or J.P. Morgan, where he served as Managing Director, Syndicated and Leveraged Finance, from November 2002 until March 2004. From March 2002 to November 2002, he served as Head of Corporate Finance for Consumer and Healthcare Investment Banking at J.P. Morgan. At the time of the merger of The Chase Manhattan Corporation and J.P. Morgan & Co. Inc. in 2000, he was named Head of Origination for the Global Syndicated Finance Group at J.P. Morgan, a post he held from December 2000 to March 2002.

John P. McNicholas.  Mr. McNicholas, our co-Chief Executive Officer and a director, has approximately 20 years of experience in private equity, mergers and acquisitions and financial restructuring. Mr. McNicholas has played a role in identifying acquisition and divestiture targets, conducting or reviewing due diligence, negotiating and consummating transactions and monitoring portfolio company investments. His origination, structuring and negotiation experience is across a range of industries, including general industrials, consumer products, healthcare, telecommunications, transportation, automotive, metals and mining.

From July 2004 to March 2007, Mr. McNicholas was a Managing Director with J.P. Morgan, where he was responsible for advising J.P. Morgan’s North American middle market and small capitalization clients with respect to mergers and acquisitions. While at J.P. Morgan, Mr. McNicholas was a member of J.P. Morgan’s Fairness Opinion and Valuation Committee. From November 1990 to July 2004, Mr. McNicholas held various positions at The Blackstone Group L.P., including serving as a Managing Director in Blackstone’s Mergers & Acquisitions Group. During his over 13 years at Blackstone, Mr. McNicholas’ experience included numerous mergers and acquisitions, private equity and restructuring transactions. From 1995 to 1998, Mr. McNicholas was responsible for Blackstone’s affiliate relationship with The Nikko Securities Co., Ltd., a Japanese investment bank that had a limited partnership investment in Blackstone. From July 1992 to April 1994 and April 1994 to May 1995, Mr. McNicholas served as the Deputy Chairman and the Vice Chairman, respectively, of Collins & Aikman Corporation, a Blackstone Capital Partners portfolio company. Collins & Aikman completed a debt and equity recapitalization in July 1994 that included the sale of approximately $235 million of common stock in an initial public offering and a concurrent private placement and the refinancing of approximately $1.0 billion of debt obligations and preferred stock. From August 1989 to November 1990, Mr. McNicholas was an Associate in the Merchant Banking Group at Merrill Lynch, Pierce, Fenner & Smith Incorporated.

In addition, we intend to leverage the experience and relationships of our outside directors, which currently include Frederick W. Gluck, Per-Erik Mohlin and John A. Werwaiss. We believe that our sourcing of acquisition opportunities will benefit from Mr. Gluck’s experience and operational knowledge from his 28 years at McKinsey & Company Inc., an international management consulting firm, and his past and current affiliations with Amgen Inc., a human therapeutics company in the biotechnology industry, Bechtel Group Inc., an engineering, construction and project management company, and HCA, Inc., a hospital management and healthcare services company, and Mr. Mohlin’s international contacts and experience as a manager or board member at several European companies, as well as the contacts and relationships of Mr. Werwaiss.

Our Competitive Strengths

We believe that we possess several competitive advantages to source, evaluate and execute a business combination. We believe that the background and experience of our management team and directors will provide us access to a range of business combination opportunities and position us to improve upon the operational and financial performance of a target business. Specifically, we believe that the following attributes will enhance our ability to successfully implement our strategy:

•	Our Team’s Knowledge and Experience. Our management team and directors have experience operating, investing in, financing, and advising public and private companies across a broad range of industries in North America and Europe. We believe the diversity of their business experience provides us with skills that will contribute to the execution of our strategy. In addition, we believe that the experience of our management team and directors will be instrumental in sourcing acquisition opportunities and identifying, evaluating and analyzing acquisition candidates, as well as in maintaining relationships and attracting and retaining experienced professionals and management teams of target companies.

•	Strong, Established Relationships. Our management team and directors have developed and maintained a network of professional contacts which we intend to utilize to identify attractive acquisition opportunities. These relationships include, among others, industry entrepreneurs, executives and board members at public and private companies, private equity and venture capital firms, business brokers, investment bankers, consultants, commercial bankers, attorneys and accountants both in the U.S. and abroad. We believe that the depth of these relationships will help us identify attractive business combination targets. Our officers and directors may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions.

•	Substantial Investing, Acquisition and Operating Expertise. We intend to leverage the operational, advisory and financial experience of our management team and board of directors to identify acquisition candidates. Our management team, led by Messrs. Encrantz, McGovern and McNicholas, as well as our board of directors, has experience as managers of, advisors to and board members of companies in North America and Europe across many sectors, including general industrials, consumer products, healthcare, telecommunications, transportation, automotive and metals and mining. We believe that our management’s experience will help us to provide support to a target company in different ways, which may include offering ideas intended to increase revenue, offering advice to improve margins and operate more efficiently, offering ideas on how to package and deliver enhanced product offerings to customers, and providing access to external resources and relationships that can be helpful to a target company.

•	U.S., European and Asian Experience. We have management and board members that have worked with U.S., European and Asian companies. For example, Mr. Encrantz, although currently a resident of the United States, serves as a director of several European companies and one of our directors, Mr. Mohlin, currently resides in Sweden and was previously an executive at Volvo AB and ASEA AB, which are both Swedish companies, and is currently a board member of several European companies. Additionally, during his career at McKinsey & Company Inc., Mr. Gluck, one of our directors, served as a consultant to U.S., European and Asian companies. In addition, Messrs. McGovern, McNicholas and Werwaiss currently reside in the U.S. We believe that having directors and officers with experience in the U.S., Europe and Asia further expands and strengthens our visibility and relationship network and should help to provide us access to acquisition opportunities.

Our Investment Strategy

We have identified the following attributes that we believe are important when evaluating prospective target businesses. We intend to consider these attributes as criteria and guidelines in evaluating acquisition opportunities, although we may decide to pursue a business combination with a target business that does not meet any, or all, of these criteria and guidelines.

•	Potential for Growth and Strong Cash Flow. We intend to seek a business combination with companies that we believe have the potential for generating substantial growth and strong cash flow post-business combination. We believe we are well-positioned to evaluate a target business’ growth prospects and financial opportunities and implement strategic and operational initiatives that are designed to improve operating results. We may also seek to identify businesses that demonstrate potential for future growth through initiatives such as future acquisitions, repositioning the company, increasing investment in new products, services or distribution channels or operational restructuring. We may also pursue companies undergoing an operational turnaround that we believe have a strong potential for future growth. We do not intend to acquire start-up companies as part of our initial business combination.

•	Strong Competitive Position in Industry. We intend to seek a business-combination with businesses that have developed strong positions within their respective markets or are well positioned to take advantage of growth opportunities. We intend to seek out businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position. We expect to analyze the strengths and weaknesses of target businesses relative to their competitors in their industry.

•	Strong Management Team. We believe that the strength of a company’s management team is a key ingredient in determining the prospects for a company’s success. We intend to seek a business combination with businesses that have experienced management teams with a proven track record for delivering growth through, for example, strategic business management and effective team building.

•	Companies with Fundamentally Strong Businesses That Have Been Mismanaged or Undermanaged. We may seek a business combination with an established company that has an attractive history of past financial performance and a fundamentally strong business but that we believe has more recently been mismanaged or undermanaged. For example, we may focus on target businesses that have a leading or niche market position or that demonstrate advantages when compared to their competitors, but that we believe have not taken full advantage of this position. We may seek a business combination with a business that operates within an industry that has strong fundamentals, looking at factors such as growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.

Effecting a Business Combination

Our business combination must be with one or more businesses, or a portion of one or more businesses, whose aggregate fair market value is equal to at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination. If we acquire less than 100% of the outstanding voting securities of a target business, we will not acquire less than a controlling interest, by which we mean more than 50% of the aggregate voting power of the outstanding voting securities of the target business, and a majority of the members of any governing body of the target company immediately after the acquisition must be our designees or approved by us. If we acquire only a controlling interest in a target business or businesses in our initial business combination, the portion of such business or businesses that we acquire must have a fair market value, individually or collectively, equal to at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

While we do not intend to pursue an initial business combination with any company that is affiliated with our sponsor, officers or directors or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we will be required to obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, and is reasonably acceptable to the representative of the underwriters, that such initial business combination is fair to our stockholders from a financial point of view.

In the event we ultimately determine to simultaneously acquire two or more businesses or portions of businesses, we will need for each of the sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement. In order to do so, we may seek to raise additional funds through borrowings or an offering of debt or equity securities, and we may effect an initial business combination using the proceeds of any such borrowings or offerings rather than, or in addition to, using the amounts held in the trust account. Subject to compliance with applicable securities laws and the provisions of our charter, we would only consummate any such financing simultaneously with the consummation of our business combination. We may also seek to finance our initial business combination, in whole or in part, by the issuance of debt or equity securities to the seller. In the case of an initial business combination that is financed, in whole or in part, with the proceeds from borrowings or the issuance of debt or equity securities, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the anticipated terms (to the extent known) of the financing and, if required by law, regulation or a rule of the AMEX, we would seek stockholder approval of such financing. In the absence of a requirement of law, regulation or a rule of the AMEX, we would not seek separate stockholder approval of such financing. There are no prohibitions on our ability to raise funds through the issuance of debt or equity securities or other borrowings that would allow us to acquire a company with a fair market value in an amount greater than 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or through the incurrence of borrowings.

We have 24 months from the date of this prospectus to consummate a business combination. If we are unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination within such 24-month period, we may seek stockholder approval to extend the period of time to consummate a business combination by an additional 6 months. In order to extend the period of time to 30 months, (i) a majority of the shares of common stock included in the units sold in this offering voted by the public stockholders must vote in favor of the extension, (ii) public stockholders owning no more than one share less than 40% of the shares of common stock included in the units sold in this offering both vote against the extension and exercise their redemption rights as described in this prospectus and (iii) holders of a majority of our common stock outstanding must approve an amendment to our amended and restated certificate of incorporation extending our corporate life to 30 months from the date of this prospectus, each as described in this prospectus. If we fail to consummate a business combination within such period of 24 months (or 30 months if stockholders approve an extension), we will dissolve and liquidate.

Potential Conflicts of Interest

Our directors and officers may have legal obligations to present business acquisition opportunities to other entities with which they are affiliated. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the conflicts mentioned herein will be resolved in our favor.

Each of our directors and officers has a fiduciary obligation to any company where they now serve as an officer or director, and will have a fiduciary obligation to any company where they serve as a director or officer in the future. Due to these affiliations, our officers and directors may have fiduciary obligations to present potential business combination opportunities to those other entities prior to presenting them to us. In addition, the discretion of our officers and directors, some of whom are officers and/or directors of other companies, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Investors should be aware of the following additional potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating their time among their various business activities. These activities could further limit their ability to devote time to our affairs and could affect our ability to consummate a business combination.

•	Certain of our officers and directors currently are affiliated with other entities that are engaged, and all of our officers and directors may in the future become affiliated with other entities that are engaged, in business activities similar to those intended to be conducted by us, and, accordingly, may have conflicts of interest in determining to which entity a particular business combination opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they are involved or become involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

•	We have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us in any transaction to which we are a party or have an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may compete with us.

•	Since Regian Holdings, LLC, our sponsor (which is indirectly owned by our officers), and our directors own all of the insider units and our sponsor will own the private placement warrants that will be released from escrow only if a business combination is successfully completed and will be worthless if a business combination is not consummated, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their securities from escrow.

•	Approximately $2,875,000 invested by our officers and directors in our securities will be lost if we do not consummate a business combination. This amount is comprised of $2,850,000 that will be paid by Regian Holdings LLC, which is indirectly owned by our officers, to acquire the private placement warrants and an additional $25,000 paid by our officers and directors to acquire the insider units (which do not have liquidation rights). These amounts are in addition to the joint and several agreements by our sponsor and our co-Chief Executive Officers to pay the fees and expenses for our dissolution and liquidation in the event we do not have sufficient funds outside of the trust account to pay for such expenses (which expenses are not expected to exceed $50,000) and the joint and several agreements of our sponsor and the co-Chief Executive Officers to indemnify us and hold us harmless from and against any and all claims of any vendors, service providers, creditors, other persons or entities we engage or with whom we enter into contracts or agreements and target businesses to the extent necessary so that the amount in the trust account (including, without limitation, all proceeds from this offering and the sale of the private placement warrants deposited in the trust account and all interest earned on amounts in the trust account net of (a) any such interest used to pay taxes on such interest or franchise taxes or (b) any such interest (after taxes) that has been released to us (not to exceed $2,500,000 in the aggregate) to fund our working capital) available for distribution to our public stockholders in the event of our liquidation is not reduced. The foregoing indemnity shall not apply to (a) any claims by a third party who executed a waiver of any and all rights, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to such third party out of, the trust account and any monies or other assets in the trust account (even if such waiver is subsequently found to be invalid or unenforceable), or (b) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

•	It is possible that one or more of our officers or directors may continue to serve as our officers and/or directors following a business combination, or may enter into consulting, advisory or other agreements with us as part of a business combination, as a result of which they may be entitled to compensation. In addition, we may not have sufficient funds outside of the trust account to reimburse our officers and directors for all expenses they incur in seeking to identify and consummate a business combination, and they may seek to obtain reimbursement for those expenses in connection with the business combination. Accordingly, the financial interest of such individuals may influence their motivation when determining whether a particular business combination is in our stockholders’ best interest.

•	Upon consummation of the offering, our existing stockholders will own 20% of our units and common stock, which significant ownership interest may dissuade potential acquirers from seeking control of us after we complete our initial business combination and buying our common stock at a price that our stockholders may deem beneficial.

Right of First Review

In the course of their business activities for other companies, our officers and directors may become aware of business combination opportunities which may be appropriate for presentation to our company as well as to such other companies. Each of our officers and directors have agreed, subject to any pre-existing fiduciary duties he may have (i) to present to us any business combination opportunity of which he becomes aware with a business or businesses having an estimated fair market value, individually or collectively, in excess of $80,000,000 prior to presenting such opportunity to any other person or entity, and (ii) not to enter into any agreement with any other person or entity that may conflict with his obligations under such right of first review. The right of first review (which is contained in the respective insider letters signed by each of our officers and directors in connection with this offering) shall be effective from the date of this prospectus and shall terminate upon the earliest of (a) the consummation of our initial business combination, (b) our liquidation, or (c) the time such person is no longer one of our officers or directors; provided that such person’s obligations under clause (i) of the preceding sentence shall survive any such termination pursuant to clause (a) or (c) of this sentence and remain in full force and effect with respect to any business combination opportunity of which such person became aware prior to such termination. However, several of our directors and officers are officers and directors of a number of other companies and, as a result, their pre-existing fiduciary duties to these companies may limit, perhaps substantially, the number of business opportunities they are required to present to us under these agreements and may prevent them from presenting us any such opportunities.

Pursuant to such right of first review, when any of our officers or directors becomes aware of a business combination opportunity that they are required to present to us pursuant to such right of first review, such director or officer, as the case may be, is required to notify us within five business days of becoming aware of such business combination opportunity and such director or officer, as the case may be, will not be permitted to present such business combination opportunity to any other person or entity or otherwise pursue such business combination opportunity unless a majority of our disinterested, independent directors elect not to pursue such business combination opportunity. We have asked each of our officers and directors to agree to such right of first review in order to (i) provide greater certainty to the process by which we manage any such potential conflicts of interest and (ii) provide our officers and directors with guidelines to permit each of them to fully and properly discharge their respective duties to each of us and the other companies with which they are or may become affiliated.

We were incorporated in the state of Delaware in February 2008. Our executive offices are located at 191 Post Road West, Westport, CT 06880, and our telephone number at that location is (203) 221-2713.

The Offering

Securities offered	10,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. Unless the underwriters inform us of an earlier date, the common stock and warrants comprising the units will begin trading separately on the 90th day following the date of this prospectus, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the proceeds of this offering and the private placement. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.” For more information, see “Description of Securities — Units.”

Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed or we are liquidated.

	Number Outstanding Before	Number to be Outstanding After
	this Offering and Private	this Offering and Private
	Placement(1)	Placement(2)

Number of securities outstanding:
Units	2,875,000	12,500,000
Common stock	2,875,000	12,500,000
Warrants	2,875,000	15,350,000

(1)	This number includes an aggregate of up to 375,000 insider units, insider shares and insider warrants subject to forfeiture by the existing stockholders on a pro rata basis if the underwriters’ over-allotment option is not exercised in full.

(2)	Assumes that the underwriters’ over-allotment option has not been exercised and 375,000 insider units, insider shares and insider warrants have been forfeited by the existing stockholders on a pro rata basis.

Exercisability	Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.

Exercise price	$7.50, subject to adjustment as described herein.

Exercise period	The warrants included in the units offered hereby will become exercisable on the later of:

• the completion of our initial business combination, and

• [ ], 2009 [one year from the date of this prospectus].

However, the warrants will be exercisable only if we have an effective registration statement and current prospectus covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 pm, New York City time, on [ ], 2013 [five years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (excluding any insider warrants and the private placement warrants held by our existing stockholders or their permitted assigns (as defined below)) without the consent of the representative of the underwriters or any third party at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon not less than 30 days prior written notice of redemption; and

• if, and only if, the last reported sales price of our common stock on the American Stock Exchange, or AMEX, or other national securities exchange on which the common stock may be traded equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial warrant exercise price and to provide a differential between the then-prevailing common stock price and the warrant exercise price that is intended to help mitigate any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed or not fall below either $14.25, or the warrant exercise price of $7.50, after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price per share of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The warrants included in the units sold in this offering may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on that basis. Our sponsor may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and shares due to the redemption.

None of the insider warrants or the private placement warrants are redeemable while held by our existing stockholders or their permitted assigns.

Insider units	As of February 7, 2008, our sponsor purchased an aggregate of 2,875,000 units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.009 per unit, in a private placement. On June 2, 2008, our sponsor sold to our outside directors an aggregate of 86,250 such units at the same price per unit paid by our sponsor. Each insider unit consists of one insider share and one insider warrant. The insider units are identical to the units sold in this offering, except that:

• the insider units, insider shares and insider warrants (including the shares of common stock issuable upon exercise of such warrants) are subject to the transfer restrictions described below under “— Transfer restrictions” and, subject to limited exceptions, will be held in escrow as described below under “— Escrow of existing stockholders’ units and private placement warrants” until the date on which those transfer restrictions expire or are waived;

• our existing stockholders have agreed to vote their insider shares in the same manner as a majority of the shares of our common stock included in the units sold in this offering voted by our public stockholders in connection with the vote required to approve the extended period and/or our initial business combination and, as a result, will not be able to exercise redemption rights with respect to their insider shares;

• each of our existing stockholders has agreed to waive its rights to participate in any liquidation distribution with respect to its insider shares if we fail to consummate our initial business combination and will have no redemption rights with respect to their insider shares;

• the insider warrants will become exercisable upon the later of (i) the date that is one year after the date of this prospectus and (ii) the consummation of our initial business combination, in each case if, and only if, the last reported sale price of our common stock on the AMEX or other national security exchange on which the common stock may be traded equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30 trading day period following the consummation of a business combination (but only if we have an effective registration statement and a current prospectus covering the shares of common stock issuable upon exercise of the insider warrants);

• the insider warrants will not be redeemable by us so long as they are held by any existing stockholder or their permitted assigns; and

• at such time as the insider warrants become exercisable, the insider warrants may be exercised on a cashless basis if held by any existing stockholders or their permitted assigns (for information about how we compute the number of warrants to be surrendered to pay the exercise price in the case of any such cashless exercise, see “Description of Securities — Warrants — Insider Warrants and Private Placement Warrants”).

In addition, the holders of the insider units, the insider shares, the insider warrants and the shares of common stock issuable upon exercise of the insider warrants will be entitled to certain registration rights.

If any of our officers or directors or our existing stockholders acquire units or warrants sold in this offering for their own account or in the open market, any such warrants or the warrants included in those units will be redeemable on the terms and subject to the conditions described above. If the warrants sold in this offering are redeemed and the price of our common stock rises following such redemption, the holders of the insider warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the insider warrants non-redeemable while held by our existing stockholders and their permitted assigns in order to provide our existing stockholders a potentially longer exercise period for those warrants because they will bear a higher risk than that of public warrant holders due to the fact that the insider warrants are subject to transfer restrictions. If the price of our common stock declines in periods subsequent to a warrant redemption and our existing stockholders continue to hold the insider warrants, the value of those insider warrants may also decline.

Escrow of existing stockholders’ units and private placement warrants	Prior to the consummation of the offering, our existing stockholders will place the insider units they owned prior to this offering and will place the private placement warrants purchased in the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Any shares of common stock issued upon exercise of the warrants held in escrow will also be placed in escrow. Securities placed in escrow and any shares of common stock issued on exercise of warrants placed in escrow will not be released from escrow until the applicable lock-up periods described under “Underwriting” have expired, or are waived, except (i) to permit cancellation of up to an aggregate of 375,000 insider units if the underwriters’ over-allotment option is not exercised in full or (ii) if, beginning 30 days subsequent to the consummation of our initial business combination, we consummate a merger, capital stock exchange, stock purchase, asset acquisition or other similar transactions which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property (in which case a release from escrow would only be permitted to the extent necessary to participate in such exchange and the cash, securities or other property received upon such exchange would be placed into escrow). In addition, securities held in escrow may be transferred to permitted assigns (as defined below) but must remain in escrow until the expiration or waiver of the applicable lock-up period, subject to the foregoing exceptions.

Transfer restrictions	In addition to the restrictions described in “Escrow of existing stockholders’ units and private placement warrants” above, our sponsor, directors and officers have agreed that they will not, without the prior written consent of the representative of the underwriters, directly or indirectly, sell or otherwise transfer (i) any insider units, insider shares or insider warrants (including the common stock issuable upon exercise of the insider warrants) or any limited liability company interests in our sponsor from and including the date of this prospectus through and including the date that is 180 days after the consummation of our initial business combination, or (ii) any private placement warrants (including the shares of common stock issuable upon exercise of such warrants) from and including the date of this prospectus through and including the date that is 30 days after the consummation of our initial business combination, in each case subject to possible extension under the circumstances described below under

“Underwriting,” except for (a) transfers to permitted assigns (as defined below) who agree in writing to be bound by the escrow agreement and insider letter agreement executed by our sponsor or such director or officer, as the case may be, and so long as such securities remain in escrow pursuant to the escrow agreement or (b) if, beginning 30 days subsequent to the consummation of our initial business combination, we consummate a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange and the cash, securities or other property received upon such exchange would remain subject to such transfer restrictions). The terms “permitted assigns” and “permitted transferees” mean:

• immediate family members of the holder and trusts established by the holder for estate planning purposes and transferees of the holder by will or the laws of descent;

• if such holder is an entity, current and former officers, directors, members, and employees of the holder;

• affiliates of the holder provided beneficial ownership of such securities does not change;

• charitable organizations;

• our executive officers and directors; and

• transferees pursuant to a qualified domestic relations order.

Private placement	Our sponsor has agreed to purchase 2,850,000 private placement warrants immediately prior to the consummation of the offering at the price of $1.00 per warrant for a total purchase price of $2,850,000, all of which is to be financed from the sponsor’s funds and not from borrowed funds. The proceeds from the sale of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $2,850,000 purchase price of the private placement warrants will become an asset to be included as part of the liquidation amount payable to our public stockholders upon the liquidation of our trust account and the private placement warrants will expire worthless. See “Proposed Business — Effecting a business combination — Liquidation if no business combination” below.

The private placement warrants will be identical to those sold in this offering except that the private placement warrants: (i) are not subject to redemption by us if held by our existing stockholders or their permitted assigns, (ii) may be exercised on a “cashless” basis at any time after the private placement warrants become exercisable, if held by our existing stockholders or their permitted assigns (for information about how we compute the number of warrants to be surrendered to pay the exercise price in the case of any such cashless exercise, see “Description of Securities — Warrants — Insider Warrants and Private Placement Warrants”) and (iii) (including the shares of common stock issuable upon exercise of those warrants) will be subject to transfer restrictions as described above under “— Transfer restrictions” and, subject to limited exceptions, will be held in escrow as described above under “— Escrow of existing stockholders’ units and private placement warrants” until the date on which those transfer restrictions expire or are waived. In addition, the holders of the private placement warrants (including the shares of common stock issuable upon exercise of those warrants) will be entitled to certain registration rights.

If any of our officers or directors or our sponsor acquire units or warrants sold in this offering for their own account in this offering or in the open market, any such warrants or the warrants included in those units will be redeemable on the terms and subject to the conditions described above. If the warrants sold in this offering are redeemed and the price of our common stock rises following such redemption, the holder of the private placement warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the private placement warrants non-redeemable while held by our existing stockholders and their permitted assigns in order to provide our existing stockholders a potentially longer exercise period for those warrants because they will bear a higher risk than that of public warrant holders due to the fact that the private placement warrants are subject to transfer restrictions. If the price of our common stock declines in periods subsequent to a warrant redemption and our existing stockholders continue to hold the private placement warrants, the value of those private placement warrants may also decline.

No commissions, fees or other compensation will be payable in connection with the private placement.

Proposed AMEX symbols for our:

Units	‘‘ .U”

Common stock	“ “

Warrants	‘‘ .WS”

Offering and private placement proceeds to be held in trust	Of the proceeds we receive from this offering and the private placement to be made prior to the consummation of this offering to our sponsor, $98,500,000 ($9.85 per share of common stock sold in this offering), or $112,975,000 (approximately $9.82 per share of common stock sold in this offering) if the over-allotment option is exercised in full, will be deposited into the trust account at Morgan Stanley & Co. Incorporated, or Morgan Stanley, maintained by Continental Stock Transfer & Trust Company acting as trustee. Of this amount, up to $95,000,000 ($108,950,000 if the underwriters’ over-allotment option is exercised in full) may be used by us for the purpose of effecting a business combination and up to $0.35 per unit, or up to a total of $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full), will be payable to the underwriters if a business combination is consummated and then only with respect to those units as to which the component shares have not been redeemed by those stockholders who voted against the extension or the business combination and exercised their redemption rights.

We believe that the inclusion in the trust account of the underwriters’ deferred underwriting discounts and commissions and the proceeds of the private placement is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if a liquidation of our company occurs prior to our completing a business combination. The proceeds held in the trust account will not be released until the earlier of the completion of our business combination or our dissolution and liquidation except to make payments to public stockholders who exercise redemption rights in connection with an extension of the time period for us to consummate our initial business combination or in connection with our initial business combination and except that interest earned on funds in the trust account may be released as described in the next sentence. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, except that there may be released to us from the trust account interest earned on the funds in the trust account: (i) to pay any taxes on such interest and any franchise taxes and (ii) up to an aggregate of $2,500,000 of interest income (after taxes) for working capital purposes. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from $100,000 of the net proceeds of this offering not held in the trust account.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Anticipated expenses and funding sources	We believe that, upon consummation of this offering, the estimated $100,000 of net proceeds not held in the trust account, plus the up to $2,500,000 of interest earned (after taxes) on the trust account balance, as well as amounts necessary to pay any taxes on such interest and any franchise taxes, that may be released to us, will be sufficient to allow us to operate for the next 24 months (or 30 months if the extension is approved), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, which may include performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination. If we enter into a letter of intent where we pay for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

If we are unable to complete a business combination within 24 months from the date of this prospectus (or 30 months if the extension is approved) and are forced to liquidate, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor and our co-Chief Executive Officers have agreed, jointly and severally, to provide us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000 to $50,000) and not to seek repayment for such expenses. Our sponsor is a shell company formed solely for the purpose of holding insider units, insider shares, insider warrants and private placement warrants and will have little or no additional assets. However, based on information provided to us by our co-Chief Executive Officers, we believe that they will be capable of funding a shortfall in our trust account to satisfy their reasonably foreseeable obligations to fund the costs of our liquidation, although we cannot assure you that they will be able to do so.

Limited payments to insiders	There will be no fees, reimbursements, cash payments or compensation of any kind, including issuance of any securities of our company, made to our sponsor, officers, directors, existing stockholders or any of our or their affiliates prior to or in connection with the consummation of our initial business combination other than:

• repayment of an aggregate of $125,000 in non-interest bearing loans made by our sponsor to cover offering expenses;

• reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business combination; and

• payment to an affiliate of our sponsor of $10,000 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services commencing upon the closing date of this offering.

Our audit committee will review and approve all payments made to our sponsor, officers, directors, existing stockholders or our or their affiliates, other than the repayment of the loans and the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Stockholders must approve initial business combination	We will seek stockholder approval before we effect our business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. We will publicly announce the record date for determining stockholders entitled to vote at the meeting to approve our initial business combination at least 10 business days prior to such record date. In connection with the vote required for our initial business combination or to approve the extension period, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum.

We will proceed with a business combination only if:

• a majority of the shares of common stock included in the units sold in this offering voted by the public stockholders are voted in favor of the business combination,

• public stockholders owning not more than one share less than 40% of the shares of common stock included in the units sold in this offering vote against the business combination and exercise their redemption rights, as described below, on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve the extension, and

• a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock.

In connection with the stockholder vote required to approve any initial business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus, each existing stockholder has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock included in the units sold in this offering voted by the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination or extension, as the case may be. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of a business combination and any extension submitted to our stockholders for approval. Accordingly, our sponsor, directors and officers will not be able to exercise redemption rights with respect to any potential initial business combination or any extension.

We are not aware of any present intention on the part of our sponsor, officers or directors or their respective affiliates to make any purchases of our units or common stock in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed initial business combination or the extension, and (iv) their interest in the target business once the target business has been identified.

Although we are not aware of any present intention on the part of our sponsor, officers, directors or their affiliates to make such purchases, our sponsor, directors, officers and their affiliates are not prohibited from purchasing shares of our common stock in the open market or in privately negotiated transactions. We expect that any such purchases that take place in connection with the stockholder vote on an extension or business combination will be made through privately negotiated transactions. Any such privately negotiated transaction with a stockholder that took place after the record date for a stockholder vote on our initial business combination or an extension of the time period to effect our initial business combination is expected to include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock as of such record date, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our sponsor, director, officer or their affiliate, as the case may be. In the event our sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from stockholders who have already cast votes against the proposed business combination or the extension, as the case may be, and requested redemption of their shares, we expect that such selling stockholders would be required to revoke their prior votes against the proposed business combination or the extension, as the case may be, and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed business combination or the extension, as the case may be. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed business combination or the extension, as the case may be, would have the effect of reducing redemptions and increasing votes in favor of the proposed business combination or the extension, thereby making it more likely that a proposed business combination or the extension would be approved. If we purchase shares of our common stock in privately negotiated transactions as described above and, if any funds held in the trust account are released to us before or following a business combination, we may use those funds to purchase those shares.

We anticipate that we or our sponsor, officers, directors or affiliates would identify the stockholders with whom we or our sponsor, officers, directors or affiliates may pursue privately negotiated purchases by either the stockholders contacting us or them directly or by our receipt of proxy cards submitted by stockholders at the time of the vote regarding the initial business combination or the extension. To the extent that we or our sponsor, officers, directors or affiliates wish to enter into a private purchase, we or they may identify stockholders who have expressed their intention to vote, or who have already voted, against the initial business combination or the extension. Pursuant to the anticipated terms of such arrangements, we expect that any shares so purchased by us or our sponsor, officers, directors or affiliates would then be voted, or prior votes against would then be changed to votes, in favor of the initial business combination or the extension. The terms of such purchases would operate to facilitate the consummation of the proposed business combination or the extension by potentially reducing the number of shares voted against the business combination or the extension, as the case may be, and as to which redemption rights are exercised to less than 40% of the shares sold in this offering on a cumulative basis.

Any shares purchased from stockholders by us or our sponsor, officers, directors or affiliates in privately negotiated transactions would be purchased at a price to be negotiated between such stockholders on the one hand and us or our sponsor, officers, directors or affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholders’ position in our stock and the method and timing of payment from us or from our sponsor, officers, directors or affiliates for such shares. We are not aware of any present intention on the part of our sponsor, officers or directors or their affiliates to make and we have no present intention to make any such purchases; however, should we or they decide to do so, it is possible that the purchase price thereof would exceed the per share amount in the trust account.

We anticipate that any stock purchases by us or our sponsor, officers, directors or affiliates in connection with the vote relating to our initial business combination or an extension, as described above, will be consummated pursuant to privately negotiated arrangements rather than through open market purchases in order to avoid disruption in the marketplace due to the possible relative illiquidity of our stock and in order to avoid the potential characterization of such open market purchases as a tender offer by us or our sponsor, our officers, directors or affiliates.

Although we are not aware of any present intention on the part of our sponsor, officers, directors or their affiliates to make and we have no present intention to make open market purchases of our common stock subsequent to this offering and prior to consummation of our initial business combination, we or they may do so in the future both as an expression of confidence in the value of our common stock following the initial business combination or an extension and as a means of increasing the likelihood that an extension or initial business combination will be approved.

For purposes of determining whether a majority of the shares of common stock included in the units sold in this offering voted by the public stockholders are voted in favor of the business combination or an extension, non-votes will have no effect on the approval of a business combination or the extension once a quorum is obtained. We intend to give prior written notice of any meeting at which a vote shall be taken to approve a business combination or the extension not less than 10 days or more than 60 days prior to such meeting.

Conditions to consummating our initial business combination	Our initial business combination must occur with one or more target businesses, or a portion of such business or businesses, that have an aggregate fair market value of at least 80% of our assets in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination. However, we are not required to use any of the funds in the trust account that are available to us to pay the purchase price of any business combination. In addition, there is no limitation on our ability to issue debt or equity securities or incur borrowings in order to finance a business combination, and this could allow us to acquire a target business or businesses with a fair market value considerably greater than 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination. If we acquire less than 100% of the outstanding voting securities of a target business, we will not acquire less than a controlling interest, by which we mean more than 50% of the aggregate voting power of the outstanding voting securities of the target business and a majority of the members of any governing body of the target company immediately after the acquisition must be our designees or approved by us. In the case of an asset acquisition, immediately after such acquisition we must be the owner of greater than 50% of the aggregate voting power of the outstanding voting securities of the entity or entities that hold such assets and a majority of the members of any governing body of each such entity must be our designees or approved by us. We will not consider any transaction that does not meet such criteria.

Our ability to consummate an initial business combination with one or more target businesses that have an aggregate fair market value of at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions), will be more difficult because we will allow public stockholders owning up to one share less than 40% of the shares of common stock included in the units sold in this offering to exercise their redemption rights. In contrast, many recent blank check companies with similar business plans as ours allow public stockholders owning up to one share less than 30% of the shares sold in their initial public offering to vote against the business combination and exercise redemption rights.

The distinction between our 40% redemption limit and the typical 30% redemption limit of recent blank check companies with similar business plans as ours is that our higher redemption limit may (depending on how many shares are ultimately redeemed) result in decreased assets in our trust to either fund our initial business combination or to meet our obligations after a business combination. As a result, we may be required to use substantially all of the cash in the trust account to pay the purchase price of an initial business combination. In addition, we may be precluded from pursuing business combinations with certain entities since these entities may be concerned that if a significant number of stockholders exercise their redemption rights we will have less cash available to use in our operations following a business combination. If necessary, we will seek to obtain additional equity or debt financing to consummate a business combination that satisfies the 80% threshold required for a business combination and provide funds for our operations after a business combination. However, we have had no preliminary discussions and we have no plans, agreements or commitments or understandings with respect to any such financings.

We will not enter into our initial business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representative of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

We will consummate our initial business combination only if a quorum is constituted as described above and, as required by our amended and restated certificate of incorporation, (i) a majority of the shares of common stock included in the units sold in this offering voted by the public stockholders are voted in favor of our initial business combination, (ii) public stockholders owning not more than one share less than 40% of the shares of common stock included in the units sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve the extension and (iii) a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination is approved by a majority of our outstanding shares of common stock. We have set the redemption threshold at no more than one share less than 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to prevent us from completing a business combination that is otherwise approved by a large majority of our public stockholders. Accordingly, we believe the 40% threshold benefits those stockholders who ultimately vote to approve a business combination since it will make the requirement to approve a business combination less onerous while at the same time those stockholders who exercise redemption rights in connection with the business combination will still be paid the redemption price and will continue to have the right to exercise any warrants they own.

If necessary we will seek to obtain additional financing either to consummate our initial business combination and/or to fund our operations following a business combination, in which case we may issue additional securities or incur debt. Under the terms of our amended and restated certificate of incorporation, the provision relating to redemption of our common stock may not be amended prior to the consummation of an initial business combination without the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding shares of common stock. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions as obligations to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, we will not take any action to amend or waive these provisions. Even though the validity of such limitation under Delaware law has not been settled, neither we nor our sponsor nor our board of directors will propose any amendment to this 40% (minus one share) redemption limit, or support, endorse or recommend any proposal that stockholders amend this limit (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that public stockholders owning up to one share less than 40% of the shares of common stock included in the units sold in this offering may redeem their shares for cash by exercising their redemption rights with respect to the stockholder vote, if any, required to approve the extended period and the business combination, on a cumulative basis.

Possible extension of time to consummate a business combination to 30 months	Unlike some other blank check companies, if we were unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination within such 24 month period we may seek to extend the time period within which we must complete our business combination to 30 months from the date of this prospectus, by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension. We will publicly announce the record date for determining the stockholders entitled to vote at the meeting to approve a proposed extension at least 10 business days prior to such record date.

In order to extend the period of time to 30 months:

• a majority of the shares of common stock included in the units sold in this offering voted by the public stockholders are voted in favor of the extension,

• public stockholders owning no more than one share less than 40% of the shares of common stock included in the units sold in this offering both vote against the extension and exercise their redemption rights, and

• holders of a majority of our outstanding common stock must approve an amendment to our amended and restated certificate of incorporation extending our corporate life to 30 months from the date of this prospectus.

If these conditions are not satisfied, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate.

Any reference in this prospectus to the “approval” of any extended period or extension, and similar references, means that all of the foregoing conditions, including the condition set forth in the second bullet point above, have been satisfied.

If less than 40% of the shares of common stock sold in this offering vote against the extended period and exercise their redemption rights and the other conditions to the extension are satisfied, we will then have an additional six months in which to complete the initial business combination. As a result of an approval of the extension, we may be able to hold funds for non-redeeming stockholders in the trust account for up to 30 months.

In connection with the vote to approve the extended period, a stockholder’s election to redeem his shares of common stock will only be honored if the extended period is approved and the other conditions to the extension are satisfied. Stockholders who vote against the extended period and exercise their redemption rights will not be able to vote the redeemed shares on the initial business combination. Public stockholders who redeem their shares of common stock will still have the right to exercise the warrants that they received as part of the units.

In connection with the stockholder vote required to approve the extended period, each existing stockholder has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock included in the units sold in this offering voted by the public stockholders. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of the extended period submitted to our stockholders for approval. Accordingly, our sponsor, directors and officers will not be able to exercise redemption rights with respect to the extended period.

In the event the extended period is approved but at the end of such 30 month period we have not effected a business combination, we will dissolve as promptly as practicable and liquidate the trust account and any other assets.

For information regarding the quorum required for a vote of stockholders on such an extension and other relevant information, see “— Stockholders must approve initial business combination” above.

Redemption rights for stockholders voting to reject an extension or a business combination	Public stockholders voting against the extended period that is approved and the other conditions of which are met or a business combination that is approved and completed, as the case may be, will be entitled to redeem their common stock for a pro rata share of the trust account (initially $9.85 per share, or approximately $9.82 per share if the over-allotment option is exercised in full) plus a pro-rata portion of the interest accrued on the trust account but net of: (i) taxes on such interest and any franchise taxes and (ii) up to $2,500,000 of interest income (after taxes) released to us to fund our working capital, and, in the case of redemption in connection with a business combination, less any funds previously released to pay the redemption price to public stockholders who exercised redemption rights in connection with the stockholder vote, if any, required to approve an extension period. If the underwriters’ over-allotment option is exercised in whole or in part, the amount per share that our public stockholders will initially be entitled to receive upon redemption of their shares shall be determined by dividing the dollar amount initially placed in the trust account (including the dollar amount from the sale of the units sold upon exercise of the over-allotment option) by the total number of shares included in the units sold in this offering (including the units sold upon the exercise of the over-allotment option).

This redemption could have the effect of reducing the amount in the trust account by up to approximately $39,399,990, or approximately $45,171,990 if the over-allotment option is exercised in full, in each case based upon amounts initially deposited in the trust account.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) will be restricted from seeking redemption with respect to more than 10% of the shares of common stock included in the units sold in this offering, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. A determination as to whether a stockholder is acting in concert or as a “group” shall be made by our management in the good-faith exercise of their business judgment by reference to filings of such public stockholders and their affiliates under the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including Section 13 under the Exchange Act and SEC interpretive materials. Such a public stockholder would still be entitled to vote against the extended period or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve the extended period or a proposed business combination and attempting to use the redemption right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder or a “group” of public stockholders holding more than 10% of the shares sold in this offering could threaten to vote against the extended period or a proposed business combination and seek redemption, regardless of the merits of the transaction, if his or their shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him or them some of their shares). By limiting a stockholder’s ability to redeem only 10% of the shares sold in this offering, on a cumulative basis including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholder’s ability to vote all of their shares against the extended period or the business combination.

Voting against the extended period or business combination alone will not result in redemption of a stockholder’s shares of common stock for a pro rata share of the trust account. Such stockholder must also exercise its redemption rights described below. Our limit on redemption rights has been established at 40%, although many recent blank check companies have used a 30% limit. We have increased the limit to reduce the risk that a small group of stockholders holding a block of our stock will be able to prevent us from completing a business combination or extension that is otherwise approved by a majority of our public stockholders. Accordingly, we believe the 40% limit benefits those stockholders who ultimately vote to approve a business combination or extension since it will make it less difficult for us to obtain stockholder approval of a proposed business combination or extension while at the same time those stockholders who exercise redemption rights in connection with a business combination that is consummated or an extension that becomes effective will still be paid the redemption price and will continue to have the right to exercise any warrants they own.

Even if less than 40% of the public stockholders exercise their redemption rights on a cumulative basis, including any stockholders who exercised their redemption rights in connection with the stockholder vote, if any, required to approve the extended period, we may be unable to consummate a business combination if such redemption leaves us with less funds than are required to consummate a business combination. In such event, we would be forced to find additional financing to consummate such initial business combination, consummate a different initial business combination or dissolve and liquidate. There can be no assurance that we would be able to obtain any such additional financing or identify a different business combination, and this also may limit our ability to effectuate the most attractive initial business combination available to us.

Public stockholders will not be entitled to their pro rata share of the trust account (less taxes payable, amounts released to us, after taxes payable, to fund our working capital requirements and, if applicable, less any funds previously released to pay the redemption price to public stockholders who exercised redemption rights in connection with the stockholder vote, if any, required to approve an extension period) simply by voting against the extended period or the business combination; each stockholder must also affirmatively exercise its redemption rights in order to receive its pro rata share of the trust account. However, if public stockholders owning 40% or more of the shares of common stock sold in this offering vote against the business combination or the extension, as the case may be, and elect to redeem their shares of common stock, we will not proceed with such initial business combination or extension. Public stockholders that redeem their stock will continue to have the right to exercise any warrants they may hold.

An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the extended period or the business combination, as the case may be, and the extended period or the business combination is approved and, in the case of an extended period, the other conditions thereto are satisfied and in the case of a business combination, such business combination is completed. In addition, at our option, we may require that, prior to the vote on the business combination or extension, as the case may be, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to redeem the shares of our common stock held by such stockholder and confirming that such stockholder has held those shares since the record date for the stockholder meeting and will continue to hold them through the date of the stockholder meeting and, in the case of the vote on the initial business combination, the closing of our initial business combination. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time prior to the vote on the extended period or business combination or to deliver their shares to the transfer agent electronically prior to such vote using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for the extended period or any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement until the vote on the extended period or the business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, the delivery process is in the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (rather than holding physical certificates registered in the stockholder’s name), we believe that delivery can usually be accomplished by the stockholder in a relatively short time by contacting his broker and requesting delivery of his shares through the DWAC System. However, because we do not have any control over this process, it may take significantly longer than we anticipate for stockholders to exercise their redemption rights in time. In particular, delivery of physical stock certificates may take considerably longer than electronic delivery.

Traditionally, in order to perfect redemption rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate.

As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the extended period is approved or the business combination is consummated, as the case may be.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $40.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, in the event we require holders seeking to exercise redemption rights to tender their shares prior to the meeting and the conditions to the proposed extension are not satisfied or the proposed initial business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares), this may result in an increased cost to stockholders when compared to the traditional process if the tendering broker passes the cost on to the redeeming holder.

Any request for redemption, once made, may be withdrawn at any time prior to the vote at the meeting. Furthermore, if a stockholder delivered his shares for redemption and subsequently notifies us prior to the vote at the meeting that he has decided not to elect redemption, he may simply request that the transfer agent return the shares (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after the conditions to the extension are satisfied or the completion of a business combination.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus unless a proposal to approve the extended period is approved, in which case we will have 30 months from the date of this prospectus. If the extended period is not approved or any other condition thereto is not satisfied or the initial business combination is not approved or completed for any reason, then public stockholders voting against the extended period or our initial business combination, as applicable, who exercised their redemption rights would not be entitled to redeem their shares. In such case, if we have required public stockholders to deliver their shares prior to the meeting, we will promptly return such shares.

As noted above, none of our existing stockholders is entitled to redeem any of its shares of common stock acquired prior to this offering for a pro rata share of the trust account.

Because redeeming stockholders will receive their proportionate share of the deferred underwriting discounts and commissions upon any such extension or any consummation of our business combination, and because the underwriters will be paid the remaining amount of their deferred underwriting discounts and commissions at the time of the consummation of our business combination, we (and, therefore, the non-redeeming stockholders) will bear the financial effect of such payments to both the redeeming stockholders and the underwriters.

Dissolution and liquidation if no initial business combination	If we have not consummated a business combination by , 2010 [24 months from the date of this prospectus], or , 2011 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, our corporate existence will cease pursuant to our amended and restated certificate of incorporation except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter (and as expressly mandated by our amended and restated certificate of incorporation) adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law and promptly distribute only to our public stockholders on a pro rata basis the amount held in the trust account (plus interest earned on the trust account) but net of (i) taxes on such interest and any franchise taxes and (ii) up to $2,500,000 of interest income (after taxes) released to us to fund our working capital and dissolution and liquidation expenses, and a pro rata share of any remaining assets outside of the trust, but in each case only after payment of or provision for our then existing and estimated future liabilities. Because our amended and restated certificate of incorporation mandates the adoption of such a plan of distribution if we do not consummate a business combination by , 2010 [24 months from the date of this prospectus], or , 2011 [30 months from the date of this prospectus] in the event our stockholders approve an extension, it has the same effect as if our board of directors and stockholders had formally voted to approve our plan of dissolution pursuant to Section 275 of the Delaware General Corporation Law, and does not require us to seek stockholder approval of such plan of dissolution.

Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all claims in pending actions, suits or proceedings and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust account (after taxes and interest income we are entitled to withdraw) to our public stockholders. This requirement to provide for all such claims may reduce amounts available for distribution to our stockholders and could reduce the amount received by our stockholders to less than $9.85 per share (or approximately $9.82 per share if the underwriters’ over-allotment option is exercised in full). We cannot assure you that we will properly assess all claims that are pending or that may be potentially brought against us. If we underestimate claims that are pending or that may potentially be brought against us, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

While we will seek, prior to the consummation of our initial business combination, to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business), creditors, other persons or entities we engage or with whom we enter into contracts or agreements, target businesses and prospective target businesses execute agreements with us waiving any and all right, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to them out of, the trust account and any monies or other assets in the trust account, there is no guarantee that they will execute such agreements. In addition, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. In order to protect the amounts held in the trust account, our sponsor and our co-Chief Executive Officers have agreed, jointly and severally, to indemnify us and hold us harmless from and against any and all claims of any vendors, service providers, creditors, other persons or entities we engage or with whom we enter into contracts or agreements and target businesses to the extent necessary so that the amount in the trust account (including, without limitation, all proceeds from this offering and the sale of the private placement warrants deposited in the trust account and all interest earned on amounts in the trust account net of (a) any such interest used to pay taxes on such interest or franchise taxes or (b) any such interest (after taxes) that has been released to us (not to exceed $2,500,000 in the aggregate) to fund our working capital) available for distribution to our public stockholders in the event of our liquidation is not reduced. The foregoing indemnity shall not apply to (a) any claims by a third party who executed a waiver of any and all rights, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to such third party out of, the trust account and any monies or other assets in the trust account (even if such waiver is subsequently found to be invalid or unenforceable), or (b) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Despite these obligations, we cannot assure you that our sponsor or our co-Chief Executive Officers will be able to satisfy those indemnification obligations, if required to do so. In particular, our sponsor is a shell company formed solely for the purpose of holding insider units, insider shares, insider warrants and private placement warrants and will have little or no additional assets, and it is unlikely that our sponsor will have the funds necessary to satisfy those obligations. In addition, there could be claims from parties that would not be covered by the indemnity from our sponsor and our co-Chief Executive Officers, such as stockholders or other parties who may file a claim for damages against us. In the event the proceeds held in the trust account are reduced and our sponsor and/or our co-Chief Executive Officers assert that they are unable to satisfy these indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and/or our co-Chief Executive Officers to enforce the indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and/or co-Chief Executive Officers to enforce these indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance.

We anticipate the distribution of the funds in the trust account to our public stockholders, subject to our obligations under Delaware law to provide for claims of creditors, will occur within 10 business days from the date our corporate existence ceases.

Our sponsor, existing stockholders and our officers and directors have agreed to waive their rights to participate in any distribution with respect to all shares of common stock owned by them prior to this offering, including common stock issuable upon exercise of the insider warrants and the private placement warrants. In addition, if we liquidate, the underwriters will not be entitled to receive the deferred underwriting discounts and commissions deposited in the trust account for their benefit. We plan to pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor and our founders have agreed jointly and severally to advance us the funds necessary to complete such liquidation (currently anticipated to be between approximately $25,000 and $50,000) and have agreed not to seek repayment for such expenses.

However, if our existing stockholders or any of our officers or directors acquire shares of common stock in or after this offering they will be entitled to a pro rata share of the trust account (less certain amounts as described above) with respect to such shares upon our dissolution and liquidation in the event we do not consummate a business combination within the required time period.

Amended and restated certificate of incorporation	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended without the affirmative vote of at least 95% of our outstanding common stock prior to our consummation of a business combination, including our requirements to seek stockholder approval of the extended period or a business combination and to allow our stockholders to seek redemption of their shares if they do not approve of the extended period or a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, they are intended to protect our stockholders by requiring a supermajority vote in favor of such a change in order for it to become effective. We view these provisions as obligations to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to these provisions, except in connection with our submitting the extended period or a business combination to our stockholders for approval.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2010 [24 months from the date of this prospectus] or, if our stockholders have approved the extended period, until , 2011 [30 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). This provision may only be amended to extend our corporate existence until 30 months from the date of this prospectus upon approval of an extension period by our stockholders or to provide for our perpetual existence in connection with, and upon the consummation of, a business combination. In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to extend our corporate existence to 30 months after the date of this prospectus in connection with the extended period or to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of the shares of common stock outstanding. We will only consummate a business combination if stockholders vote both in favor of such initial business combination and our amendment to provide for our perpetual existence. Any vote to extend the period of time during which we must complete our initial business combination will be effective only if all of the conditions to the extension are satisfied, and any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved and consummated. We view this provision terminating our corporate existence on , 2010 [24 months from the date of this prospectus] or, if our stockholders have approved the extended period, on , 2011 [30 months from the date of this prospectus] as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision, except in connection with our submitting the extended period or a business combination to our stockholders for approval.

Audit committee to monitor compliance	Our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Right of first review	In the course of their business activities for other companies, our officers and directors may become aware of business combination opportunities which may be appropriate for presentation to our company as well as to such other companies. Each of our officers and directors has agreed, subject to any pre-existing fiduciary duties he may have (i) to present to us any business combination opportunity of which he becomes aware with a business or businesses having an estimated fair market value, individually or collectively, in excess of $80,000,000 prior to presenting such opportunity to any other person or entity, and (ii) not to enter into any agreement with any other person or entity that may conflict with his obligations under such right of first review. This right of first review (which is contained in the respective insider letters signed by each of our officers and directors in connection with this offering) shall be effective from the date of this prospectus and shall terminate upon the earliest of (a) the consummation of our initial business combination, (b) our liquidation, or (c) the time such person is no longer one of our officers or directors; provided that such person’s obligations under clause (i) of the preceding sentence shall survive any such termination pursuant to clause (a) or (c) of this sentence and remain in full force and effect with respect to any business combination opportunity of which such person became aware prior to such termination. However, several of our directors and officers are officers and directors of a number of other companies and, as a result, their pre-existing fiduciary duties to these companies may limit, perhaps substantially, the number of business opportunities they are required to present to us under these agreements and may prevent them from presenting us any such opportunities.

Pursuant to such right of first review, when any of our officers or directors becomes aware of a business combination opportunity that they are required to present to us pursuant to such right of first review, such director or officer, as the case may be, is required to notify us within five business days of becoming aware of such business combination opportunity and such director or officer, as the case may be, will not be permitted to present such business combination opportunity to any other person or entity or otherwise pursue such business combination opportunity unless a majority of our disinterested, independent directors elect not to pursue such business combination opportunity.

Determination of offering amount	In determining the size of this offering, we concluded, based upon the experience of our officers and market conditions, that an offering of this size together with the proceeds of the private placement would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the sum of the balance in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) at the time of our signing a definitive agreement for the initial business combination.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors”.

Summary Financial Data

The following table summarizes certain of our financial data and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	As of May 31, 2008
Balance Sheet Data:	Actual	As Adjusted(1)

Working capital (deficiency)	$(467)	$96,523,977
Total assets	162,370	98,623,977
Total liabilities	138,393	2,100,000
Value of common stock which may be redeemed for cash(2)	—	39,399,990
Stockholders’ equity	23,977	57,123,987

(1)	The “as adjusted” information gives effect to: (i) the sale of units in this offering and the sale of the private placement warrants and the payment of estimated expenses related to these transactions and (ii) the repayment of loans in the aggregate principal amount of approximately $125,000 made by our sponsor prior to the consummation of this offering. The “as adjusted” working capital is net of $3,500,000 being held in the trust account (or approximately $4,025,000 if the underwriters’ over-allotment option is exercised in full), representing deferred underwriting discounts and commissions.

(2)	If the extended period is approved and the other conditions thereto are satisfied or if the business combination is approved and consummated, public stockholders who voted against the extended period or the business combination, as applicable, and exercised their redemption rights for up to one share less than 40% of the aggregate number of shares of common stock sold in this offering (3,999,999 shares or 4,599,999 shares if the over-allotment option is exercised in full) on a cumulative basis would be entitled to receive $9.85 (or approximately $9.82 if the over-allotment option is exercised in full) per share, plus a pro rata portion of the interest accrued on the trust account but net of: (i) taxes on such interest and any franchise taxes and (ii) up to $2,500,000 of interest income (after taxes) released to us to fund our working capital. However, the ability of stockholders to receive $9.85 (or approximately $9.82 if the over-allotment option is exercised in full) per share is subject to any valid claims by our creditors or others not covered by amounts held in our trust account or the indemnity provided by our sponsor and our co-Chief Executive Officers.

The “as adjusted” working capital and total assets amounts include the $98,500,000 (which is adjusted for paid underwriting discounts and commissions of $3,500,000) held in the trust account for our benefit, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If we have not consummated a business combination by          , 2010 [24 months from the date of this prospectus] or, if our stockholders have approved the extended period, if any, by          , 2011 [30 months from the date of this prospectus], our corporate existence will cease and we will promptly distribute only to our public stockholders the amount in our trust account (including $3,500,000 representing the underwriters’ deferred underwriting discounts and commissions (less $0.35 per share for any shares redeemed by holders exercising their redemption rights in connection with any extension period), plus all accrued interest, net of taxes on such interest, franchise taxes and up to $2,500,000 (after taxes) disbursed for working capital purposes) and any remaining net assets outside of the trust, but only after payment of or provision for our then existing and estimated future liabilities as required by Delaware law. Our sponsor and our other existing stockholders have agreed to waive their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them immediately prior to this offering, including the insider shares and the shares of common stock underlying the insider warrants and the private placement warrants.

The working capital deficiency excludes $24,444 of costs related to this offering which were incurred prior to May 31, 2008. These deferred offering costs have been recorded as a long-term asset and are reclassified to stockholder’s equity in the “as adjusted” column.

We will not proceed with our initial business combination or any extension if public stockholders owning 40% or more of the shares sold in this offering vote against the extension or the initial business combination, as the case may be, and exercise their redemption rights (on a cumulative basis in the case of a business combination). Accordingly, we may effect our initial business combination only if public stockholders owning not more than one share less than 40% of the shares of common stock included in the units sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve the extension. If this occurred, we could be required to redeem for cash up to 3,999,999 shares of common stock (one share less than 40% of the aggregate number of shares of common stock sold in this offering), at an initial per share redemption price of $9.85 (or up to 4,599,999 shares at approximately $9.82 per share if the over-allotment option is exercised in full) plus a pro rata portion of the interest earned on the trust account (less taxes on such interest, franchise taxes and up to $2,500,000 of interest (after taxes) that we may withdraw to fund working capital).

Because redeeming stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the remainder of their deferred underwriting discounts and commissions at the time of the consummation of our business combination, we (and, therefore, the non-redeeming stockholders) will bear the financial effect of such payments to both the redeeming stockholders and the underwriters.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Relating To Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our units. Because we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more target businesses. We may be presented with acquisition opportunities in other industries involving businesses outside of management’s expertise and we may pursue such acquisition opportunities if our management considers them to be appropriate. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We have no present revenue and will not generate any revenues or income from operations until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering is more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the representative of the underwriters and us. Factors that were considered in making these determinations include:

•	prevailing market conditions;

•	the history of, and prospects for, companies whose principal business is the acquisition of other businesses;

•	prior public offerings by those companies;

•	our prospects for acquiring a business or portion thereof meeting the criteria described herein by the deadline described herein;

•	our capital structure; and

•	an assessment of our officers and their experience in identifying target businesses and structuring acquisitions on favorable terms.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate. Alternatively, we may have too great an amount in the trust account to identify a prospective target business having a fair market value of at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement.

We may not be able to consummate a business combination within the required time frame, in which case we will be forced to liquidate.

Pursuant to our amended and restated certificate of incorporation, we will continue in existence for 24 months from the date of this prospectus or, in the event our stockholders approve the extended period and the other conditions to such extension are met, then for 30 months from the date of this prospectus. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We view this provision of our amended and restated certificate of incorporation as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision, except in connection with our submitting the extended period or a business combination to our stockholders for approval. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time periods.

We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific initial business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contact with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering.

If we seek stockholder approval of the extended period or any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock redeemed for cash if the stockholder votes against the extended period or the business combination and the extended period or the business combination is approved and, in the case of the business combination, completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 10% of the shares of common stock included in the units sold in this offering, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. A determination as to whether a stockholder is acting in concert or as a “group” shall be made by our management in the good-faith exercise of their business judgment by reference to filings of such public stockholders and their affiliates under the Exchange Act and the rules and regulations promulgated under the Exchange Act, including Section 13 under the Exchange Act and SEC interpretive materials. Accordingly, if you purchase more than 10% of the shares sold in this offering and the extended period is approved or a proposed business combination is approved and consummated, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will not decline over time following an extension or business combination or that the market price of the common stock will exceed the per-share redemption price.

We cannot consummate our initial business combination unless we receive stockholder approval to amend our amended and restated certificate of incorporation to provide for our perpetual existence.

We will only consummate a business combination if stockholders vote both in favor of such business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Accordingly, if stockholders approve a proposed business combination but do not approve the proposal to provide for our perpetual existence, we will not be able to consummate such business combination.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they redeem their shares of common stock for cash upon either the approval of the extended period which they voted against (so long as all other conditions to such extended period are satisfied) or the completion by us of a business combination which they voted against. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive less than $9.85 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per share liquidation distribution may be less than $9.85 (approximately $9.82 if the over-allotment is exercised in full) because of the expenses of this offering, our general and administrative expenses, the anticipated costs of seeking a business combination and costs associated with our liquidation. While we are not permitted to withdraw proceeds from this offering or the sale of the private placement warrants that are placed in the trust account to pay the foregoing expenses (although we are permitted to withdraw up to $2,500,000 of interest income (after taxes) earned on the trust account to pay such expenses), it is possible that creditors, service providers, prospective target businesses or others may assert claims against funds in the trust account as described in the next risk factor. To the extent they are successful in asserting claims against amounts in the trust account, the amount we distribute to our public stockholders on liquidation will be reduced, perhaps significantly. Moreover, a liquidating distribution will be no more than $9.85 (approximately $9.82 if the over-allotment is exercised in full) per share (not including interest, if any, earned on the trust account, net of taxes payable on such interest, franchise taxes and up to $2,500,000 of interest (after taxes) we are permitted to withdraw to fund working capital and assuming the underwriters do not exercise their over-allotment option) because offering expenses, a specified amount of cash that we will use for working capital and a portion of the underwriting discounts and commissions will be deducted immediately from the gross proceeds of this offering and will not be placed in trust. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

Our placing of funds in the trust account may not protect those funds from third party claims against us.

Although we will seek to have all vendors, service providers, creditors, other persons or entities we engage or with whom we enter into contracts or agreements, target businesses and prospective target businesses execute agreements with us waiving any and all right, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to them out of, the trust account and any monies or other assets in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to satisfy their claims with the funds held in the trust account, or that a court would not conclude that such agreements are not legally enforceable. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less, perhaps significantly less, than the $9.85 per share initially held in the trust account, plus interest (net of taxes on such interest and franchise taxes, which taxes shall be paid from the trust account, and any other amounts released to us as described elsewhere in this prospectus), due to claims of such creditors. In order to protect the amounts held in the trust account, our sponsor and our co-Chief Executive Officers have agreed, jointly and severally, to indemnify us and hold us harmless from and against any and all claims of any vendors, service providers, creditors, other persons or entities we engage or with whom we enter into contracts or agreements and target businesses to the extent necessary so that the amount in the trust account (including, without limitation, all proceeds from this offering and the sale of the private placement warrants deposited in the trust account and all interest earned on amounts in the trust account net of (a) any such interest used to pay taxes on such interest or franchise taxes or (b) any such interest (after taxes) that has been released to us (not to exceed $2,500,000 in the aggregate) to fund our working capital) available for distribution to our public stockholders in the event of our liquidation is not reduced. The foregoing indemnity shall not apply to (a) any claims by a third party who executed a waiver of any and all rights, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to such third party out of, the trust account and any monies or other assets in the trust account (even if such waiver is subsequently found to be invalid or unenforceable), or (b) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. There could, however, be claims from parties that would not be covered by the indemnity from our sponsor and co-Chief Executive Officers, such as stockholders and other parties who may file a claim for damages against us. In addition, we cannot assure you that our sponsor and/or our co-Chief Executive Officers will be able to satisfy those indemnification obligations if required to do so. In that regard, our sponsor is a shell company formed solely for the purpose of holding insider units, insider shares, insider warrants and private placement warrants and will have little or no additional assets, and it is unlikely that our sponsor will have the funds necessary to satisfy those obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the amount distributed per common share in the event of our liquidation may be substantially less than the $9.85 per share (or approximately $9.82 per share if the over-allotment option is exercised in full) initially deposited in the trust account.

Our independent directors may decide not to enforce the indemnification obligations of our sponsor and co-Chief Executive Officers, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Our sponsor and our co-Chief Executive Officers have agreed, jointly and severally, to indemnify and hold us harmless from and against certain liabilities (subject to certain exceptions), as described in the preceding risk factor. This indemnity is intended to ensure that such claims do not reduce the amount in the trust account available for payment to the stockholders. In the event that the funds in the trust account available for payment to the stockholders are reduced and our sponsor and/or co-Chief Executive Officers assert that they are unable to satisfy these indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and/or our co-Chief Executive Officers to enforce these indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and/or co-Chief Executive Officers to enforce these indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor and/or co-Chief Executive Officers, the amount of funds in the trust account available for distribution to our public stockholders upon our liquidation may be reduced and the per share liquidation distribution may be less than the initial $9.85 per share (or approximately $9.82 per share if the over-allotment is exercised in full).

Because at least one of our directors and officers currently resides outside of the U.S. and, after the consummation of a business combination, substantially all of our assets may be located outside of the U.S., it may be difficult for investors to enforce their legal rights against such individual or us.

At least one of our directors, Mr. Per-Erik Mohlin, currently resides outside of the U.S. and, after the consummation of a business combination, substantially all of our assets may be located outside of the U.S. As a result, it may not be convenient or even possible for investors in the U.S. to enforce their legal rights, or to effect service of process upon us or our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities of our directors and officers under federal securities laws or other U.S. laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including restrictions on the nature of our investments and restrictions on the issuance of securities. In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in the trust account may be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.

Unlike some other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to 30 months. As a result, your funds may be held in the trust account for up to 30 months.

Unlike some other blank check companies, if we are unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek to extend the time period within which we must complete our business combination to 30 months, by calling a meeting of our stockholders for soliciting their approval for such extension. If the proposal for the extension to 30 months is approved by our stockholders and the other conditions to that extension are satisfied, we will have an additional 6 months within which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to 30 months, net of any amounts attributable to the exercise of redemption rights by stockholders in connection with the approval of the extended period, and thus delay the receipt by you of your funds from the trust account on redemption in connection with a proposed business combination or liquidation.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months, or 30 months if an extension is approved, before receiving liquidation distributions.

We have 24 months in which to complete a business combination, or 30 months if our stockholders approve an extension. Except to make payments to public stockholders who exercise redemption rights in connection with an extension of the time period for us to consummate our initial business combination, we have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have voted against the business combination and sought redemption of their shares. Except as noted above, only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds will be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the outstanding warrants (excluding any insider warrants and private placement warrants held by our existing stockholders or their permitted assigns) issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days prior written notice of redemption, and if and only if, the last reported sales price of our common stock on the American Stock Exchange, or AMEX, or other national securities exchange on which the common stock may be traded equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to them is available.

Redemption of the warrants could force the warrant holders: (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under or not subject to the securities registration laws of the state of residence of the holder of the warrants.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under or not subject to the securities registration laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide a preemption from securities registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our registration statement and prospectus relating to the common stock issuable upon exercise of the warrants are effective and current, respectively. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from and is subject to qualification in the jurisdictions in which the holders of the warrants reside.

Under Delaware law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by the affirmative vote of at least 95% of our outstanding common stock; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon the consummation of this offering and the private placement, $98,500,000, or $112,975,000 if the underwriters’ over-allotment option is exercised in full (comprising (i) $95,650,000 of the net proceeds of this offering, including $3,500,000 of deferred underwriting discounts and commissions (or $110,125,000 if the underwriters’ over-allotment option is exercised in full, including $4,025,000 of deferred underwriting discounts and commissions) and (ii) $2,850,000 of the proceeds from the sale of the private placement warrants) shall be placed into the trust account;

•	if we have entered into a definitive agreement with respect to a business combination within 24 months of the date of this prospectus and we anticipate that we will not be able to consummate a business combination within such 24 months, we can seek stockholder approval to extend the period of time to consummate a business combination by an additional 6 months. In such case, we will present such proposal to our stockholders together with the ability to exercise their redemption rights at that time. We will have an additional 6 months to consummate a business combination only if, among other conditions, the extension is approved by a majority of the shares of common stock included in the units sold in this offering voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning not more than one share less than 40% of the shares included in the units sold in this offering vote against the extension and exercise their redemption rights;

•	if the extended period is approved and the other conditions to the extension are satisfied, public stockholders who exercised their redemption rights and voted against the extended period may redeem their shares for cash at the redemption price on the date the extended period is approved (subject to the 10% limitation on redemption described herein);

•	prior to the consummation of a business combination, we shall submit the business combination to our stockholders for approval;

•	we may consummate a business combination if, among other conditions, such business combination is approved by a majority of the shares of common stock included in the units sold in this offering voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning not more than one share less than 40% of the shares included in the units sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve the extension;

•	if a proposed business combination is approved and consummated, public stockholders who voted against the business combination and exercised their redemption rights may redeem their shares for cash at the redemption price on the closing date of such business combination (subject to the 10% limitation on redemption described herein);

•	if a business combination is not consummated within 24 months of the date of this prospectus (or 30 months in the event an extension is approved), then our existence will terminate and we will distribute all amounts in the trust account (including accrued interest, net of taxes on such interest, franchise taxes and up to $2,500,000 of interest (after taxes) we are entitled to withdraw for working capital purposes), and any net assets remaining outside the trust account (except in each case for such amounts as are paid or reserved for payment to existing and future creditors or claimants in accordance with Delaware law) on a pro rata basis to all of our public stockholders;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, joint venture, reorganization or similar transaction prior to a business combination;

•	prior to a business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on the extended period or a business combination;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our sponsor, officers, directors, existing stockholders and our and their affiliates, other than repayment of a $125,000 loan made by our sponsor and the payment of an aggregate of $10,000 per month to an affiliate of our sponsor for office space and certain general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

•	we may not enter into any transaction with our sponsor, officers or directors or any of our or their affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

•	we may not enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representative of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

Our amended and restated certificate of incorporation requires that prior to the consummation of a business combination we obtain an affirmative vote cast at a meeting of stockholders of at least 95% of the outstanding common stock to amend these provisions. However, the validity of such provision under Delaware law has not been settled. A court could conclude that this 95% voting requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without such affirmative vote and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. As a result, neither we nor our sponsor nor our board of directors will, at any time prior to the consummation of a business combination (subject to any fiduciary obligations our management or board may have) propose any amendment to any of the foregoing provisions and will not support, endorse or recommend that stockholders approve an amendment to such provisions. We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date scheduled to vote thereupon. In addition, we believe we have an obligation in every case to structure our initial business combination so that up to one share less than 40% of the shares of common stock included in the units sold in this offering have the ability to be redeemed for cash by public stockholders exercising their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve the extension and the business combination will still go forward.

Unlike many other blank check offerings, we allow our public stockholders holding up to one share less than 40% of the shares sold in this offering to exercise their redemption rights if they vote against a proposed initial business combination presented to stockholders for their approval and such initial business combination is consummated. This higher limit will make it easier for us to consummate a business combination with which you may not agree.

When we seek stockholder approval of the extended period or a business combination, we will offer each public stockholder (but not each existing stockholder with respect to any shares it owned prior to the consummation of this offering) the right to have his, her or its shares of common stock redeemed for cash if the stockholder votes against the extended period or the business combination and the extended period or the business combination is approved and, in the case of an extension, the other conditions thereto are satisfied or, in the case of a business combination, such business combination is consummated. We will consummate the business combination only if, among other conditions, public stockholders owning no more than one share less than 40% of the shares sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination. Many other blank check companies have a redemption limit of 30%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger percentage of stockholders to exercise their redemption rights, it may be easier for us to consummate a business combination with a target business which you may believe is not suitable for us.

The ability of a larger percentage of our stockholders to exercise their redemption rights may not allow us to consummate the most desirable initial business combination or optimize our capital structure.

Unlike many other blank check offerings which have a 30% limit, we allow our public stockholders holding up to one share less than 40% of the shares sold in this offering to exercise their redemption rights. However, we still must acquire a business or assets with a fair market value equal to at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive initial business combination available to us.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by stockholders seeking redemption.

A stockholder requesting redemption of his, her or its shares of common stock for cash may do so at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed initial business combination. We may require public stockholders, whether they are record holders or hold their shares in “street name,” to tender their shares to our transfer agent at any time prior to the vote on the extended period or business combination or to deliver their shares to the transfer agent electronically prior to such vote using The Depository Trust Company’s DWAC System, at the holder’s option. A stockholder would have from the time we send out our proxy statement through the vote on the extended period or the business combination to tender (either electronically or through the delivery of physical stock certificates) his, her or its shares of common stock if he, she or it wishes to seek to exercise his, her or its redemption rights, a period which is expected to be not less than 10 days nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $40.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens and costs for stockholders, including complications with delivery or other defects in the tendering process.

Additionally, if a vote on our business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus (or 30 months in the event our stockholders approve the extended period). If the extended period is not approved or the business combination is not approved or completed for any reason, public stockholders voting against the extended period or our business combination, as applicable, who exercised their redemption rights would not be entitled to redeem their shares of common stock. In such case, if we have required public stockholders to tender their shares prior to the meeting, we will promptly return such shares to the tendering public stockholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent business combination.

Substantial resources could be expended in researching initial business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business combination.

We anticipate the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business and a majority of our stockholders approve the business combination, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as public stockholders holding 40% or more of the shares sold in this offering voting against the business combination and exercising their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve the extended period. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus (or 30 months in the event our stockholders approve the extended period with respect to a proposed business combination). If we have not completed a business combination by such date and amended this provision in connection therewith, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period from the date of the last notice of rejection given by the corporation before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution (unless such three-year period is extended by the Delaware Court of Chancery). However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the 24 or 30 month period, as the case may be, and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all claims in pending actions, suits or proceedings and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. We cannot assure you that we will properly assess all claims that are pending or may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per share liquidation amount to our stockholders being significantly less than $9.85 (approximately $9.82 if the over-allotment is exercised in full) per share.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders from us. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence if we do not consummate a business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or to have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months (or 30 months in the event our stockholders approve the extended period), we may not be able to complete an initial business combination. This risk is heightened by the relatively low interest rates currently prevailing.

We currently believe that, upon consummation of this offering, the $100,000 from the proceeds of this offering available to us outside of the trust account together with up to $2,500,000 of interest (after taxes) earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months (or 30 months in the event our stockholders approve the extended period) and to cover expenses incurred in connection with a business combination or to cover expenses in connection with our dissolution if we do not complete a business combination during that time. Based upon the experience of our officers and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, the amounts available from interest earned on the proceeds held in the trust account will be dependent on the length of time since our initial public offering and prevailing interest rates. The current relatively low interest rates on the types of investments in which the trust funds may be invested, and any decline in those rates, will increase the risk that interest earned on the trust account (after taxes) will not be sufficient to fund our cash needs.

We could use a portion of the $100,000 not held in the trust account, plus the $2,500,000 of net interest income, after taxes, to pay due diligence costs in connection with a potential initial business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we enter into such a letter of intent where we pay for the right to receive exclusivity from a target business and are subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently are required to pay such fee as a result of our breach of the merger agreement or if our costs are otherwise higher than expected, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholder or from third parties to continue operating. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient funds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

The current relatively low interest rates, or a decline in interest rates, could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations, to complete a business combination and to provide for our other working capital needs.

Of the net proceeds of this offering, $100,000 will be available to us initially outside the trust account to fund our working capital requirements. However, we are entitled to withdraw up to $2,500,000 of interest earned on the trust account (after taxes) to fund our working capital needs. Accordingly, we will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete a business combination, as well as to pay any tax obligations that we may owe. The funds held in trust will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Accordingly, the current relatively low levels of interest rates, or a further decline in interest rates, may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to obtain additional funds from our officers, directors or existing stockholders or another source or be forced to liquidate. Our officers, directors and existing stockholders are under no obligation to advance such funds in such circumstances.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

We believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate a business combination. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business combination.

Because we must furnish our stockholders with target business financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first prepared in accordance with or reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of the amount held in trust (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target business, see “Proposed Business — Effecting a Business Combination — We have not identified a target business.”

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based upon publicly available information, as of September 9, 2008, approximately 156 similarly structured “blank check” companies have completed initial public offerings in the United States since the start of 2004 and 64 others are still in registration. Of the “blank check” companies that have completed initial public offerings, 57 companies have consummated a business combination, while 23 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Twenty companies have failed to complete previously announced business combinations and have announced dissolution and return of trust proceeds to stockholders. Accordingly, the remaining 56 “blank check” companies that we estimate to have raised approximately $10.2 billion that is currently held in trust accounts, and potentially an additional 64 “blank check” companies that have filed registration statements to raise approximately $13.1 billion, will be seeking to enter into business combinations. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination which, in turn, will result in an increased demand for target businesses. Further, the fact that only 57 “blank check” companies have consummated a business combination, 23 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, and 20 companies have failed to complete a business combination, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly held “blank check” company. Because of this competition, we cannot assure you that we will be able to consummate an initial business combination within the required time period. If we are unable to find a suitable target operating business within the required time period, the terms of our amended and restated certificate of incorporation will require us to liquidate.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies. Many of these competitors possess greater technical, human and other resources, or more local knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Also, our obligation to redeem for cash shares of common stock in certain instances may reduce our funds available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations, and the market price of our securities, which could cause you to lose some or all of your investment.

We plan to conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance, and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the date of this prospectus, or 30 months in case an extension is approved. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may arise later. In addition, in pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. Since little or no public information may exist about these companies, we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

If our diligence fails to identify issues specific to a target business, industry, or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges or expenses that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing in connection with a business combination or thereafter.

A continuation or worsening of the current economic slowdown could have a material adverse effect on the financial condition, results of operations and prospects of our company and any business we may acquire.

Our efforts in identifying a prospective target business will not be limited to a particular geographic area; however, we plan to focus our search in North America and Europe. The United States and certain parts of Europe, as well as other parts of the world, have been experiencing a downturn in their economies due to a number of factors, including defaults and foreclosures in the U.S. housing market, increases in the price of oil and adverse conditions in the capital markets. A continuation or worsening of the current economic slowdown in the United States or similar conditions in Europe or other parts of the world could have a material adverse effect on the financial condition, results of operations and prospects of our company and any business we may acquire.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the AMEX and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to completion of a business combination and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the private placement warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 47,150,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock initially issuable upon full exercise of our outstanding warrants, including the insider warrants and the private placement warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	may cause a change in control if a substantial number of our shares of common stock or preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock or other securities.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination.”

We may issue notes or other debt instruments, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt instruments, or to otherwise incur debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt instrument contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt instrument was payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt instrument contained covenants restricting our ability to obtain additional financing while such debt was outstanding;

•	our inability to pay, or a prohibition on our payment of, dividends on our common stock;

•	our using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•	other disadvantages compared to our competitors who have less debt.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Some of our officers and directors are, and all of our directors and officers in the future may be, engaged in other business endeavors and they are not obligated to contribute any specific number of hours per week to our affairs. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business combination. For a discussion of the potential conflicts of interest that you should be aware of, see “Management — Directors and Executive Officers” and “Management — Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor and (other than the right of first review that is set forth in the insider letters entered into by our officers and directors, as described under “Management — Right of First Review”) we have no policies or procedures in place to resolve such conflicts. As a result, we may miss out on a potential transaction.

Certain of our officers, directors and their affiliates currently are, and all of our officers and directors may in the future become, affiliated with entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors has been or currently is a principal of, or affiliated or associated with, a blank check company. However, certain of our officers and directors currently are, and all of our officers and directors may in the future become, affiliated with other entities, which may include entities that are engaged in business activities similar to those intended to be conducted by us. Due to these affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. See “Management— Directors and Executive Officers” for information regarding some of the other entities with which our directors and officers currently are affiliated. We cannot assure you that these conflicts will be resolved in our favor and (except for the right of first review contained in the insider letter entered into by each of our directors and officers as described under “Management — Right of First Review”) we have no policies or procedures in place to resolve such conflicts. Moreover, because several of our directors and officers are officers and directors of a number of other companies, their pre-existing fiduciary duties to these companies may limit, perhaps substantially, the number of business opportunities they are required to present to us pursuant to this right of first review or may prevent them from presenting us any such opportunities. As a result, we may miss out on a potential transaction.

Although our sponsor and co-Chief Executive Officers have agreed to indemnify us in certain situations, we cannot assure you that they will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced below $9.85 (or approximately $9.82 in the event the over-allotment option is exercised in full) per share sold in this offering by claims. This risk is heightened by the fact that our sponsor is a shell company with no significant assets other than the insider units and private placement warrants it owns.

In order to protect the amounts held in the trust account, our sponsor and our co-Chief Executive Officers have agreed, jointly and severally, to indemnify us and hold us harmless from and against any and all claims of any vendors, service providers, creditors, other persons or entities we engage or with whom we enter into contracts or agreements and target businesses to the extent necessary so that the amount in the trust account (including, without limitation, all proceeds from this offering and the sale of the private placement warrants deposited in the trust account and all interest earned on amounts in the trust account net of (a) any such interest used to pay taxes on such interest or franchise taxes or (b) any such interest (after taxes) that has been released to us (not to exceed $2,500,000 in the aggregate) to fund our working capital) available for distribution to our public stockholders in the event of our liquidation is not reduced. The foregoing indemnity shall not apply to (a) any claims by a third party who executed a waiver of any and all rights, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to such third party out of, the trust account and any monies or other assets in the trust account (even if such waiver is subsequently found to be invalid or unenforceable), or (b) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. There could, however, be claims from parties that would not be covered by the indemnity from our sponsor and our co-Chief Executive Officers, such as stockholders or other parties who may file a claim for damages against us.

Our sponsor is a shell company that was organized in connection with this offering and has no significant assets, nor is it expected to have any significant assets, other than the insider units, insider shares, insider warrants and private placement warrants it owns. As a result, it is unlikely that our sponsor will be able to satisfy any obligations to indemnify us as described in the preceding paragraph. Based on representations made to us by our co-Chief Executive Officers, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their reasonably foreseeable indemnification obligations, although there can be no assurance that they will be able to do so, a risk that is heightened because they are not required to reserve for such an eventuality. However, the indemnification obligations may be substantially higher than our co-Chief Executive Officers currently foresee or expect and/or their financial resources may deteriorate in the future which could also act as a limitation on this indemnification. Hence, we cannot assure you that our sponsor and co-Chief Executive Officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. In addition, as noted above, the indemnity from our sponsor and co-Chief Executive Officers does not apply to amounts owed to a third party who executed a waiver of any and all right, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to them out of, the trust account and any monies or other assets in the trust account (even if such waiver is subsequently found to be invalid or unenforeceable) or to any claims under our obligation to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders.

Our ability to successfully effect a business combination and to be successful thereafter will be dependent in large part upon the efforts of our officers and directors who may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our officers and directors. None of our officers or directors have entered into employment or consultant agreements with us. Although we presently anticipate that at least some of our officers and directors will remain associated in senior management, advisory or other capacities with us following a business combination, there can be no assurance in this regard, particularly because some or all of the management associated with a target business may also remain in place. Our officers and directors may not continue in those positions or otherwise provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. If, as a condition to a potential initial business combination, our officers and directors negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. Such negotiations may take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination or to receive reimbursement for expenses they incur on our behalf prior to the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and we may negotiate as part of the business combination that some or all of our existing officers and directors remain with us after the consummation of the business combination.

We will have only limited ability to evaluate the management of the target business.

While we intend to evaluate the management of the target business or any individuals we may hire to serve as management of the target business, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our business combination, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our sponsor, directors or officers, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our sponsor, directors or officers, which may raise potential conflicts. To minimize potential conflicts of interest, we have agreed not to consummate, and our amended and restated certificate of incorporation provides that we may not consummate a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representative of the underwriters that the business combination is fair to our stockholders from a financial point of view. However, such opinions are generally rendered to a company’s board of directors and investment banking firms may take the view that stockholders and other investors may not rely upon the opinion. For a discussion of some of our management’s current business affiliations, see “Management — Directors and Executive Officers”.

Our sponsor and directors currently own insider units, insider shares and insider warrants and our sponsor, which is indirectly owned by our officers, will own private placement warrants, each of which will not participate in the liquidation of the trust account, and a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Our sponsor, officers and directors have waived their right to receive distributions with respect to the insider units, insider shares and insider warrants (including the underlying shares) owned by them prior to this offering upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, our sponsor has agreed to purchase 2,850,000 private placement warrants directly from us in a private placement transaction prior to the closing of the offering at a purchase price of $1.00 per warrant for a total purchase price of $2,850,000. The insider units, insider shares and insider warrants acquired prior to this offering and any private placement warrants owned by our sponsor, officers and directors will be worthless if we do not consummate a business combination. All of the insider units, insider shares and insider warrants are owned by our sponsor and directors, and our sponsor is indirectly wholly owned and controlled by Mr. Encrantz, Mr. McGovern and Mr. McNicholas, our founders and officers. See “Principal Stockholders.” Therefore, their personal and financial interests may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our stockholders.

Since our sponsor, officers and directors will lose their entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our sponsor and founders may purchase shares of our common stock from stockholders who would otherwise choose to vote against a proposed business combination or extension period or exercise their redemption rights in connection with such business combination or extension period.

Our sponsor (which is indirectly owned by our officers) and directors own 2,875,000 insider units (which were purchased for an aggregate of $25,000 and an aggregate of 375,000 of which will be forfeited if the over-allotment option is not exercised in full), that will be worthless if we do not consummate a business combination. In addition, our sponsor will purchase prior to the closing of the offering private placement warrants exercisable for our common stock for an aggregate of $2,850,000, which will also be worthless if we do not consummate a business combination. We believe the current equity value for the insider units owned by our sponsor and directors is significantly lower than the $25,000,000 total value calculated at the $10.00 per unit offering price assuming the over-allotment option is not exercised and an aggregate of 375,000 insider units have been forfeited by our existing stockholders on a pro rata basis because (i) the offering may not succeed and even if it does succeed, the holders of these insider units (including the underlying insider shares and insider warrants) will not be able to sell or transfer them while such insider units remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and (ii) these insider units are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. In addition, in the event we are forced to liquidate, and we do not have the funds necessary to complete that liquidation, our sponsor and our founders have agreed, jointly and severally, to provide us with the funds necessary to complete such liquidation (currently anticipated to be no more than between approximately $25,000 and $50,000) and have agreed not to seek repayment for such expenses.

Given the interest that our sponsor, officers and directors have in a business combination being consummated, it is possible that, in connection with the stockholder vote required to approve an extension period or a business combination, we or our sponsor, officers and directors and their affiliates will acquire shares of our common stock (which we expect would occur in privately negotiated transactions) from public stockholders who would otherwise have elected to redeem their shares of our common stock in order to vote those shares in favor of the proposed extension period or business combination, as the case may be, and increase the chances that the extension period or business combination, as the case may be, will be approved, which could result in the extension period or business combination, as the case may be, being approved even if 40% or more of our public stockholders would have elected to exercise their redemption rights on a cumulative basis, or a majority of our public stockholders would have voted against the extension period or business combination, as the case may be, but for the purchases made by us or our sponsor, officers, directors or their affiliates. Any privately negotiated transaction with a stockholder that took place after the record date for a stockholder vote on our initial business combination or an extension of the time period to effect our initial business combination is expected to include a contractual acknowledgement that such stockholder, although still the record holder of our common stock as of such record date, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by us or our sponsor, officer, director or their affiliate, as the case may be. In the event we or our sponsor, officers, directors or their affiliates purchase shares in privately negotiated transactions from stockholders who have already cast votes against the proposed business acquisition or the extension and requested redemption of their shares, we expect that such selling stockholders would be required to revoke their prior votes against the proposed acquisition or the extension and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition or the extension. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition or the extension would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition or the extension, thereby making it more likely that a proposed business combination or the extension would be approved. If we purchase shares of our common stock in privately negotiated transactions as described above and, if any funds held in the trust account are released to us before or following a business combination, we may use those funds to purchase those shares.

The requirement that we complete a business combination by          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event the extension is approved may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust and up to $2,500,000 of interest income (after taxes) earned on trust funds that we are permitted to withdraw from the trust account. In the event that we do not effect a business combination by          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event the extension is approved, then any expenses incurred by such individuals in excess of the money being held outside of the trust account or that we are permitted to withdraw as aforesaid will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will likely be repaid by the target business. Consequently, our officers and directors may have an incentive to complete a business combination other than for it being in the best interest of our stockholders.

None of our officers or directors has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account.

Our officers, directors, and security holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have adopted certain policies to reduce conflicts of interest including the following:

•	In the event we seek to complete a business combination with a target business that is affiliated with our sponsor, directors or officers or any of our or their affiliates, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representative of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

•	We will not enter into any transaction with our sponsor, officers or directors or any of our or their affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

•	Our audit committee will review and approve all payments made to our sponsor, officers, directors, existing stockholders or their affiliates, other than the $10,000 per month for office space and certain general and administrative expenses and repayment of an aggregate of $125,000 in loans with a portion of the proceeds of this offering and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

However, we have not adopted a policy that expressly prohibits our sponsor, directors, officers, security holders or our or their affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We will probably complete only one business combination with the proceeds of this offering and the private placement, meaning our operations will depend on a single business.

The net proceeds from this offering and the private placement will provide us with approximately $95,100,000 (approximately $109,050,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business combination. However, these amounts will be reduced to approximately $55,700,010 and $63,878,010, respectively (assuming a redemption price of $9.85 per share or approximately $9.82 per share if the over-allotment option is exercised in full), if shareholders owning one share less than 40% of the shares sold in this offering elect to redeem those shares. Our business combination must be with a target business or businesses with an aggregate fair market value of at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only a single business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

Our sponsor controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering (including any exercise of the over-allotment option, in whole or in part), and after giving effect to the private placement, our sponsor, which is indirectly owned by our officers, will own approximately 19.4% of our issued and outstanding units (assuming they do not purchase units in this offering) and the common stock included in those units. This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our business combination. Our board of directors is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a portion of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. The interests of our sponsor and your interests may not always align and taking actions which require approval of a majority of our stockholders may be more difficult to accomplish unless our sponsor concurs in those actions.

If we redeem our public warrants, the insider warrants and the private placement warrants, which are non-redeemable so long as held by our existing stockholders or their permitted assignees, could provide the holders thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon not less than 30 days prior written notice of redemption, and

•	if, and only if, the last reported sales price of our common stock on the AMEX or other national securities exchange on which the common stock may be traded equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

As a result of the insider warrants and the private placement warrants not being subject to the redemption features to which our publicly-held warrants are subject, holders of the insider warrants and the private placement warrants, or their permitted assignees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that each existing stockholder acquired its insider shares at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately $3.28 per share (the difference between the pro forma net tangible book value per share after this offering of $6.72 and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 10,000,000 shares of common stock. In addition, (a) the insider units include insider warrants to purchase 2,875,000 shares of common stock (up to 375,000 of which will be forfeited if the over-allotment option is not exercised in full), (b) we will sell to the sponsor 2,850,000 private placement warrants to purchase up to 2,850,000 shares of common stock immediately prior to the date of this prospectus and (c) we have agreed to issue up to an additional 1,500,000 warrants to purchase additional shares of common stock if the underwriters’ over-allotment option is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of any shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our management’s ability to require holders of warrants included in the units offered hereby to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call the warrants included in the units offered hereby for redemption after the redemption criteria described in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price per share of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company. As noted above, the insider warrants and the private placement warrants will not be subject to redemption so long as they are held by existing stockholders or their permitted assigns.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the AMEX, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market and economic conditions. Once listed on the AMEX, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The AMEX may delist our securities from listing on its exchange, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We have applied to have our securities approved for listing on the AMEX upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the AMEX. Additionally, it is likely that the AMEX will require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the AMEX does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to AMEX rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporate Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

The grant of registration rights to our existing stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered on or before the closing date of this offering, our existing stockholders can demand that we register the resale of the insider units, insider shares, insider warrants and the private placement warrants, and the shares of common stock issuable upon exercise of the insider warrants and the private placement warrants under the Securities Act in order to permit those securities to be sold in the public markets. The registration rights will be exercisable with respect to the insider units, insider shares, the insider warrants and the private placement warrants, and the shares of common stock issuable upon exercise of the insider warrants and the private placement warrants at any time commencing upon the respective dates that such securities are released from escrow and the lock-up agreements with respect to those securities described under “Underwriting” expire or are waived. We will bear the cost of registering these securities. If our existing stockholders exercise their registration rights in full, there will be an additional 2,500,000 shares of common stock (assuming no exercise of the over-allotment option) and up to 5,350,000 shares of common stock issuable on exercise of the insider warrants and the private placement warrants (assuming no exercise of the over-allotment option) eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock and other securities. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our existing stockholders are registered.

We may not obtain an opinion from an unaffiliated, independent investment banking firm as to the fair market value of the target business or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated, independent investment banking firm that either the target business we select has a fair market value in excess of 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination or that the business combination is fair to our stockholders from a financial point of view unless: (i) our board is not able to independently determine that a target business has a sufficient market value or (ii) the business combination is with a company affiliated with our sponsor, officers or directors or any of our or their affiliates. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have been sold. If our board is not able to independently determine whether the target business has a sufficient fair market value or if the business combination is with a business that is affiliated with our sponsor, officers or directors or any of our or their affiliates, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the adequacy of such fair market value or to the effect that such business combination is fair to our stockholders from a financial point of view, respectively. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors. Even if such opinion is obtained, stockholders may not be permitted to rely on such opinion.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at a given annual meeting only a portion of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock, which may be issued to deter a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval and, if you vote against the business combination, deciding whether or not to request redemption of your shares.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate a potential business combination will be after we provide you with a proxy statement for that transaction, and your only opportunity to affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval and, if you vote against the business combination, deciding whether or not to request redemption of your shares. In addition, a proposal you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

If certain adjustments are made to the warrants, you may be deemed to receive a taxable distribution for U.S. federal income tax purposes without a corresponding receipt of cash or property.

U.S. Holders (as defined under “U.S. Federal Income Tax Considerations” below) of our common stock or warrants may, in certain circumstances, be deemed to have received distributions includible in income for U.S. federal income tax purposes if adjustments are made to the number of shares issuable upon exercise of the warrants or the exercise price of the warrants under the anti-dilution provisions referred to under “Description of Securities — Warrants,” below, even though such U.S. Holders may not have received any cash or property as a result of these adjustments. In certain circumstances, the failure to provide for such adjustments may also result in a deemed distribution. In addition, Non-U.S. Holders (as defined under “U.S. Federal Income Tax Considerations” below) of our common stock or warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax as a result of adjustments made to the number of shares issuable upon exercise of the warrants or the exercise price of the warrants (or, in certain circumstances, the failure to make such adjustments). See “U.S. Federal Income Tax Considerations” for more information.

Compliance with the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the price of our securities.

Risks Related To International Operations

We are not limited to consummating a business combination by geography, but will focus our search for a target business in North America and Europe. If we consummate a business combination in a country other than the United States, the risks listed below will be applicable to us.

If we were to acquire a target business located in a foreign jurisdiction, we could experience delays and increased costs due to cultural, legal and administrative differences with respect to the acquisition process, including due diligence, negotiating and closing the transaction.

If we were to acquire a target business located in a foreign jurisdiction we could experience delays due to the cultural, legal and administrative differences with respect to the acquisition process, including due diligence, negotiating and closing the transaction, that we may not experience if we were to make an acquisition in jurisdictions such as the United States. In the event we experience such delays, it could result in a longer period of time to present a business combination to stockholders and ultimately close a business combination.

If we were to acquire a target business with operations located outside the United States, we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. Additionally, if the acquired company is in a developing country our operations may not develop in the same way or at the same rate as might be expected in the United States. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	longer payment cycles;

•	cultural and language differences;

•	an inadequate banking system;

•	foreign exchange controls;

•	restrictions on access to markets;

•	lack of developed infrastructure;

•	inflation;

•	changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, environmental laws and occupational health and safety laws;

•	restrictions on the repatriation of profits or payment of dividends or transfer of funds;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters;

•	deterioration of political relations with the United States; and

•	other adverse changes in policies, including monetary (including, without limitation, local interest rates), tax and/or lending policies, and policies relating to foreign investment or foreign trade by our host countries.

The occurrence of any of these conditions could disrupt or terminate our operations, causing our operations to decline and could cause us to incur additional costs.

Our business would be subject to foreign currency risks.

A target business (whether located in the U.S. or abroad) with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition. We may be subject to additional foreign currency risks, including:

•	difficulty in converting local currencies to U.S. dollars; and

•	the market for conversion of local currency into other currencies may deteriorate or cease to exist.

Because any target business outside the United States with which we attempt to complete a business combination may be required to provide our stockholders with financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles, the suitability of such prospective target businesses may be limited.

In accordance with requirements of U.S. federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which are reconciled to GAAP. Accordingly, less information may be available to investors. To the extent a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, GAAP, we will not be able to acquire that proposed target business. This may limit the pool of potential target businesses which we may acquire.

Exchange controls and withholding taxes that exist outside the United States may limit our ability to utilize our cash flow effectively following a business combination.

If we were to consummate a business combination outside the United States, we may become subject to rules and regulations relating to the conversion of local currency into U.S. dollars or other currencies or corporate withholding taxes on dividends, which may impair our ability to effectively utilize our cash flow for the distribution of potential dividends to our shareholders or to fund other operations we may have.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company may govern our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates may govern the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that legal or equitable remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that all or a substantial portion of our assets could be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, or any claims against us or our officers or directors, including claims under securities laws, to effect service of process upon us or our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

The laws of foreign jurisdictions may not protect intellectual property rights to the same extent as those of the United States, and we may be unsuccessful in protecting intellectual property rights following a business combination and may also be subject to third party claims of intellectual property infringement.

We may acquire a target business that relies on patents, copyrights, trademarks and design laws, trade secrets, confidentiality procedures or contractual provisions to protect its intellectual property. However, the laws of foreign jurisdictions may not protect intellectual property rights to the same extent as laws in the United States. Therefore, efforts to protect such intellectual property may not be adequate and our intellectual property rights could be infringed upon, duplicated or misappropriated by unauthorized parties without recourse by us or even lost.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions, the matters discussed under “Risk Factors” and the following:

•	our status as a development stage company;

•	our liquidation prior to a business combination;

•	the reduction of the proceeds held in the trust account due to third party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital stock or incurrence of debt to complete a business combination;

•	listing or delisting of our securities from the AMEX or the ability to have our securities listed on the AMEX following our business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by our sponsor of a substantial interest in us;

•	the adverse effect the outstanding warrants may have on the market price of our shares of common stock;

•	the existence of registration rights with respect to the securities owned by our existing stockholders;

•	the lack of a market for our securities;

•	the risk of our being deemed an investment company;

•	our dependence on our key personnel;

•	the risk that we may not be able to consummate a business combination;

•	business and market outlook;

•	our and our customers’ business strategies if we consummate a business combination;

•	environmental, permitting and other regulatory risks if we consummate a business combination;

•	foreign currency fluctuations and overall political risk in foreign jurisdictions if we consummate a business combination;

•	operating and capital expenditures;

•	our competitive position if we consummate a business combination;

•	outcomes of legal proceedings;

•	expected results of operations and/or financial position if we consummate a business combination;

•	future effective tax rates, foreign exchange rates and interest rates; and

•	compliance with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without	With
	Over-Allotment Option	Over-Allotment Option Exercised

Gross proceeds
This offering	$100,000,000	$115,000,000
Private placement	2,850,000	2,850,000

Total gross proceeds	$102,850,000	$117,850,000

Offering expenses(1)(2)
Discounts and commissions paid to the underwriters(3)	$3,500,000	$4,025,000
Deferred underwriting discounts and commissions(4)	3,500,000	4,025,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	7,909	7,909
FINRA registration fee	20,625	20,625
AMEX listing fee	80,000	80,000
Miscellaneous expenses	271,466	271,466

Total offering expenses	$7,750,000	$8,800,000

Net proceeds after offering expenses	$95,100,000	$109,050,000
Net proceeds not held in trust account	$(100,000)	$(100,000)
Deferred underwriting discounts and commissions to be held in trust account(4)	$3,500,000	$4,025,000

Proceeds held in trust account inclusive of deferred underwriting discounts and commissions	$98,500,000	$112,975,000

Percentage of the gross proceeds of this offering held in trust	98.5%	98.2%
Use of net proceeds not held in the trust account ($100,000) and up to $2,500,000 of interest income earned on the trust account released to us to fund working capital purposes(5)

	Amount	Percentage of Total
Administrative fees ($10,000 per month for 24 months)(6)	$240,000	9.2%
Working capital, which may include director and officer liability insurance premiums and reserves, potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination, legal, accounting and other expenses, due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with potential business combinations, legal and accounting fees relating to SEC reporting obligations and liquidation obligations and reserves, if any(7)	2,360,000	90.8%

Total	$2,600,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, FINRA filing fee, AMEX listing fees and some of the legal and accounting fees have been paid or will be paid from the $125,000 loan we received from our sponsor as further described below. The full amount of the loan is currently outstanding and we intend to repay this loan in full from the proceeds of this offering.

(2)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.

(3)	Represents 3.5% of the gross proceeds from the sale of the 10,000,000 units in this offering ($3,500,000) and an additional 3.5% of the gross proceeds from the sale of the 1,500,000 units subject to the underwriters’ over-

allotment option ($525,000 assuming the underwriters exercise their over-allotment option in full) to be paid upon consummation of this offering.

(4)	Represents 3.5% of the gross proceeds from the sale of the 10,000,000 units in this offering ($3,500,000) and 3.5% of the gross proceeds from the sale of the 1,500,000 units subject to the underwriters’ over-allotment option ($525,000 assuming the underwriters exercise their over-allotment option in full) that will be deposited into trust and payable to the underwriters only in the event we consummate a business combination. Upon the consummation of a business combination, such deferred discount shall be paid to the underwriters, less $0.35 for each share redeemed by stockholders upon exercise of their redemption rights. If we do not complete a business combination and the trust account is liquidated, these amounts will be distributed to our public stockholders, subject to payment of or provision for our existing and estimated future debts and other liabilities.

(5)	We expect to fund our operating expenses from interest income earned on the trust account and the initial $100,000 of net proceeds not held in the trust account. An aggregate of up to $2,500,000 of the interest income earned on the trust account (after payment of taxes) may be released to us to fund our working capital requirements. However, in light of the relatively low interest rates that are currently prevailing, we cannot assure you that interest income earned on the trust account (after payment of taxes) will be sufficient to allow us to withdraw the full $2,500,000 we are entitled to withdraw.

(6)	Assumes our stockholders have not approved an extension of the time period in which we may consummate a business combination from 24 to 30 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $300,000 ($10,000 per month for up to 30 months) for the administrative fee payable to an affiliate of our sponsor.

(7)	Includes costs related to the due diligence and investigation of a prospective target business or businesses, as the case may be, by our officers, directors and existing stockholders, and for the additional fees payable to unaffiliated third parties if we choose to retain such third parties to assist us with such investigation. Officers, directors and our existing stockholders will not receive compensation for performance of due diligence, although they will be entitled to reimbursement for out-of-pocket expenses relating to this offering and finding a suitable business combination.

Of the net proceeds of this offering and the private placement, an aggregate of $98,500,000 (or $112,975,000 if the over-allotment option is exercised in full) including (i) $2,850,000 from the sale of private placement warrants and (ii) $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) of the underwriters’ deferred underwriting discounts and commissions will be deposited into the trust account at Morgan Stanley & Co. Incoporated, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or any liquidation of our trust account except to make payments to public stockholders who exercise redemption rights in connection with an extension of the time period for us to consummate our initial business combination. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any taxes on such interest, franchise taxes and up to $2,500,000 of interest (after taxes) for working capital purposes. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights or any interest earned on the trust account that is withdrawn to pay taxes or that we are entitled to withdraw to provide our working capital) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination and, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to our sponsor, officers, directors and existing stockholders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds will be released to us and used for general corporate purposes, which may include financing operations of the target business or effecting other acquisitions, as determined by our board of directors at that time. All amounts held in the trust account (exclusive of the funds described above) will be released to us on closing of our business combination with a target business having a fair market value of at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination.

We have agreed to pay a monthly fee of $10,000 to an affiliate of our sponsor for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the closing date of this offering and shall continue until the earliest to occur of: (i) the consummation of a business combination , (ii)          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

We intend to use the $100,000 of net proceeds not held in the trust account, plus up to $2,500,000 of interest income earned (after taxes) on the trust account balance, for working capital purposes such as identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We could use a portion of such funds to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment, finders fees, to fund a “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into a letter of intent where we pay for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. We believe that the amounts not held in the trust account as well as the interest income (after taxes) of up to $2,500,000 will be sufficient to cover the foregoing expenses. However, there can be no assurance in this regard and, as described below, we may be adversely affected if interest income generated on the trust account (after taxes) is less then $2,500,000.

To the extent that our capital stock or the issuance of our debt instruments are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the available proceeds held in the trust account which are not used to consummate a business combination will be disbursed to us and will, along with any other net proceeds not expended, be used to finance our operations as described below. In the event that third party indebtedness is used as consideration, we expect that our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the available proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the available proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt instruments or other borrowings. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business that we acquire in the business combination, to effect other acquisitions, for working capital, or for other general corporate purposes as determined by our board of directors. We may also use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, and to pursue our growth strategy after the consummation of our initial business combination. We may also use these funds to purchase shares of our common stock in privately negotiated transactions from stockholders who have cast votes against a proposed extension, if any, or business combination and requested redemption of their shares as described under “Proposed Business — Effecting a Business Combination — Opportunity for Stockholder Approval of Business Combination.”

In the event that third party indebtedness is used to pay a portion of the expenses of this offering, our sponsor would be liable for the repayment of such indebtedness. Our sponsor has loaned to us an aggregate of $125,000, which was used to cover some of the expenses of this offering referenced in the line items above. The loan will be payable without interest on the earlier of (i) April 15, 2009 or (ii) the consummation of this offering. The full amount of the loan is currently outstanding and we intend to repay this loan in full from the proceeds of this offering at the consummation of this offering.

The proceeds held in the trust account may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The rate of interest to be earned on the trust account will fluctuate. According to the Federal Reserve Statistical Release dated September 15, 2008 referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four-week, three-month and six-month maturities were yielding, as of the week ended September 12, 2008, 1.41%, 1.60% and 1.83%, respectively. If the funds held in the trust account generate no interest, or an insufficient amount of interest, then we will be unable to conduct our business as described in this prospectus. While we cannot assure you the trust account will yield the above-referenced rates, we believe such rates are representative of that which we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved and, consequently, we may be deemed to be an investment company and thus required to comply with such act.

The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against the extended period or a business combination or used to pay taxes may be released to us (in an aggregate amount not to exceed $2,500,000) and will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, no-shop provisions or other activities related to this offering or our business combination will exceed $2,600,000 in the aggregate, comprised of $100,000 of net proceeds not held in the trust account plus up to $2,500,000 of interest income earned on the trust account (after taxes) that may be released to us to fund our working capital. Based upon the experience of our officers and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected or if interest income (after taxes) generated by the trust account is insufficient to permit us to withdraw the full $2,500,000 that we are entitled to withdraw, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target businesses. In such case, we would need to obtain additional funds from our existing stockholders or another source to continue operations. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months (or 30 months in the event an extension is approved) from interest accrued and released to us as provided in this prospectus, assuming that a business combination is not consummated during that time. However, if our assumptions regarding the amount we will earn in interest on the funds held in the trust account or the amount of our anticipated expenses are incorrect, then we will not have sufficient working capital to conduct our business as described in this prospectus. Furthermore, we may not be able to complete an acquisition during the early stages of our corporate existence if the amount of interest accrued on the trust account is insufficient to fund the working capital required to effectuate a business combination. In such event, we would need to obtain additional funds from our existing stockholders or another source or be forced to liquidate.

Other than repayment of the $125,000 loan described above and the $10,000 per month general and administrative services fees described above and the reimbursable out-of-pocket expenses incurred in connection with this offering or a business combination, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any of our securities) will be paid to any of our sponsor, officers, directors or existing stockholders, or any of our or their affiliates, prior to, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all payments made to our officers, directors, existing stockholders or sponsor or our or their affiliates, other than repayment of the $125,000 loan described above and the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Reimbursement for such expenses is expected to be paid by us out of the funds not held in the trust account and interest income (after taxes) that we are entitled to withdraw from the trust account. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder (but not our existing stockholders, officers, directors or sponsor with respect to any shares of our common stock owned by them immediately before this offering or underlying the insider warrants and the private placement warrants purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such public stockholder’s portion of the trust account, net of any taxes payable and amounts disbursed for working capital purposes described elsewhere in this prospectus) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder redeems his shares of common stock into cash in connection with the extended period or a business combination that the public stockholder voted against and which, in the case of an extension, is approved by our stockholders and the other conditions to which are satisfied or, in the case of a business combination, is approved by our stockholders and consummated. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Neither our sponsor, officers, directors nor our existing stockholders are entitled to redeem any of their units or shares of common stock underlying the units acquired prior to this offering, in this offering or after this offering for a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive their deferred underwriting discounts and commissions, less $0.35 for each share redeemed by public stockholders voting against the extension or the business combination, as the case may be, and exercising redemption rights. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters: (i) will not be entitled to receive any such deferred underwriting discounts and commissions; and (ii) the deferred underwriting discounts and commissions will be distributed on a pro-rata basis among the public stockholders, less $0.35 for each share redeemed by public stockholders who exercise redemption rights in connection with an extension, if any.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the sale of the private placement warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full to the underwriters of the underwriting discounts and commissions, including amounts initially held in the trust account, no exercise of the underwriters’ over-allotment option and a corresponding forfeiture of an aggregate of 375,000 insider units by our existing stockholders.

At May 31, 2008, our net tangible book value was a deficiency of $467, or approximately $0.00 per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units in this offering (but excluding shares issuable upon exercise of the warrants included in the units and the warrants issued in the private placement), and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,999,999 shares of common stock which may be redeemed for cash) at May 31, 2008 would have been $57,123,987 or approximately $6.72 per share, representing an immediate increase in net tangible book value of approximately $6.72 per share to the existing stockholders and an immediate decrease in net tangible book value of approximately of $3.28 per share or 32.8% to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units (actual dilution to new investors on a per share basis may be significantly higher as a result of the exercise of these warrants, particularly if cashless exercise is utilized):

Initial public offering price		$10.00
Net tangible book value before this offering and the sale of the private placement warrants	$0.00
Increase attributable to new investors in this offering and the sale of the private placement warrants	6.72

Pro forma net tangible book value after this offering and the private placement		6.72

Dilution to new investors		$3.28

For purposes of presentation, our pro forma net tangible book value after this offering and the private placement is $6.72 per share because if the extended period is approved or if we effect a business combination, the redemption rights of the public stockholders may result in the redemption for cash of up to one share less than 40% of the aggregate number of the shares of common stock sold in this offering on a cumulative basis at a pro forma per share redemption price equal to $9.85 (of which $0.35 represents the underwriters’ deferred underwriting discounts and commissions) plus their pro rata share of any interest earned on the trust account (net of any taxes payable on such interest and any franchise taxes) not previously distributed to us.

The following table sets forth information with respect to our existing stockholders and the public stockholders:

	Total Shares Purchased(1) (2)		Total Consideration
					Average Price
	Number	Percentage	Amount	Percentage	Per Share

Existing stockholders	2,500,000	20.00%	$25,000	0.02%	$0.01
Public stockholders	10,000,000	80.00	100,000,000	99.98	$10.00

Total	12,500,000	100.00%	$100,025,000	100.00%

(1)	Assumes (i) the sale of 10,000,000 units in this offering but not the exercise of 10,000,000 warrants to purchase shares of our common stock sold as part of such units, (ii) no exercise of the underwriters’ over-allotment option and (iii) the forfeiture of an aggregate of 375,000 insider units (including the underlying insider shares and insider warrants) by our existing stockholders as a result thereof.

(2)	Does not include 5,350,000 shares of common stock issuable upon exercise of the insider warrants and the private placement warrants.

The pro forma net tangible book value after the offering and the private placement is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(467)
Net proceeds from this offering and the private placement(1)	$98,600,000
Offering costs excluded from net tangible book value before this offering	$24,444
Less: deferred underwriting discounts and commissions, net of $1,400,000 subject to redemption (subject to redemption ($3,500,000 x a percentage equal to one share less than 40%)(2)	$(2,100,000)
Less: proceeds held in the trust account subject to redemption for cash ($98,500,000 × a percentage equal to one share less than 40%)(2)	$(39,399,990)

Total net tangible book value after this offering and the sale of the private placement warrants	$57,123,987

Denominator:
Shares of common stock outstanding prior to this offering(1)	2,500,000
Shares of common stock included in the units offered(1)	10,000,000
Less: Shares of common stock subject to redemption (10,000,000 × 40% minus one share)(2)	(3,999,999)

Total shares of common stock outstanding after this offering	8,500,001

(1)	Assumes no exercise of the underwriters’ over-allotment option and that 375,000 insider units (including the underlying insider shares and insider warrants) have been forfeited as a result thereof.

(2)	Reflects redemption rights of our public stockholders that may require us to redeem up to a total of 3,999,999 shares (assuming no exercise of the underwriters’ over-allotment option) into cash in connection with an extension period or our initial business combination.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination and, even if we complete a business combination, we may continue not paying any cash dividends on our common stock. The payment of cash dividends in the future will be dependent upon our results of operations, capital requirements, contractual prohibitions, restrictions under applicable law and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all available funds, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of this offering. Further, our ability to declare dividends may be limited by restrictive covenants if we incur any indebtedness.

CAPITALIZATION

The following table sets forth our capitalization at May 31, 2008 and as adjusted to give effect to the sale of our units in this offering and the sale of private placement warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units to repay loans in the amount of $125,000:

	As of May 31, 2008
	Actual	As Adjusted(1)

Note payable to our sponsor(2)	$125,000	—
Deferred underwriting discounts and commissions payable(3)		$2,100,000

Common stock, $0.0001 par value, 0 shares actual and, 3,999,999 shares as adjusted which are subject to possible redemption, shares at redemption value(4)	—	$39,399,990

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 75,000,000 shares authorized; 2,875,000 shares issued and outstanding, actual; 8,500,001(1) shares issued and outstanding (excluding 3,999,999 shares subject to possible redemption), as adjusted(1)	288	850
Additional paid-in capital (excluding 3,999,999 shares subject to possible redemption, as adjusted)(3)	24,712	57,124,160
Deficit accumulated during the development stage	(1,023)	(1,023)

Total stockholders’ equity	23,977	57,123,987

Total capitalization	$148,977	$98,623,977

(1)	Assumes: (i) the sale of 10,000,000 units in this offering but not the exercise of 10,000,000 warrants to purchase shares of our common stock sold as part of such units, (ii) the forfeiture of 375,000 insider units (including the insider shares and insider warrants forming a part of those units) and no exercise of the remaining 2,500,000 insider warrants or the 2,850,000 private placement warrants, and (iii) no exercise of the underwriters’ over-allotment option. In the event the underwriter’s over-allotment option is exercised in full, our sponsor will not forfeit 375,000 insider units.

(2)	Note payable to our sponsor is payable without interest on the earlier of April 15, 2009 or on the consummation of this offering.

(3)	Adjusted to reflect $1,400,000 of deferred underwriting discount subject to forfeiture in the event that our public stockholders exercise their right to redeem 3,999,999 shares of our common stock.

(4)	There are up to 3,999,999 shares of common stock that are subject to possible redemption. If the extended period is approved or if we consummate a business combination, the redemption rights afforded to our public stockholders (but not to our sponsor or any of our officers and directors to the extent that they purchase any shares of common stock in this offering or the aftermarket) may result in the redemption for cash of up to one share less than 40% (3,999,999 shares) of the aggregate number of shares of common stock sold in this offering on a cumulative basis at a per share redemption price equal to $9.85 (or approximately $9.82 in the event the over-allotment option is exercised in full) plus a pro rata portion of the interest earned on the trust account, net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital.

If the extended period is approved or if we consummate a business combination, the redemption rights afforded to our public stockholders (but not our sponsor, officers or directors) may result in the redemption for cash of up to one share less than 40% of the aggregate number of shares sold in this offering on a cumulative basis at a per share redemption price equal to $9.85 (approximately $9.82 in the event the over-allotment option is exercised in full) plus a pro rata portion of the interest earned on the trust account, net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a newly-organized blank check company formed for the purpose of acquiring one or more businesses, or a portion of one or more businesses, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular geographic area, type of business or industry; however, we plan to focus our search in North America and Europe. We do not, however, have any specific merger, capital stock exchange, asset or stock acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

We may utilize cash derived from the proceeds of this offering and the sale of the private placement warrants and proceeds from the issuance, if any, of additional capital stock or debt securities or borrowings, if any, or a combination of any of the foregoing in effecting a business combination. We may also issue additional capital stock or debt securities to the sellers or shareholders of a target business as payment of all or a portion of the purchase price. The issuance of additional capital stock or the incurrence of debt could have material adverse consequences on our business, prospects, financial condition, liquidity and results of operations. Among other things, the issuance of additional capital stock (including upon the conversion of any convertible debt instruments we may issue):

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	may cause a change in control if a substantial number of our shares of common stock or preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and other securities.

Similarly, if we incur debt, it could result in, among other things:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt instrument contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt instrument contains covenants restricting our ability to obtain additional financing while such debt is outstanding;

•	our inability to pay, or a prohibition on our payment of, dividends on our common stock;

•	our using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•	other disadvantages compared to our competitors who have less debt.

We do not have any commitments or agreements from any third party to provide us with additional debt or equity financing after the consummation of this offering, nor have we entered into discussions with any third parties to provide any such financing. Accordingly, there can be no assurance that we will be able to obtain any additional financing we may need in order to consummate a business combination on terms we deem acceptable or at all. Any failure to obtain additional financing as and when required would likely have a material adverse effect on us and could require us to liquidate without consummating a business combination.

There is no requirement that we utilize all or any portion of the net proceeds from this offering deposited in the trust account to consummate a business combination. Any cash remaining in the trust account after a business combination (after giving effect to any redemption of common stock, the payment of deferred underwriting discounts and commissions, and the withdrawal of interest earned on the trust account to pay taxes on such interest and franchise taxes and to provide us up to $2,500,000 to finance our working capital needs) will be released to us and may be applied for any purposes we deem appropriate.

Results Of Operations And Known Trends Or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to issue the insider units and prepare for our proposed fundraising through this offering and the private placement. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for, among other things, legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses and other expenses in connection with the pursuit of an initial business combination. We expect our expenses to increase substantially after the closing of this offering and the private placement of the private placement warrants.

Liquidity And Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 for the sale of 2,875,000 insider units to our sponsor, Regian Holdings, LLC and an aggregate loan of $125,000 by our sponsor, as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering and the sale of private placement warrants in the private placement will be approximately $98,500,000 (or $112,975,000 if the underwriters’ over-allotment option is exercised in full), after giving effect to $100,000 of net proceeds not held in the trust account. This entire amount will be held in trust. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights and interest income we are entitled to withdraw to pay taxes on such interest and franchise taxes and to fund working capital) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. To the extent that our capital stock or debt instruments or other borrowings are used in whole or in part as consideration to effect a business combination, any remaining proceeds held in the trust account after payment for shares redeemed by public stockholders and deferred underwriting discounts and commissions and excluding any interest income withdrawn by us to pay taxes on such interest and franchise taxes and to fund working capital as well as any other net proceeds not expended, will be used for general corporate purposes, which may include the operations of the target business we acquire in the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors.

We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $2,500,000 in interest income on the trust account, net of any taxes payable, which we will be permitted to withdraw from the trust account for working capital purposes, will be sufficient to allow us to operate for at least the next 24 months (30 months in the event an extension is approved), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for, among other things, identifying and evaluating prospective acquisition candidates, which may include performing business due diligence on prospective target businesses, traveling to and from the property and asset locations that represent prospective target businesses, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Other expenses we expect to incur after this offering include director and officer liability insurance premiums and reserves and legal and accounting fees relating to SEC reporting obligations and other matters, and we may also incur brokers’ retainer fees, consulting fees, finders’ fees and fees of other third parties. However, if our assumptions regarding the amount we will earn in interest on the funds held in the trust account are incorrect, then we will not have sufficient working capital to conduct our business as described in this prospectus. Furthermore, we may not be able to complete an acquisition during the early stages of the our corporate existence if the amount of interest accrued on the trust account is insufficient to fund the working capital requirements required to effectuate a business combination. In such event, we would need to obtain additional funds from our existing stockholders or another source or be forced to liquidate.

We could use a portion of the funds not being placed in trust, as well as interest earned (after taxes) that we are permitted to withdraw from the trust, to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment, to fund a “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction) or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we make a down payment, or enter into a letter of intent where we pay for the right to receive exclusivity from a target business or a merger agreement with a reverse break-up fee, the amount that would be used as a down payment or to fund a “no-shop” provision or the amount of reverse break-up fee would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

We do not believe we will need to raise additional funds following this offering for at least the next 24 months (or 30 months if an extension is approved) in order to meet the expenditures required for operating our business, except that we may require additional funds to consummate a business combination or, if we consummate a business combination, we may require additional funds to finance and operate our business after that business combination is completed. However, we will be relying on interest income earned (after taxes payable) on the trust account of up to $2,500,000 to fund our expenditures during those periods and, to the extent that interest income earned is below our expectations, we may have insufficient funds available to operate our business or pursue our initial business combination. In that regard, based on the relatively low interest rates that are currently prevailing, there is a risk that interest income (after taxes) on the trust account may not be sufficient to allow us to withdraw the full $2,500,000 that we are entitled to withdraw. See “Risk Factors— Substantial resources could be expended in researching initial business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business combination.” Moreover, we may need to raise additional funds through an offering of debt or equity securities or borrowings if such funds are required to consummate a business combination that is presented to us. Any debt we issue or incur in connection with a business combination may take the form of a working capital or long-term debt facility, high-yield or convertible notes or mezzanine debt financing and, depending upon the business of the target entity, inventory, receivables or other secured asset-based financing. However, there can be no assurance that we will be able to obtain additional funds through debt or equity financings or borrowings on acceptable terms or at all. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

We intend to use the $100,000 of net proceeds not held in the trust account, plus up to an aggregate of $2,500,000 in interest income of the trust account, net of any taxes on such interest and franchise taxes, that we will be permitted to withdraw from the trust account, for working capital purposes, to fund the costs and expenses associated with our liquidation if our corporate existence terminates on          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved. Our sponsor and our founders have agreed, jointly and severally, to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than between approximately $25,000 and $50,000) to the extent there are insufficient funds available from these sources, and not to seek repayment for such expenses.

We have agreed to pay a monthly fee of $10,000 to an affiliate of our sponsor for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the closing date of this offering and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

As of the date of this prospectus, our sponsor has advanced an aggregate of $125,000 to us for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of April 15, 2009 or on the consummation of this offering. The full amount of the loan is currently outstanding and we intend to repay this loan in full from the proceeds of this offering at the consummation of this offering.

The public warrants, the insider warrants and the private placement warrants are not subject to net cash settlement in the event we are unable to maintain an effective Securities Act registration statement covering the shares of common stock issuable upon exercise of the warrants or to maintain a current prospectus relating to that common stock. We must use best efforts to file and maintain the effectiveness of the registration statement and prospectus for the public warrants as described above. All such warrants are only exercisable to the extent we are able to maintain the effectiveness of such registration statement and have such a current prospectus available with respect to the shares underlying the public warrants. If a holder of warrants does not or is not able to exercise such warrants, such warrants will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Because we are not required to net cash settle the warrants, liability classification is not required under EITF 00-19. We will therefore account for the warrants as equity.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, (assuming no cashless exercise) the warrant exercise price will be paid directly to us and not placed in the trust account.

Controls and Procedures

We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements. As of the date of this prospectus, we have not completed an assessment of, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009.

We expect to assess our internal controls when required to do so by the Sarbanes-Oxley Act and implement a schedule for testing and enhancing internal controls as required. Additionally, we expect to assess the internal controls of any target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements including Section 404 of the Sarbanes-Oxley Act and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal control and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative And Qualitative Disclosure About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments And Contractual Obligations; Quarterly Results

As of May 31, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations of the type contemplated by Item 303(a)(5) of Regulation S-K, other than as referred to in our financial statements and notes thereto. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board, or FASB, issued SFAS No. 141(R), “Business Combinations”. SFAS 141(R) retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141(R) also establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (b) improves the completeness of the information reported about a business combination by changing the requirements for recognizing assets acquired and liabilities assumed arising from contingencies; (c) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (d) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combinations will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require us to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. SFAS No. 160 amends Administrative Review Board, or ARB, 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements and establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. As of May 31, 2008, we were in the process of adopting the accounting and reporting requirements of SFAS No. 160.

PROPOSED BUSINESS

Introduction

Regian Acquisition Corp. was formed as a Delaware corporation in February 2008. We are a newly-organized blank check company formed for the purpose of acquiring one or more businesses, or a portion of one or more businesses, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular geographic area, type of business or industry; however, we plan to focus our search in North America and Europe. We do not, however, have any specific merger, capital stock exchange, asset or stock acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

We will seek to capitalize on the skills and experience of our management team and our board of directors. In particular, members of our management team and board of directors have built and maintain extensive relationship networks and have significant managerial, transactional, capital raising and investing experience. We believe the experience of our management and directors in identifying, structuring, negotiating and financing acquisitions and managing companies in both North America and Europe will be instrumental to our success. Our management team consists of:

Staffan E. Encrantz.  Mr. Encrantz is our President and Chief Operating Officer and a director and has been active as a senior manager for over 25 years. He has been involved in the management and operations of companies in a number of industries, both as an operational manager and as a board member, covering various stages of operations. From 1988 to 2007, Mr. Encrantz served as Executive Chairman of CII Carbon L.L.C., or CII, a producer of calcined petroleum coke for the aluminum and titanium dioxide industries. While serving as an executive of a subsidiary of ASEA Brown Boveri Group, or ABB, Mr. Encrantz managed the original acquisition of CII’s business from Kaiser Aluminum & Chemical Corp. in 1988. After leaving ABB, he mananged the subsequent buyout in 1992 of CII’s partner, ABB Trading (US) Inc. Mr. Encrantz served as CII’s Executive Chairman from 1988 until its sale for approximately $595 million in July 2007 to Rain Calcining Ltd. Mr. Encrantz was also the Chairman of Yamas Controls Group Inc., or YCG, a company that supplies, installs and services computerized systems for controlling heating, ventilation and air conditioning, or HVAC, fire, safety, lighting and access control in public and private facilities, from 1997 until the sale of the major part of YCG’s business in 2007 to TAC Americas, Inc., a subsidiary of Schneider Electric S.A. of France.

Mr. Encrantz currently is a member of the board of directors of Koncentra Marine & Power AB, or KMP, a private Swedish company and the parent company of Daros Piston Rings group of companies, or DPR. In 1999, Mr. Encrantz helped arrange the buyout of DPR, a manufacturer of large piston rings for two stroke engines, which are primarily used in marine and power generation applications, from the Expanda AB Group of Sweden. KMP has manufacturing subsidiaries in Sweden, China and Germany and a sales subsidiary in the United Kingdom. Mr. Encrantz served as Chairman of KMP from the buyout in 1999 until 2005. Mr. Encrantz, through his role as Chairman of the Board of Alestra Ltd, London, UK and its subsidiary Koncentra Holding AB, Stockholm, Sweden, both of which are primarily involved in making investments in other companies, is involved with the operations of Aiab Asklund Energy AB, a privately owned Swedish manufacturer of back-up power generation equipment and systems. Mr. Encrantz also serves as an officer and/or director of a number of additional companies engaged in a broad range of businesses.

Michael J. McGovern.  Mr. McGovern, our co-Chief Executive Officer and a director, has over 20 years experience in commercial and investment banking, arranging and investing in debt and equity financings for both private and public companies. He has originated, structured and executed transactions for companies in a range of industries, including chemicals, mining and metals, paper and forest products, power and utilities, oil and gas, financial services, healthcare and consumer products.

From July 2005 until March 2008, Mr. McGovern was a Managing Director with HSBC Securities (USA) Inc., where he served as Head of Leveraged and Acquisition Finance, Americas and Head of Loan Syndications, Americas. From June 1986 through March 2004, Mr. McGovern held various positions with Chase Manhattan Bank and, subsequently, with J.P. Morgan Securities Inc., or J.P. Morgan, where he served as Managing Director, Syndicated and Leveraged Finance, from November 2002 until March 2004. From March 2002 to November 2002, he served as Head of Corporate Finance for Consumer and Healthcare Investment Banking at J.P. Morgan. At the time of the merger of The Chase Manhattan Corporation and J.P. Morgan & Co. Inc. in 2000, he was named Head of Origination for the Global Syndicated Finance Group at J.P. Morgan, a post he held from December 2000 to March 2002.

John P. McNicholas.  Mr. McNicholas, our co-Chief Executive Officer and a director, has approximately 20 years of experience in private equity, mergers and acquisitions and financial restructuring. Mr. McNicholas has played a role in identifying acquisition and divestiture targets, conducting or reviewing due diligence, negotiating and consummating transactions and monitoring portfolio company investments. His origination, structuring and negotiation experience is across a range of industries, including general industrials, consumer products, healthcare, telecommunications, transportation, automotive, metals and mining.

From July 2004 to March 2007, Mr. McNicholas was a Managing Director with J.P. Morgan, where he was responsible for advising J.P. Morgan’s North American middle market and small capitalization clients with respect to mergers and acquisitions. While at J.P. Morgan, Mr. McNicholas was a member of J.P. Morgan’s Fairness Opinion and Valuation Committee. From November 1990 to July 2004, Mr. McNicholas held various positions at The Blackstone Group L.P., including serving as a Managing Director in Blackstone’s Mergers & Acquisitions Group. During his over 13 years at Blackstone, Mr. McNicholas’s experience included numerous mergers and acquisitions, private equity and restructuring transactions. From 1995 to 1998, Mr. McNicholas was responsible for Blackstone’s affiliate relationship with The Nikko Securities Co., Ltd., a Japanese investment bank that had a limited partnership investment in Blackstone. From July 1992 to April 1994 and April 1994 to May 1995, Mr. McNicholas served as the Deputy Chairman and the Vice Chairman, respectively, of Collins & Aikman Corporation, a Blackstone Capital Partners portfolio company. Collins & Aikman completed a debt and equity recapitalization in July 1994 that included the sale of approximately $235 million of common stock in an initial public offering and a concurrent private placement and refinancing of approximately $1.0 billion of debt obligations and preferred stock. From August 1989 to November 1990, Mr. McNicholas was an Associate in the Merchant Banking Group at Merrill Lynch, Pierce, Fenner & Smith Incorporated.

In addition, we intend to leverage the experience and relationships of our outside directors, which currently include Frederick W. Gluck, Per-Erik Mohlin and John A. Werwaiss. We believe that our sourcing of acquisition opportunities will benefit from Mr. Gluck’s experience and operational knowledge from his 28 years at McKinsey & Company Inc., an international management consulting firm, and his past and current affiliations with Amgen Inc., a human therapeutics company in the biotechnology industry, Bechtel Group Inc., an engineering, construction and project management company, and HCA, Inc., a hospital management and healthcare services company and Mr. Mohlin’s international contacts and experience as a manager or board member at several European companies as well as the contacts and relationships of Mr. Werwaiss.

Our Competitive Strengths

We believe that we possess several competitive advantages to source, evaluate and execute a business combination. We believe that the background and experience of our management team and directors will provide us access to a range of business combination opportunities and position us to improve upon the operational and financial performance of a target business. Specifically, we believe that the following attributes will enhance our ability to successfully implement our strategy:

•	Our Team’s Knowledge and Experience. Our management team and directors have experience operating, investing in, financing, and advising public and private companies across a broad range of industries in North America and Europe. We believe the diversity of their business experience provides us with skills that will contribute to the execution of our strategy. In addition, we believe that the experience of our management team and directors will be instrumental in sourcing acquisition opportunities and identifying, evaluating and analyzing acquisition candidates, as well as in maintaining relationships and attracting and retaining experienced professionals and management teams of target companies.

•	Strong, Established Relationships. Our management team and directors have developed and maintained a network of professional contacts which we intend to utilize to identify attractive acquisition opportunities. These relationships include, among others, industry entrepreneurs, executives and board members at public and private companies, private equity and venture capital firms, business brokers, investment bankers, consultants, commercial bankers, attorneys and accountants both in the U.S. and abroad. We believe that the depth of these relationships will help us identify attractive business combination targets. Our officers and directors may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions.

•	Substantial Investing, Acquisition and Operating Expertise. We intend to leverage the operational, advisory and financial experience of our management team and board of directors to identify acquisition candidates. Our management team, led by Messrs. Encrantz, McGovern and McNicholas, as well as our board of directors, has experience as managers of, advisors to and board members of companies in North America and Europe across many sectors, including general industrials, consumer products, healthcare, telecommunications, transportation, automotive and metals and mining. We believe that our management’s experience will help us to provide support to a target company in different ways, which may include offering ideas intended to increase revenue, to improve margins and operate more efficiently, offering ideas on how to package and deliver enhanced product offerings to customers, and providing access to external resources and relationships that can be helpful to a target company.

•	U.S., European and Asian Experience. We have management and board members that have worked with U.S., European and Asian companies. For example, Mr. Encrantz, although currently a resident of the United States, serves as a director of several European companies and one of our directors, Mr. Mohlin, currently resides in Sweden and was previously an executive at Volvo AB and ASEA AB, which are both Swedish companies, and is currently a board member of several European companies. Additionally, during his career at McKinsey & Company Inc., Mr. Gluck, one of our directors, served as a consultant to U.S., European and Asian companies. In addition, Messrs. McGovern, McNicholas and Werwaiss currently reside in the U.S. We believe that having directors and officers with experience in the U.S., Europe and Asia further expands and strengthens our visibility and relationship network and should help to provide us access to acquisition opportunities.

Our Investment Strategy

We have identified the following attributes that we believe are important when evaluating prospective target businesses. We intend to consider these attributes as criteria and guidelines in evaluating acquisition opportunities, although we may decide to pursue a business combination with a target business that does not meet any, or all, of these criteria and guidelines.

•	Potential for Growth and Strong Cash Flow. We intend to seek a business combination with companies that we believe have the potential for generating substantial growth and strong cash flow post-business combination. We believe we are well-positioned to evaluate a target business’ growth prospects and financial opportunities and implement strategic and operational initiatives that are designed to improve operating results. We may also seek to identify businesses that demonstrate potential for future growth through initiatives such as future acquisitions, repositioning the company, increasing investment in new products, services or distribution channels or operational restructuring. We may also pursue companies undergoing an operational turnaround that we believe have a strong potential for future growth. We do not intend to acquire start-up companies as part of our initial business combination.

•	Strong Competitive Position in Industry. We intend to seek a business-combination with businesses that have developed strong positions within their respective markets or are well positioned to take advantage of growth opportunities. We intend to seek out businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position. We expect to analyze the strengths and weaknesses of target businesses relative to their competitors in their industry.

•	Strong Management Team. We believe that the strength of a company’s management team is a key ingredient in determining the prospects for a company’s success. We intend to seek a business combination with businesses that have experienced management teams with a proven track record for delivering growth through, for example, strategic business management and effective team building.

•	Companies with Fundamentally Strong Businesses That Have Been Mismanaged or Undermanaged. We may seek a business combination with an established company that has an attractive history of past financial performance and a fundamentally strong business but that we believe has more recently been mismanaged or undermanaged. For example, we may focus on target businesses that have a leading or niche market position or that demonstrate advantages when compared to their competitors, but that we believe have not taken full advantage of this position. We may seek a business combination with a business that operates within an industry that has strong fundamentals, looking at factors such as growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.

Effecting a Business Combination

General

We are not presently engaged in, and for an indefinite period of time following this offering, we will not engage in, any substantive commercial business. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. Subject to the requirement that our business combination must be with a target business having a fair market value that is at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target business having a fair market value that is at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any geographic area, type of business or industry.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has taken any action to identify or contact a potential business combination candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with

us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate a business combination candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. We have also not conducted any research with respect to identifying the number and characteristics of the potential business combination candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination on favorable terms or at all.

Subject to the limitation that a target business have a fair market value of at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. However, if we acquire less than 100% of the outstanding voting securities of a target business, we will not acquire less than a controlling interest, by which we mean more than 50% of the aggregate voting power of the outstanding voting securities of the target business, and a majority of the members of any governing body of the target company immediately after the acquisition must be our designees or approved by us. In the case of an asset acquisition, immediately after such acquisition we must be the owner of greater than 50% of the aggregate voting power of the outstanding voting securities of the entity or entities that hold such assets and a majority of the members of any governing body of each such entity must be our designees or approved by us. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable business, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess significant risk factors.

Sources of Target Businesses

We have not yet identified any candidates for a business combination. Following the consummation of the offering, we expect to identify potential target opportunities. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, which may include investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. Any finder or broker would only be paid a fee upon the consummation of a business combination. We expect the fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation may be paid from the offering proceeds not held in trust and up to $2,500,000 of interest income (after taxes) that may be released to us. Target businesses also may be brought to our attention by our officers and directors, through their business relationships. In no event will any of our officers, directors or existing stockholders or any of their affiliates be paid any finder’s fee, consulting fee or any other form of compensation, including the issuance of any of our securities, prior to or in connection with the consummation of our initial business combination, other than (i) repayment of an aggregate of $125,000 in loans made by our sponsor, (ii) reimbursement for out-of-pocket expenses incident to this offering and finding a suitable initial business combination and (iii) payment to an affiliate of our sponsor of $10,000 per month for office space and certain general and administrative services. Furthermore, we have adopted a policy prohibiting our officers, directors and existing stockholders, or any of their affiliates from receiving any finder’s fee or other compensation from a target company for services rendered in connection with a business combination.

While we do not intend to pursue an initial business combination with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a target business, we are required to obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representative of the underwriters that such an initial business combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders and other investors may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our business combination must be with a target business having a fair market value that is equal to at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. Our efforts in identifying a prospective target business will not be limited to a particular geographic area, type of business or industry; however, we plan to focus our search in North America and Europe. In evaluating any prospective target business, our management may consider, among other factors:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry;

•	stage of development of the products or services;

•	breadth of products or services offered;

•	degree of current or potential market acceptance of the products or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based on factors deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we intend to conduct a due diligence review which may encompass, among other things, meetings with incumbent management, inspection of facilities and assets, as well as a review of relevant financial and other information which is made available to us. This due diligence review may be conducted either by our management or by unaffiliated third parties we may engage for a fee. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business refused to execute such agreement, it is unlikely we would continue negotiations with such business, and in no event will we enter into a definitive agreement for our initial business combination without such a waiver agreement.

In the case of all possible target businesses, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial business combination, although there can be no assurance that this will occur. However, even if we are successful in consummating our initial business combination, there can be no assurance that we will consummate any subsequent acquisitions. To the extent we are able to identify multiple target businesses to acquire as part of an initial business combination, we intend to seek to consummate the transaction which we believe is most attractive. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such target business would be in the best interests of our security holders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Our initial business combination must occur with one or more target businesses that have an aggregate fair market value equal to at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the applicable date. We may, however, structure a business combination to acquire less than a 100% ownership interest in certain properties, assets or entities. If we acquire less than 100% of the outstanding voting securities of a target business, we will not acquire less than a controlling interest, by which we mean more than 50% of the aggregate voting power of the outstanding voting securities of the target business, and a majority of the members of any governing body of the target company immediately after the acquisition must be our designees or approved by us. In the case of an asset acquisition, immediately after such acquisition we must be the owner of greater than 50% of the aggregate voting power of the outstanding voting securities of the entity or entities that hold such assets and a majority of the members of any governing body of each such entity must be our designees or approved by us.

In order to acquire a target businesses or businesses with an aggregate fair market value that meets the test described in the preceding paragraph, we may be required to raise additional funds through the issuance of debt or equity securities or borrowings. However, no third party has entered into any agreement or commitment to provide us any such financing following the date of this offering and, subject to compliance with applicable securities laws, we would only consummate such a financing simultaneously with the consummation of our initial business combination.

Prior to entering into an agreement for a target business, the fair market value of such target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value and the price for which comparable businesses have been sold. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representative of the underwriters, stating whether the fair market value meets the 80% threshold. In addition, if the business combination is with a company affiliated with our sponsor, officers or directors or any of our or their affiliates, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representative of the underwriters to the effect that such business combination is fair to our stockholders from a financial point of view. We are not otherwise required to obtain an opinion from an investment banking firm with respect to any business combination. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our stockholders. However, any such investment banking firm will likely take the position that such an opinion may only be relied upon by us or our board of directors and, accordingly, it is likely that you will not be able to rely upon such an opinion.

Issuance of Additional Debt or Equity

Depending on the cost of our target business or businesses, we may need to raise additional equity and/or debt financing to consummate our initial business combination. The mix of equity or debt would be dependent on the nature of the potential target business, including its historical and projected cash flow, if any, and its projected capital needs. It would also depend on general market conditions at the time, including prevailing interest rates and debt-to-equity coverage ratios. For example, capital intensive businesses may require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target’s cash flows. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by additional equity, such as warrants. We cannot assure you that such financing would be available on favorable terms, or at all. The proposed funding for our initial business combination would be disclosed in the proxy statement relating to the required shareholder approval.

Possible Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses that collectively satisfy the minimum fair market value standard as discussed above. Although this may entail the simultaneous acquisitions of several target businesses, there are likely to be substantial difficulties and other impediments in negotiating and closing the simultaneous acquisition of more than one target business. Accordingly, it is likely that our initial business combination will be with a single target business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon us subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire two or more businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and may delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to evaluate the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members, if any, that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. Although we presently anticipate that at least some of our officers and directors will remain associated in senior management, advisory or other capacities with us following a business combination, there can be no assurance in this regard, particularly because some or all of the management associated with a target business may also remain in place. Our officers and directors may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. If, as a condition to a potential initial business combination, our officers and directors negotiate to be retained after consummation of the business combination or to be reimbursed for expenses they incurred prior to or in connection with the business combination, such negotiations may result in a conflict of interest. Such negotiations may take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for Stockholder Approval of Business Combination

We will proceed with a business combination only if (i) a majority of the shares of common stock included in the units sold in this offering voted by the public stockholders are voted in favor of the business combination, (ii) public stockholders owning no more than one share less than 40% of the shares of common stock included in the units sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, to approve the extension and (iii) a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock. In connection with the vote required for our initial business combination or any extension period, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be effective only if the conditions set forth in clauses (i) and (ii) above have been satisfied. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination would require the affirmative vote of a majority of the shares of common stock outstanding. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business. We will publicly announce the record date for determining stockholders entitled to vote at the meeting to approve our initial business combination or the extension, as the case may be, at least 10 business days prior to such record date.

In connection with the stockholder vote required to approve an initial business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus, each existing stockholder has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock included in the units sold in this offering voted by public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination or the extension. Our sponsor and our officers and directors have also agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of a business combination and any extension submitted to our stockholders for approval.

We are not aware of any present intention on the part of our sponsor, officers or directors or their respective affiliates to make any purchases of our units or common stock in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed initial business combination or the extension, and (iv) their interest in the target business once the target business has been identified.

Although we are not aware of any present intention on the part of our sponsor, officers, directors or their affiliates to make such purchases, our sponsor, directors, officers and their affiliates are not prohibited from purchasing shares of our common stock in the open market or in privately negotiated transactions. We expect that any such purchases that take place in connection with the stockholder vote on an extension or business combination will be made through privately negotiated transactions. Any such privately negotiated transaction with a stockholder that took place after the record date for a stockholder vote on our initial business combination or an extension of the time period to effect our initial business combination is expected to include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock as of such record date, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our sponsor, director, officer or their affiliate, as the case may be. In the event our sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from stockholders who have already cast votes against the proposed acquisition or the extension and requested redemption of their shares, we expect that such selling stockholders would be required to revoke their prior votes against the proposed business combination or the extension, as the case may be, and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed business combination or the extension, as the case may be. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed business combination or the extension would have the effect of reducing redemptions and increasing votes in favor of the proposed business combination or the extension, thereby making it more likely that a proposed business combination or the extension would be approved. If we purchase shares of our common stock in privately negotiated transactions as described above and, if any funds held in the trust account are released to us before or following a business combination, we may use those funds to purchase those shares.

We anticipate that we or our sponsor, officers, directors or affiliates would identify the stockholders with whom we or our sponsor, officers, directors or affiliates may pursue privately negotiated purchases by either the stockholders contacting us or them directly or by our receipt of proxy cards submitted by stockholders at the time of the vote regarding the initial business combination or the extension. To the extent that we or our sponsor, officers, directors or affiliates wish to enter into a private purchase, we or they may identify stockholders who have expressed their intention to vote, or who have already voted, against the initial business combination or the extension. Pursuant to the anticipated terms of such arrangements, we expect that any shares so purchased by us or our sponsor, officers, directors or affiliates would then be voted, or prior votes against would then be changed to votes, in favor of the initial business combination or the extension. The terms of such purchases would operate to facilitate the consummation of the proposed business combination or the extension by potentially reducing the number of shares voted against the business combination or the extension, as the case may be, to less than 40% of the shares sold in this offering on a cumulative basis.

Any shares purchased from stockholders by us or our sponsor, officers, directors or affiliates in privately negotiated transactions would be purchased at a price to be negotiated between such stockholders on the one hand and us or our sponsor, officers, directors or affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholders’ position in our stock and the method and timing of payment from us or from our sponsor, officers, directors or affiliates for such shares. We are not aware of any present intention on the part of our sponsor, officers or directors or their affiliates to make and we have no present intention to make any such purchases; however, should we or they decide to do so, it is possible that the purchase price thereof would exceed the per share amount in the trust account.

We anticipate that any stock purchases by us or our sponsor, officers, directors or affiliates in connection with the vote relating to our initial business combination or an extension, as described above, will be consummated pursuant to privately negotiated arrangements rather than through open market purchases in order to avoid disruption in the marketplace due to the possible relative illiquidity of our stock and in order to avoid the potential characterization of such open market purchases as a tender offer by us or our sponsor, our officers, directors or affiliates.

Although we are not aware of any present intention on the part of our sponsor, officers, directors or their affiliates to make and we have no present intention to make open market purchases of our common stock subsequent to this offering and prior to consummation of our initial business combination, we or they may do so in the future both as an expression of confidence in the value of our common stock following the initial business combination or an extension and as a means of increasing the likelihood that an extension or initial business combination will be approved.

Upon the completion of our business combination, unless required by Delaware law, the federal securities law, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Possible Extension of Time to Complete a Business Combination to 30 Months

We have 24 months from the date of this prospectus to consummate a business combination. However, unlike some other blank check companies, if we are unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek to extend the time period within which we must complete our business combination to 30 months from the date of this prospectus, by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension.

We believe that extending the date before which we must complete our initial business combination to 30 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination, including the requirements of regulatory filings and related approvals. In order to extend the period of time to 30 months: (i) a majority of the shares of common stock included in the units sold in this offering voted by the public stockholders are voted in favor of the extension, (ii) public stockholders owning no more than one share less than 40% of the shares of common stock included in the units sold in this offering both vote against the extension and exercise their redemption rights and (iii) holders of a majority of our outstanding common stock must approve an amendment to our amended and restated certificate of incorporation extending our corporate life to 30 months from the date of this prospectus. If these conditions are not satisfied, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate.

If the conditions set forth in clauses (i), (ii) and (iii) of the preceding paragraph are satisfied, we will then have an additional six months in which to complete the initial business combination. As a result of an approval of the extension, we may be able to hold funds for non-redeeming stockholders in the trust account for up to 30 months.

In connection with the vote to approve the extended period, a stockholder’s election to redeem his shares of common stock will only be honored if the extended period is approved and the other conditions to the extension are satisfied. Stockholders who vote against the extended period and exercise their redemption rights will not be able to vote the redeemed shares on the initial business combination. Public stockholders who redeem their shares of common stock will still have the right to exercise the warrants that they received as part of the units.

In connection with the stockholder vote required to approve the extended period, each existing stockholder has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock included in the units sold in this offering voted by the public stockholders. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of the extended period submitted to our stockholders for approval. Accordingly, our sponsor, directors and officers will not be able to exercise redemption rights with respect to the extended period.

In the event the extended period is approved but at the end of such 30 month period we have not effected a business combination, we will dissolve as promptly as practicable and liquidate the trust account and any other assets.

For information regarding the quorum required for a vote of stockholders on such an extension and other relevant information, see “— Opportunity for Stockholder Approval of Business Combination” above.

Redemption Rights

At the time we seek stockholder approval of any business combination or to extend the period of time to consummate a business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination or the extension and the business combination is approved and completed or the extension is approved and the other conditions to such extension are satisfied, as the case may be. None of our existing stockholders, officers and directors will have such redemption rights with respect to any shares of common stock owned by it, directly or indirectly, whether included in or underlying its units or warrants or purchased by it in this offering or in the aftermarket. The actual per share redemption price will be equal to the amount in the trust account, inclusive of the redeeming holder’s pro rata share of the deferred underwriting discounts and commissions and any interest (less taxes payable on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) calculated as of two business days prior to the consummation of the proposed business combination or as of the day the extension is approved, as the case may be, divided by the number of shares sold in this offering then outstanding. Without taking into account any interest earned on the trust account, the initial per share redemption price would be $9.85 (or approximately $9.82 in the event the over-allotment option is exercised in full) per share sold in this offering. If the underwriters’ over-allotment option is exercised in whole or in part, the amount per share that our public stockholders will initially be entitled to receive upon redemption of their shares shall be determined by dividing the dollar amount initially placed in the trust account (including the dollar amount from the sale of the units sold upon exercise of the over-allotment option) by the total number of shares included in the units sold in this offering (including the units sold upon exercise of the over-allotment option).

An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the extended period or the business combination, as the case may be, and the extended period or the business combination is approved and, in the case of an extended period, the other conditions thereto are satisfied and in the case of a business combination, such business combination is completed. In addition, at our option, we may require that, prior to the vote on the business combination or extension, as the case may be, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to redeem the shares of our common stock held by such stockholder and confirming that such stockholder has held those shares since the record date for the stockholder meeting and will continue to hold them through the date of the stockholder meeting and, in the case of the vote on the initial business combination, the closing of our initial business combination. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time prior to the vote on the extended period or business combination or to deliver their shares to the transfer agent electronically prior to such vote using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for the extended period or any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement until the vote on the extended period or the business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, the delivery process is in the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (rather than holding physical certificates registered in the stockholder’s name), we believe that delivery can usually be accomplished by the stockholder in a relatively short time by contacting his broker and requesting delivery of his shares through the DWAC System. However, because we do not have any control over this process, it may take significantly longer than we anticipate for stockholders to exercise their redemption rights in time. In particular, delivery of physical stock certificates may take considerably longer than electronic delivery.

Traditionally, in order to perfect redemption rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the extended period is approved or the business combination is consummated, as the case may be.

There is a nominal cost associated with the above referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $40.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, in the event we require holders seeking to exercise redemption rights to tender their shares prior to the meeting and the conditions to the proposed extension are not satisfied or the proposed initial business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares), this may result in an increased cost to stockholders when compared to the traditional process if the tendering broker passes the cost on to the redeeming holder.

Any request for redemption, once made, may be withdrawn at any time prior to the vote at the meeting. Furthermore, if a stockholder delivered his shares for redemption and subsequently notifies us prior to the vote at the meeting that he has decided not to elect redemption, he may simply request that the transfer agent return the shares (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after the conditions to the extension are satisfied or the completion of a business combination.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus unless a proposal to approve the extended period is approved, in which case we will have 30 months from the date of this prospectus. If the extended period is not approved or any other condition thereto is not satisfied or the initial business combination is not approved or completed for any reason, then public stockholders voting against the extended period or our initial business combination, as applicable, who exercised their redemption rights would not be entitled to redeem their shares. In such case, if we have required public stockholders to deliver their shares prior to the meeting, we will promptly return such shares. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account (net of taxes on interest, franchise taxes and up to $2,500,000 of interest (after taxes) that we are entitled to withdraw to fund working capital) only in the event that the initial business combination they voted against was duly approved and subsequently completed or the extended period they voted against was duly approved and the other conditions thereto were satisfied, as the case may be, or in connection with our liquidation.

We will not complete any business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve an extension. If public stockholders owning 40% or more of the shares sold in this offering vote against the business combination and exercise redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve an extended period, we will not consummate such business combination and will continue to seek an alternate business combination for the remainder of our corporate existence. Accordingly, it is our intention in every case to structure our initial business combination so that public stockholders owning up to one share less than 40% of the shares of common stock included in the units sold in this offering may redeem their shares for cash by exercising their redemption rights with respect to the business combination, on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve an extended period. We have set the redemption percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Whether the redemption threshold is exceeded in the case of a stockholder vote in connection with a proposed business combination will be determined by adding (1) the number of shares of common stock included in the units sold in this offering that were redeemed by public stockholders in connection with the stockholder vote, if any, required to approve an extended period and (2) the number of shares of common stock included in the units sold in this offering owned by public stockholders who both vote such shares against the business combination and exercise their redemption rights with respect to such shares in connection with the stockholder vote required to approve such business combination, and dividing the sum by the number of shares of common stock included in the units sold in this offering.

If an extended period is not approved because public stockholders owning 40% or more of the shares of common stock included in the units sold in this offering both vote against the extension and exercise their redemption rights, our corporate life will not be extended and our existence will be terminated if we cannot consummate a business combination within 24 months from the date of this prospectus. If the period for us to complete a business combination is extended to 30 months (or if we never solicit stockholder approval of an extended period), then we shall proceed with a business combination if, in addition to other necessary approvals discussed elsewhere in this prospectus, public stockholders owning no more than one share less than 40% of the shares of common stock included in the units sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve an extended period.

Investors in this offering who do not sell, or who receive less than approximately $0.15 of net sales proceeds per warrant for, the warrants included in the units sold in this offering, and persons who purchase common stock in the aftermarket at a price in excess of $9.85 per share, may have a disincentive to exercise their redemption rights because the amount they would receive upon redemption could be less than their original or adjusted purchase price, assuming that the underwriters’ over-allotment option is not exercised.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption with respect to more than 10% of the shares of common stock included in the units sold in this offering, on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. A determination as to whether a stockholder is acting in concert or as a “group” shall be made by our management in the good faith exercise of their business judgment by reference to filings of such public stockholders and their affiliates under the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including Section 13 under the Exchange Act and SEC interpretive materials. Such a public stockholder would still be entitled to vote against the extended period or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve the extended period or a proposed business combination and attempting to use the redemption right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder or a “group” of public stockholders holding more than 10% of the shares sold in this offering could threaten to vote against the extended period or a proposed business combination and seek redemption, regardless of the merits of the transaction, if his or their shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him or them some of their shares). By limiting a stockholder’s ability to redeem only 10% of the shares sold in this offering, on a cumulative basis including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholder’s ability to vote all of their shares against the extended period or the business combination.

Whether the 10% limitation referred to in the preceding paragraph is exceeded by any public stockholder in the case of a stockholder vote in connection with a proposed business combination will be determined by adding (1) the total number of shares of common stock included in the units sold in this offering that were redeemed by such public stockholder, any of its affiliates and any other persons with whom such public stockholder was acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in connection with the stockholder vote, if any, required to approve an extended period and (2) the total number of shares of common stock included in the units sold in this offering owned by such public stockholder, any of its affiliates and any other persons with whom such public stockholder is acting in concert or as a “group” (as so defined) who both vote such shares against the business combination and exercise their redemption rights with respect to such shares in connection with the stockholder vote required to approve our initial business combination, and dividing the sum by the number of shares of common stock included in the units sold in this offering

Voting against an extended period or business combination alone will not result in redemption of any stockholders shares of common stock for a pro rata share of the trust account. Such stockholder must also exercise its redemption rights as described above.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved. This provision may only be amended to extend our corporate existence to          , 2011 in connection with, and upon the approval of, the extended period or to provide for our perpetual existence in connection with, and upon the consummation of, a business combination. If we have not completed a business combination by          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved (as applicable), our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our plan of dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision, except in connection with our submitting the extended period or a business combination to our public stockholders for approval.

A liquidation after our existence terminates would occur in the event that a business combination is not consummated within 24 months from the date of this prospectus (or 30 months in the event the extended period is approved). In the event we liquidate after termination of our existence on          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved, we anticipate notifying the trustee of the trust account to begin liquidating trust assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our sponsor and our officers and directors have agreed to waive their right to participate in any distribution with respect to the shares of common stock owned by them immediately prior to this offering upon our dissolution and liquidation if we fail to consummate a business combination, including the insider shares and the common stock underlying the insider warrants and the private placement warrants. However, if our sponsor or any of our officers and directors acquire shares of common stock in or after this offering they will be entitled to a pro rata share of the trust account (less certain amounts described below) with respect to such shares upon our dissolution and liquidation in the event we do not consummate a business combination within the required time period. There will be no liquidating distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business combination. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our sponsor and our founders have agreed, jointly and severally to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than between approximately $25,000 to $50,000) and have agreed not to seek repayment for such expense.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per share liquidation price would be $9.85 (or approximately $9.82 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors or others which would have higher priority than the claims of our public stockholders, and it is possible that assets in the trust account could be depleted prior to our dissolution and liquidation if creditors or other third parties were to successfully assert claims against any monies in the trust account.

We cannot assure you that the actual per share liquidation price will not be less than $9.85 per share (or approximately $9.82 per share if the over-allotment option is exercised in full), plus a pro rata portion of interest earned on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest (after taxes) that we are entitled to withdraw to fund working capital). Although we will seek, prior to the consummation of our initial business combination, to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business), creditors, other persons or entities we engage or with whom we enter into contracts or agreements, target businesses and prospective target businesses execute agreements with us waiving any and all right, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to them out of, the trust account and any monies or other assets in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they will not seek recourse or bring claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, or that a court would not conclude that such agreements are not legally enforceable. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

In order to protect the amounts held in the trust account, our sponsor and our co-Chief Executive Officers have agreed, jointly and severally, to indemnify us and hold us harmless from and against any and all claims of any vendors, service providers, creditors, other persons or entities we engage or with whom we enter into contracts or agreements and target businesses to the extent necessary so that the amount in the trust account (including, without limitation, all proceeds from this offering and the sale of the private placement warrants deposited in the trust account and all interest earned on amounts in the trust account net of (a) any such interest used to pay taxes on such interest or franchise taxes or (b) any such interest (after taxes) that has been released to us (not to exceed $2,500,000 in the aggregate) to fund our working capital) available for distribution to our public stockholders in the event of our liquidation is not reduced. The foregoing indemnity shall not apply to (a) any claims by a third party who executed a waiver of any and all rights, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to such third party out of, the trust account and any monies or other assets in the trust account (even if such waiver is subsequently found to be invalid or unenforceable), or (b) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. There could, however, be claims from parties that would not be covered by the indemnity from our sponsor and our co-Chief Executive Officers, such as stockholders or other parties who may file a claim for damages against us.

Despite these obligations, we cannot assure you that our sponsor or our co-Chief Executive Officers will be able to satisfy these indemnification obligations if required to do so. In particular, our sponsor is a shell company formed solely for the purpose of holding insider units, insider shares, insider warrants and private placement warrants and will have little or no additional assets. As a result, it is unlikely that our sponsor will be able to satisfy any obligations to indemnify us as described above. Based on representations made to us by our co-Chief Executive Officers, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their reasonably foreseeable indemnification obligations, although there can be no assurance that they will be able to do so. The indemnification obligations may be substantially higher than our sponsor and/or co-Chief Executive Officers currently foresee or expect and/or their financial resources may deteriorate in the future. In addition, as noted above, the indemnity from our sponsor and co-Chief Executive Officers shall not apply to (i) any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (ii) any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act.

In the event the proceeds held in the trust account are reduced and our sponsor and/or our co-Chief Executive Officers assert that they are unable to satisfy these indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and/or our co-Chief Executive Officers to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and/or co-Chief Executive Officers to enforce these indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor and/or our co-Chief Executive Officers, the amount of funds in the trust account available for distribution to our public stockholders upon our liquidation may be reduced and the per share liquidation distribution may be less than the initial $9.85 per share (or approximately $9.82 per share if the over-allotment is exercised in full).

We will have access to up to $2,600,000 (comprised of $100,000 of offering proceeds held outside of the trust account and up to $2,500,000 of interest income (net of any taxes)), with which to provide for our working capital needs and pay any such potential claims and , if we do not consummate a business combination, costs and expenses incurred in connection with our liquidation after the termination of our existence on          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved, which costs and expenses of liquidation are currently estimated at between approximately $25,000 and $50,000. In the event that we liquidate, we are required by law to pay or make provision for all then existing and estimated future liabilities. In the event that the amount we reserve from monies outside of the trust account and, if necessary, monies in the trust account in order to pay or provide for such liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period from the date of the last notice of rejection given by the corporation before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution (unless such three-year period is extended by the Delaware Court of Chancery). However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the 24 or 30 month period, as the case may be, and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all claims in pending actions, suits or proceedings and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.), target businesses or potential target businesses. As described above, we will seek to have all vendors, service providers, creditors, other persons or entities we engage or with whom we enter into contracts or agreements, target businesses and prospective target businesses execute agreements with us waiving any and all right, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to them out of, the trust account and any monies or other assets in the trust account. To the extent that these persons execute such agreements, the claims that could be made against us should be limited, which should lessen the likelihood of a claim that would result in any liability extending to the trust account, although there can be no assurance in this regard. However, there is no guarantee that those persons will execute such agreements or, even if such persons execute such agreements, that they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.85 per share (or at least approximately $9.82 per share if the over-allotment option is exercised). Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders from us. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence if we do not consummate a business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or to have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock for cash upon either the approval of the extended period which they voted against (so long as all conditions to such extended period are satisfied) or the completion by us of a business combination which they voted against. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the extended period or business combination alone will not result in redemption of a stockholder’s shares of common stock for a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of operating companies in North America and Europe. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our operating results may be materially adversely affected. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•	the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination, could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

•	our outstanding warrants and the potential future dilution they represent may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 191 Post Road West, Westport, CT 06880. We have agreed to pay a monthly fee of $10,000 to an affiliate of our sponsor for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the closing date of this offering and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers: Messrs. Encrantz, McNicholas and McGovern. We anticipate that we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and they intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target business, (ii) performing due diligence on one or more target businesses, or (iii) completing the business combination for a selected target business. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us, or sponsor or any of our officers or directors in their capacities as such.

Comparison To Offerings Of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds:	$98,500,000 of the net offering and private placement proceeds will be deposited into the trust account at Morgan Stanley & Co. Incorporated, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $95,000,000 of the net proceeds payable to us and $3,500,000 of the proceeds attributable to the underwriters’ deferred underwriting discounts and commissions.	$ of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds:	The $98,500,000 of net offering and private placement proceeds held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business:	The initial target business that we acquire must have a fair market value equal to at least 80% of our assets held in the trust account (including interest accrued on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital) but less deferred underwriting discounts and commissions) as of the date of our signing a definitive agreement in connection with our initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued:	The units will begin trading on or promptly after the date of this prospectus. Unless the underwriters inform us of an earlier date, the common stock and warrants comprising the units will trade separately on the 90th day following the date of this prospectus, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC, containing an audited balance sheet reflecting our receipt of the proceeds of this offering and the private placement. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds to be received from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where you can find additional information.”

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants:	The warrants offered hereby cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor:	We will give our stockholders the opportunity to vote on our business combination and any extension. In connection with seeking stockholder approval of a business combination or extension, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the extended period that is approved or a business combination that is approved and consummated, as the case may be, and who follows the procedures described in this prospectus is given the right to redeem his or her shares of common stock for his or her pro rata share of the trust account, less taxes on interest, franchise taxes and interest income (after taxes) of up to $2,500,000 that we are permitted to withdraw for working capital (subject to limitation in the case of a person or “group” seeking redemption rights with respect to more than 10% of the shares of common stock included in the units sold in this offering on a cumulative basis, including the shares as to which redemption rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the redemption of their shares. In addition, there is a limitation on the maximum number of shares we may redeem in connection with the vote on an extension period or a business combination, and, in any event, no shares will be redeemed in connection with a stockholder vote on an extension period or our initial business combination unless, in the case of an extension period, such extended period is approved and the other conditions thereto are satisfied and, in the case of a business combination, such business combination is approved and consummated.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline:	If we are unable to complete a business combination by , 2010 [24 months from the date of this prospectus] or ,2011 [30 months from the date of this prospectus] in the event an extension is approved, we will automatically dissolve and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of any taxes payable on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be distributed to us for working capital, as described in the prospectus, less any amounts paid to redeem shares of common stock in the event of an extension, and after payment of or provision for all of our then existing and estimated future liabilities. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds:	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon failure to effect a business combination within the allotted time, except to make payments to public stockholders who exercise their redemption rights in connection with an extension of the time period for us to consummate our initial business combination, and except that, to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to fund (i) any taxes on such income and franchise taxes and (ii) up to $2,500,000 of interest income (after taxes) for working capital. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering.	The proceeds held in the escrow account, including all of the interest earned thereon would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

Interest on proceeds held in the trust account:	Up to $2,500,000 of the interest income earned (net of taxes) on the trust account may be released to us to fund our working capital. In addition, interest earned may be disbursed to fund any taxes payable on such income or to pay franchise taxes.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Staffan E. Encrantz	56	President, Chief Operating Officer and Director
Michael J. McGovern	45	Co-Chief Executive Officer, Secretary and Director
John P. McNicholas	45	Co-Chief Executive Officer, Treasurer and Director
Frederick W. Gluck	72	Director
Per-Erik Mohlin	61	Director
John A. Werwaiss	65	Director

Staffan E. Encrantz has served as our President, Chief Operating Officer and a director since our inception. Mr. Encrantz has been active as a senior manager for over 25 years. He has been involved in the management and operations of companies in a number of industries, both as an operational manager and as a board member, covering various stages of operations. From 1988 to 2007, Mr. Encrantz served as Executive Chairman of CII Carbon L.L.C., or CII, a producer of calcined petroleum coke for the aluminum and titanium dioxide industries. While serving as the chief executive officer of the ABB Trading Ltd. group, a subsidiary of ASEA Brown Boveri Group, or ABB, from 1985 to 1990, Mr. Encrantz managed the original acquisition of CII’s business from Kaiser Aluminum & Chemical Corp. in 1988. After leaving ABB, he managed the subsequent buyout in 1992 of CII’s partner, ABB Trading (US) Inc. Mr. Encrantz served as CII’s Executive Chairman from 1988 until its sale for approximately $595 million in July 2007 to Rain Calcining Ltd. Mr. Encrantz was also the Chairman of Yamas Controls Group Inc., or YCG, a company that supplies, installs and services computerized systems for controlling heating, ventilation and air conditioning, or HVAC, fire, safety, lighting and access control in public and private facilities, from 1997 until the sale of the major part of YCG’s business in 2007 to TAC Americas, Inc., a subsidiary of Schneider Electric S.A. of France. From 1990 to 1992, Mr. Encrantz was a director of Fordonia AB, a publicly-held Swedish automobile retailer, which, together with affiliated companies, declared bankruptcy in 1992.

Mr. Encrantz currently is a member of the board of directors of Koncentra Marine & Power AB, or KMP, a private Swedish company and the parent company of Daros Piston Rings group of companies, or DPR. In 1999, Mr. Encrantz helped arrange the buyout of DPR, a manufacturer of large piston rings for two stroke engines, which are primarily used in marine and power generation applications, from the Expanda AB Group of Sweden. KMP has manufacturing subsidiaries in Sweden, China and Germany and a sales subsidiary in the United Kingdom. Mr. Encrantz served as Chairman of KMP from the buyout in 1999 until 2005. He is also Chairman of the Board and is actively involved in the management of AnaMar Medical AB, Gothenburg, Sweden, a private company engaged in the research and development of drugs and diagnostic products in the area of joint diseases. Mr. Encrantz, through his role as Chairman of the Board of Alestra Ltd, London, UK and its subsidiary Koncentra Holding AB, Stockholm, Sweden, both of which are primarily involved in making investments in other companies, is involved with the operations of Aiab Asklund Energy AB, a privately owned Swedish manufacturer of back-up power generation equipment and systems, and Absorber AB, Stockholm, Sweden, a private company focusing on the development of diagnostic tools for organ transplants, as well as with LinkMed AB a Swedish venture capital group in the biotechnical field that is listed on the Swedish stock exchange.

Mr. Encrantz also serves as a member of the board of directors of the Svensk Tag Teknik AB group of companies, a group of private Swedish companies involved in the refurbishing of locomotives to increase energy efficiency and improve environmental performance, and ClosingCorp Inc., a private San Diego, California based company providing real estate information and services over the internet. Mr. Encrantz also serves on multiple boards of the MKM Longboat group, a Cayman Islands hedge fund group.

Additionally, Mr. Encrantz is a principal of the privately-held Viking Acquisition group, which develops commercial real estate and, through Allegro Investment Inc., of which Mr. Encrantz is the owner and President, he acts as an advisor to a small number of European holding companies.

Mr. Encrantz worked in private law practice in Sweden from 1974 through 1979; with ASEA AB as Assistant General Counsel from 1979 to 1982 and as Finance Manager responsible for customer contract financing from 1982 to 1984; as General Counsel of the Business and Industry Division of Skandia Insurance Co., Ltd. from May to December 1984; as an Executive Vice President of EIT Electroinvest Trading S.A., an affiliate of ASEA AB, from December 1984 through July 1985; and as chief executive officer of the ABB Trading Group, a member of ABB Group, and as such was responsible for the ABB Trading Group’s commodity, futures and countertrading activities from July 1985 to January 1990. In 1988, while still employed by ABB, Mr. Encrantz also assumed the position of Executive Chairman of CII. Mr. Encrantz remained Executive Chairman of CII Carbon, L.L.C. to 2007 as described above.

Mr. Encrantz holds a law degree (magna cum laude) from Uppsala University, Sweden, which was awarded in 1974.

Michael J. McGovern, our co-Chief Executive Officer, Secretary and a director, has over 20 years experience in commercial and investment banking, arranging and investing in debt and equity financings for both private and public companies. He has originated, structured and executed transactions for companies in a range of industries, including chemicals, mining and metals, paper and forest products, power and utilities, oil and gas, financial services, healthcare and consumer products.

From July 2005 until March 2008, Mr. McGovern was a Managing Director with HSBC Securities (USA) Inc., where he served as Head of Leveraged and Acquisition Finance, Americas and Head of Loan Syndications, Americas. From June 1986 through March 2004, Mr. McGovern held various positions with Chase Manhattan Bank and, subsequently, with J.P. Morgan Securities Inc., or J.P. Morgan, where he served as Managing Director, Syndicated and Leveraged Finance, from November 2002 until March 2004. From March 2002 to November 2002, he served as Head of Corporate Finance for Consumer and Healthcare Investment Banking at J.P. Morgan. At the time of the merger of The Chase Manhattan Corporation and J.P. Morgan & Co. Inc. in 2000, he was named Head of Origination for the Global Syndicated Finance Group at J.P. Morgan, a post he held from December 2000 to March 2002.

Mr. McGovern graduated from Manhattan College with a B.S. in Business Administration in 1984 and he graduated from the Columbia University Graduate School of Business with a M.B.A. in 1986. Mr. McGovern is a past member of the Board of Education in Westport, CT. He is currently a member of the Board of Trustees of Regis High School in New York City.

John P. McNicholas, our co-Chief Executive Officer and Treasurer and a director, has approximately 20 years of experience in private equity, mergers and acquisitions and financial restructuring. Mr. McNicholas has played a role in identifying acquisition and divestiture targets, conducting or reviewing due diligence, negotiating and consummating transactions and monitoring portfolio company investments. His origination, structuring and negotiation experience is across a range of industries, including general industrials, consumer products, healthcare, telecommunications, transportation, automotive, metals and mining.

From July 2004 to March 2007, Mr. McNicholas was a Managing Director with J.P. Morgan, where he was responsible for advising J.P. Morgan’s North American middle market and small capitalization clients with respect to mergers and acquisitions. While at J.P. Morgan, Mr. McNicholas was a member of J.P. Morgan’s Fairness Opinion and Valuation Committee. From November 1990 to July 2004, Mr. McNicholas held various positions at The Blackstone Group L.P., including serving as a Managing Director in Blackstone’s Mergers & Acquisitions Group. During his over 13 years at Blackstone, Mr. McNicholas’s experience included numerous mergers and acquisitions, private equity and restructuring transactions. From 1995 to 1998, Mr. McNicholas was responsible for Blackstone’s affiliate relationship with The Nikko Securities Co., Ltd., a Japanese investment bank that had a limited partnership investment in Blackstone. From July 1992 to April 1994 and April 1994 to May 1995, Mr. McNicholas served as the Deputy Chairman and the Vice Chairman, respectively, of Collins & Aikman Corporation, a Blackstone Capital Partners portfolio company. Collins & Aikman completed a debt and equity recapitalization in July 1994 that included the sale of approximately $235 million of common stock in an initial public offering and a concurrent private placement and the refinancing of approximately $1.0 billion of debt obligations and preferred stock. From August 1989 to November 1990,

Mr. McNicholas was an Associate in the Merchant Banking Group at Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Mr. McNicholas graduated from Williams College in 1984 with a B.A. in English and Economics, he holds a Masters of Science in Accounting from New York University’s Stern School of Business and a Masters of Business Administration from the Darden Graduate School of Business at the University of Virginia. Mr. McNicholas currently serves as Treasurer of the Class of 1984 of Williams College. Mr. McNicholas is a past member of the Board of Trustees of Regis High School in New York City.

Frederick W. Gluck has served as a director since May 2008. He is currently the Chairman of the Board of CytomX, a privately owned developer of cell sorting products, based in Santa Barbara, California. From 1988 to 1994, Mr. Gluck served as the Managing Director of McKinsey & Company Inc., an international management consulting firm. He had joined McKinsey in 1967 and spent 28 years there. Mr. Gluck retired from McKinsey in 1995 and joined the Bechtel Group, Inc., an engineering, construction and project management company, where he served as Vice-Chairman and Director. While at Bechtel, Mr. Gluck was responsible for overseeing all of Bechtel’s global industry units, as well as corporate support services (including global financial operations, human resources, and public relations), alliances, and strategic marketing and analysis. Mr. Gluck retired from Bechtel in July 1998 and rejoined McKinsey & Company in 1998 as a consultant and continued in that role until July 2003. During his tenure at McKinsey, Mr. Gluck consulted with U.S., European, and Asian companies, with particular emphasis in the telecommunications, electronics, heavy machinery, and health care industries. He was a leader of McKinsey’s technology and strategic management practices. Before joining McKinsey, Mr. Gluck spent 10 years with Bell Telephone Laboratories working in program management, systems analysis and engineering, and guidance systems design. At the time he left Bell Labs, he was program manager for the Spartan anti-missile missile.

Mr. Gluck is currently a director of Amgen Inc., a human therapeutics company in the biotechnology industry. Mr. Gluck, together with other Amgen directors, has been named as a defendant in certain federal and state securities litigation in his capacity as a director of Amgen. Specifically, plaintiffs allege that the defendants breached their fiduciary duties, wasted corporate assets and were unjustly enriched because defendants (i) failed to disclose and/or misrepresented results of certain clinical trials related to pharmaceutical products marketed by Amgen and (ii) improperly marketed certain pharmaceutical products for off-label use. Amgen and certain of its directors, including Mr. Gluck, have also been named as defendants in related lawsuits alleging breach of their fiduciary duties to current and former employees who participated in certain Amgen retirement plans. All such matters are still pending. From 1998 to 2006, he was a director of HCA, Inc., a hospital management and healthcare services company, and served as Chairman of the Special Committee of the Board of HCA that was formed to evaluate the management buyout of HCA by members of HCA’s senior management and a consortium of financial sponsors. In his former capacity as a director of HCA, Mr. Gluck, together with other HCA directors, was named as a defendant in several lawsuits in federal and state courts alleging violations of securities laws and other matters. Specifically, the plaintiffs in these lawsuits asserted claims against certain officers and directors of HCA, including Mr. Gluck, for breach of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment in connection with HCA’s announcement of preliminary results of operations for the quarter ended June 30, 2005. In addition, Mr. Gluck was named as a defendant in several lawsuits brought in state courts against certain officers and directors of HCA, among others, alleging breach of fiduciary duties in connection with the management buyout of HCA, including allegations that the buyout was the product of a flawed process and that the consideration to be paid to HCA’s stockholders was unfair and inadequate. All of these lawsuits have now been settled. Mr. Gluck also serves as Treasurer and Chairman of the Finance Committee of the Cottage Health System, a charitable organization in Santa Barbara, California, and a trustee of The New York Presbyterian Hospital and serves on the board of the National Leadership Roundtable on Church Management. He was Vice-Chairman of New York Hospital, prior to its merger with Columbia Presbyterian hospital. He is also active at University of California, Santa Barbara, where he is a trustee of the UCSB Foundation, a member of the Advisory Council of the Kavli Institute of Theoretical Physics, and a member of the Steering Committee for the Campaign for

UCSB. Additionally, Mr. Gluck serves on the Board of Advisors of RAND Health in Santa Monica, California and the Brookings Budgeting for National Priorities Corporate Advisory Committee. Mr. Gluck is a member of the advisory board of Tennenbaum Capital Partners LLC, a private investment firm. Mr. Gluck earned a B.S. in electrical engineering from Manhattan College and a M.S. in electrical engineering from New York University. In addition, he did graduate studies in operations research at Columbia University. He holds an honorary doctorate from Hofstra University.

Per-Erik Mohlin has served as a director since May 2008. Mr. Mohlin has over 35 years of experience at several European companies. Since 2001, Mr. Mohlin has been the Founding Partner and Senior Consultant of OD Partner, a privately held provider of change mangement consulting services in Sweden. From 1998 to 2001, Mr. Mohlin was a consultant with Askus K-W, an affiliate of Askus AB, a privately held management consulting firm in Sweden. From 1985 to 1998, Mr. Mohlin held several leadership positions at Volvo AB. From 1985 to 1989, Mr. Mohlin was Head of Volvo’s Aero Engines division and from 1989 to 1992, he was President of Volvo Aero Corporation, a developer and manufacturer of commercial and military aircraft engines and components. From 1992 to 1993, he was Executive Vice President of Volvo Car Corporation and from 1993 to 1995, he was President of Volvo Car Corporation, a manufacturer of passenger automobiles. From 1995 to 1998, Mr. Mohlin was an Executive Vice President of Volvo Group AB. Prior to his experience at Volvo, Mr. Mohlin held several positions at ASEA AB, a publicly held Swedish company, from 1972 to 1985, including Head of ASEA Control, a manufacturer of a range of industrial controls and automation products, from 1982 to 1985. Mr. Mohlin is a member of the board of directors of the following Scandinavian companies: he is the Chairman of the Board of Prestando AB, Novator AB, Quadpak AB, and Advanced Inertial Measurement Systems Sweden AB, each of which is a private company, and he is a director of SEB Investment Management AB, Swedish Space Corporation, Koncentra Marine Power AB, Per-Erik Mohlin AB, Digital Vision AB and PSD Insight AB, each of which, except for Digital Vision AB, is a private company.

Mr. Mohlin received a degree from the Royal Institute of Technology in Stockholm, Sweden in 1972 and is today a member of The Royal Swedish Academy of Engineering Sciences.

John A. Werwaiss has served as a director since our inception. Mr. Werwaiss is the Chief Executive Officer of Werwaiss & Co., Inc., a privately-owned firm which owns, develops, and manages commercial and retail properties. He has held this position since 1974. From 1979 to 1982 Mr. Werwaiss was Chief Executive Officer of Realty Growth Investors, a real estate investment trust. Currently, Mr. Werwaiss is a Trustee of St. Vincent’s Catholic Medical Centers of New York and Fidelis Care, a nonprofit health plan, a director of Doyle New York, a fine arts auction house and a Regent of Georgetown University. He is also past Chairman of Regis High School, New York, New York. Mr. Werwaiss is a graduate of Georgetown University and attended Baruch Graduate School of Business.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. Our bylaws provide that the number of directors constituting our board of directors shall not be less than one or more than nine. Upon completion of this offering our board of directors will have six members. The term of office of the first class of directors, consisting of Messrs. Gluck, Mohlin and Werwaiss, will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of Messrs. Encrantz, McGovern and McNicholas, will expire at the second annual meeting following the completion of this offering.

Compensation for Officers and Directors

There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsor, officers, directors, existing stockholders or any of our or their affiliates prior to the consummation of or in connection with our initial business combination, other than: (i) repayment of an aggregate of $125,000 in non-interest bearing loans made by our sponsor to cover offering expenses; (ii) reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business combination; and (iii) payment to an affiliate of our sponsor of $10,000 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services.

Our audit committee will review and approve all payments made to our sponsor, officers, directors, existing stockholders or our or their affiliates, other than repayment of the $125,000 loan and the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Our current executive officers and directors may or may not remain with us following our initial business combination, depending on a number of factors, including the type of business acquired and the industry in which the target business operates. We cannot assure you that our current executive officers and directors will remain with us in any significant role, or at all. After our business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees, salaries or other compensation by the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive officers and director compensation. Any compensation to be paid to our Chief Executive Officer and other officers and directors will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the AMEX.

Director Independence

The AMEX requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present. The AMEX rules also provide that we have one year from the date of this prospectus to have a majority of our board of directors composed of independent directors.

Our board of directors has determined that Messrs. Gluck, Mohlin and Werwaiss are “independent directors” as such term is defined in the rules of the AMEX and Rule 10A-3 of the Exchange Act. We intend to appoint at least one additional independent director to serve on our board of directors within one year of the completion of this offering. All ongoing and future transactions between us and our sponsor or any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. We may not enter into any transaction with our sponsor, officers or directors or any of our or their affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transactions are no less favorable to us than those that would be available to us with respect to such transaction from unaffiliated third parties.

Board Committees

Our board of directors has formed an audit committee and a corporate governance and nominating committee. Each committee is composed of three directors and is comprised of “independent directors” as such term is defined in the rules of the AMEX and Rule 10A-3 of the Exchange Act.

Audit Committee

On completion of this offering, our audit committee will consist of Messrs. Gluck, Mohlin and Werwaiss.

The responsibilities of our audit committee will include:

•	reviewing our annual and quarterly financial statements;

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing our independent registered public accounting firm;

•	determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and the adequacy of our accounting control systems and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our sponsor, officers, directors or our or their affiliates, other than the payment of an aggregate of $10,000 per month to an affiliate of our sponsor for office space and general and administrative services and the repayment of the $125,000 loan made to us prior to this offering described elsewhere in this prospectus.

Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Under AMEX listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Messrs. Gluck, Mohlin and Werwaiss are independent directors. Mr. Werwaiss serves as the chairman of the audit committee

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of independent directors who are financially literate as required under the AMEX listing standards. The AMEX listing standards require that each audit committee member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the AMEX that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Werwaiss satisfies the AMEX’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Corporate Governance and Nominating Committee

On completion of this offering our corporate governance and nominating committee will consist of Messrs. Gluck, Mohlin and Werwaiss.

The functions of our corporate governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of our board of directors and its committees;

•	making recommendations to our board of directors regarding governance matters, including our amended and restated certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us and overseeing compliance with such guidelines.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The corporate governance and nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

We adopted a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Potential investors should also be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating their time among their various business activities. These activities could further limit their ability to devote time to our affairs and could affect our ability to consummate a business combination.

•	Certain of our officers and directors currently are affiliated with other entities that are engaged, and all of our officers and directors may in the future become affiliated with other entities that are engaged, in business activities similar to those intended to be conducted by us, and, accordingly, may have conflicts of interest in determining to which entity a particular business combination opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they are involved or become involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

•	We have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us in any transaction to which we are a party or have an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may compete with us.

•	Since Regian Holdings, LLC, our sponsor (which is indirectly owned by our officers), and our directors own all of the insider units and our sponsor will own the private placement warrants that will be released from escrow only if a business combination is successfully completed and will be worthless if a business combination is not consummated, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their securities from escrow.

•	Approximately $2,875,000 invested by our officers and directors in our securities will be lost if we do not consummate a business combination. This amount is comprised of $2,850,000 that will be paid by Regian Holdings LLC, which is indirectly owned by our officers, to acquire the private placement warrants and an additional $25,000 paid by our officers and directors to acquire the insider units (which do not have liquidation rights). These amounts are in addition to the joint and several agreements by our sponsor and our co-Chief Executive Officers to pay the fees and expenses for our dissolution and liquidation in the event we do not have sufficient funds outside of the trust account to pay for such expenses (which expenses are not expected to exceed $50,000) and the joint and several agreements of our sponsor and our co-Chief Executive Officers to indemnify us and hold us harmless from and against any and all claims of any vendors, service providers, creditors, other persons or entities we engage or with whom we enter into contracts or agreements and target businesses to the extent necessary so that the amount in the trust account (including, without limitation, all proceeds from this offering and the sale of the private placement warrants deposited in the trust account and all interest earned on amounts in the trust account net of (a) any such interest used to pay taxes on such interest or franchise taxes or (b) any such interest (after taxes) that has been released to us (not to exceed $2,500,000 in the aggregate) to fund our working capital) available for distribution to our public stockholders in the event of our liquidation is not reduced. The foregoing indemnity shall not apply to (a) any claims by a third party who executed a waiver of any and all rights, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to such third party out of, the trust account and any monies or other assets in the trust account (even if such waiver is subsequently found to be invalid or unenforceable), or (b) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

•	It is possible that one or more of our officers or directors may continue to serve as our officers and/or directors following a business combination, or may enter into consulting, advisory or other agreements with us as part of a business combination, as a result of which they may be entitled to compensation. In addition, we may not have sufficient funds outside of the trust account to reimburse our officers and directors for all expenses they incur in seeking to identify and consummate a business combination, and they may seek to obtain reimbursement for those expenses in connection with the business combination. Accordingly, the financial interest of such individuals may influence their motivation when determining whether a particular business combination is in our stockholders’ best interest.

•	Upon consummation of the offering, our existing stockholders will own 20% of our units and common stock, which significant ownership interest may dissuade potential acquirers from seeking control of us after we complete our initial business combination and buying our common stock at a price that our stockholders may deem beneficial.

•	Although our sponsor and our officers and directors have no current intentions to make such purchases, our sponsor, directors, officers or their affiliates are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•	Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. In connection with the stockholder vote required to approve the extended period or an initial business combination, our sponsor, directors and officers have agreed to vote any shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock included in the units sold in this offering voted by the public stockholders. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of the extended period or an initial business combination submitted to our stockholders for approval.

•	If we were to enter into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. We may have insufficient funds available outside of the trust account to pay for such a down payment or a no-shop provision and for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, because our sponsor is a shell company formed in connection with this offering and is unlikely to have any significant assets other than our securities, our founders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our sponsor and founders may seek to negotiate the repayment of some or all of any such expenses, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain other business affiliations, our officers and directors have or may have similar legal obligations to present business combination opportunities to other entities with which they are affiliated. Thus, our officers and directors may present business combination opportunities to other entities to which they owe a pre-existing fiduciary duty instead of presenting such opportunities to us. We cannot assure you that any of the conflicts will be resolved in our favor. The discretion of our officers and directors in identifying and selecting a suitable target business may also result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors (other than Messrs. McGovern and McNicholas) currently have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business combination opportunities suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors intend to honor those fiduciary obligations and present those business combination opportunities to those other entities. Accordingly, they will not present business combination opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation have declined to accept such opportunities. Because several of our officers and directors are also officers and directors of a number of companies to which they owe pre-existing fiduciary duties as described elsewhere in this prospectus, their pre-existing fiduciary duties to these companies may limit, perhaps substantially, the number of corporate opportunities that they are required to present to us under such agreements or may prevent them from presenting us any such opportunities. In that regard, Mr. Encrantz, our President and Chief Operating Officer, and some of our outside directors are affiliated with a great number of other companies to which they owe pre-existing fiduciary duties, and not all of those companies are listed under “Management.”

Other than the right of first review referred to below, we have no policies or procedures in place to resolve any of the conflicts described above. Moreover, because our officers and directors are allowed to present business combination opportunities to other entities to which they owe a pre-existing fiduciary duty, any such conflicts may not necessarily be resolved in our favor. See “Risk Factors — Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination” and “— Certain of our officers, directors and their affiliates currently are, and all of our officers and directors may in the future become, affiliated with, entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

In connection with the stockholder vote required to approve the extended period or any business combination, our sponsor, officers and directors have agreed to vote the shares of common stock owned by them prior to this offering, in the same manner as a majority of the shares of commons stock included in the units offered hereby voted by the public stockholders who vote at the special or annual meeting called for the purpose of approving the extended period or a business combination. Our sponsor and our directors and officers have agreed that if they acquire shares of our common stock in or following this offering, they will vote such acquired shares of common stock in favor of the extended period or a business combination. Accordingly, any shares of common stock acquired by our sponsor or our directors and officers in this offering or the open market will not have the same right to vote as public stockholders with respect to the extended period or a potential business combination (since they are required to vote these shares in favor of the extended period or a business combination). Additionally, neither our sponsor nor our directors and officers will have redemption rights with respect to shares of common stock acquired in or subsequent to this offering (since they may not vote these shares against the extended period or a business combination), except upon our dissolution and liquidation. In addition, with respect to shares of common stock owned by our sponsor, officers and directors prior to this offering, including the insider shares and the common stock underlying the insider warrants and the private placement warrants, they have agreed to waive their respective rights to participate in any liquidation distribution, including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired prior to this offering and not with respect to any shares of common stock acquired in this offering and the open market.

While we do not intend to pursue a business combination with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a target business, we are required to obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representative of the underwriters that such a business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination. However, such opinions are generally rendered to a company’s board of directors and investment banking firms may take the view that stockholders and other investors may not rely upon the opinion.

Right of First Review

In the course of their business activities for other companies, our officers and directors may become aware of business combination opportunities which may be appropriate for presentation to our company as well as to such other companies. Each of our officers and directors has agreed, subject to any pre-existing fiduciary duties he may have (i) to present to us any business combination opportunity of which he becomes aware with a business or businesses having an estimated fair market value, individually or collectively, in excess of $80,000,000 prior to presenting such opportunity to any other person or entity, and (ii) not to enter into any agreement with any other person or entity that may conflict with his obligations under such right of first review. The right of first review (which is contained in the respective insider letters signed by each of our officers and directors in connection with this offering) shall be effective from the date of this prospectus and shall terminate upon the earliest of (a) the consummation of our initial business combination, (b) our liquidation, or (c) the time such person is no longer one of our officers or directors; provided that such person’s obligations under clause (i) of the preceding sentence shall survive any such termination pursuant to clause (a) or (c) of this sentence and remain in full force and effect with respect to any business combination opportunity of which such person became aware prior to such termination. However, several of our directors and officers are officers and directors of a number of other companies and, as a result, their pre-existing fiduciary duties to these companies may limit, perhaps substantially, the number of business opportunities they are required to present to us under these agreements and may prevent them from presenting us any such opportunities.

Pursuant to such right of first review, when any of our officers or directors becomes aware of a business combination opportunity that they are required to present to us pursuant to such right of first review, such director or officer, as the case may be, is required to notify us within five business days of becoming aware of such business combination opportunity and such director or officer, as the case may be, will not be permitted to present such business combination opportunity to any other person or entity or otherwise pursue such business combination opportunity unless a majority of our disinterested, independent directors elect not to pursue such business combination opportunity. We have asked each of our officers and directors to agree to such right of first review in order to (i) provide greater certainty to the process by which we manage any such potential conflicts of interest and (ii) provide our officers and directors with guidelines to permit each of them to fully and properly discharge their respective duties to each of us and the other companies with which they are or may become affiliated.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of private placement warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the shares issuable upon exercise of the insider warrants or private placement warrants as none of those warrants are exercisable within 60 days of the date of this prospectus.

	Prior to the Offering and		After the Offering and
	Private Placement		Private Placement(1)
		Percentage of		Percentage of
	Number	Outstanding	Number of	Outstanding
Name of Beneficial Owners(2)	of Shares	Common Stock	Shares(3)	Common Stock

Regian Holdings, LLC(3)(4)	2,788,750	97%	2,425,000	19.4%
Staffan E. Encrantz(3)(4)(5)	2,788,750	97%	2,425,000	19.4%
Michael J. McGovern(3)(4)	2,788,750	97%	2,425,000	19.4%
John P. McNicholas(3)(4)	2,788,750	97%	2,425,000	19.4%
Frederick W. Gluck(6)	28,750	1%	25,000	*
Per-Erik Mohlin(7)	28,750	1%	25,000	*
John A. Werwaiss(8)	28,750	1%	25,000	*
All directors and officers as a group (6 persons)	2,875,000	100%	2,500,000	20.0%

*	less than 1%

(1)	Assumes only the sale of 10,000,000 units in this offering, but not the exercise of (i) the 10,000,000 warrants included in such units; (ii) the 2,425,000 insider warrants issued as part of the insider units to be owned by our sponsor (and therefore indirectly beneficially owned by our founders) upon completion of this offering or the 25,000 insider warrants issued as part of the insider units to be owned by each of our outside directors upon completion of this offering, or (iii) the 2,850,000 private placement warrants. Assumes the over-allotment option has not been exercised and, therefore, an aggregate of 375,000 insider units have been forfeited by our sponsor and outside directors as a result.

(2)	Unless otherwise indicated, the business address of each of the stockholders is 191 Post Road West, Westport, CT 06880.

(3)	Consists of the insider shares included in the insider units sold to our sponsor, less a total of 86,250 insider units sold to our outside directors. Information prior to this offering includes 363,750 insider shares included in the insider units owned by our sponsor that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full. All of the outstanding limited liability company interests in our sponsor are owned by Allegro Investments, LLC and Regian Capital Advisors, LLC, and John P. McNicholas, Michael J. McGovern and Staffan Encrantz are the sole managers of our sponsor. Mr. Encrantz owns all of the outstanding limited liability company interests in and is the sole managing member of Allegro Investments, LLC. Michael J. McGovern and John P. McNicholas own all of the outstanding limited liability company interests in and are the sole managers of Regian Capital Advisors, LLC. Accordingly, Messrs. Encrantz, McGovern and McNicholas are deemed to beneficially own all of the shares and units held by our sponsor.

(4)	Our sponsor, Regian Holdings, LLC, is a Delaware limited liability company whose managing members and indirect owners are Staffan E. Encrantz, Michael J. McGovern and John P. McNicholas, our President and Chief Operating Officer, our co-Chief Executive Officer and Secretary, and our co-Chief Executive Officer and Treasurer, respectively. Messrs. Encrantz, McGovern and McNicholas may be deemed the beneficial owners of the shares held by our sponsor for purposes of applicable securities law.

(5)	The business address of Staffan E. Encrantz is 555 California Street San Francisco, CA 94104.

(6)	Consists of the insider shares included in the insider units sold to this director by our sponsor. Information prior to this offering includes 3,750 insider shares included in the insider units owned by this director that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full.

(7)	Consists of the insider shares included in the insider units sold to this director by our sponsor. Information prior to this offering includes 3,750 insider shares included in the insider units owned by this director that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full.

(8)	Consists of the insider shares included in the insider units sold to this director by our sponsor. Information prior to this offering includes 3,750 insider shares included in the insider units owned by this director that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full.

In addition to the shares of common stock reflected in the foregoing table, all of which were purchased as part of the insider units prior to this offering, after this offering our sponsor will own, and Messrs. Encrantz, McGovern and McNicholas will each be deemed to beneficially own, 2,425,000 insider warrants (or 2,788,750 insider warrants if the underwriters’ over-allotment option is exercised in full) and 2,850,000 private placement warrants that our sponsor agreed, prior to the date of this prospectus, to purchase at the price of $1.00 per warrant for a total purchase price of $2,850,000 in a private placement to be completed immediately prior to this offering. The private placement warrants will be purchased by our sponsor with funds provided by our officers. It will be unnecessary for our sponsor or our officers to borrow funds from third parties for such purchase.

If we increase the size of the offering, we will adjust the insider units in the same proportion as the increase in the units offered hereby such that the aggregate number of insider units the sponsor and existing stockholders hold will be equal to 20% of our issued and outstanding units upon consummation of the offering. If we decrease the size of the offering, we will similarly adjust the insider units in the same proportion as the decrease in the units offered hereby such that the aggregate number of insider units the sponsor and our existing stockholders hold will be equal to 20% of our issued and outstanding units upon consummation of this offering.

If the underwriters do not exercise all or a portion of the over-allotment option, our sponsor and outside directors will be required to forfeit, on a pro rata basis in proportion to the relative number of insider units owned by each of them, up to an aggregate of 375,000 insider units (including the insider shares and insider warrants included in these units). Our sponsor and outside directors will be required to forfeit only a number of insider units necessary to maintain their collective 20% ownership interest in our units after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

On the date of this prospectus, our existing stockholders will place the insider units they owned prior to this offering and, prior to the consummation of this offering, our sponsor will place the private placement warrants purchased in the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Any shares of common stock issued upon exercise of the warrants held in escrow will also be placed in escrow. Securities placed in escrow and any shares of common stock issued on exercise of warrants placed in escrow will not be released from escrow until the applicable lock-up periods described below under “Underwriting” have expired or are waived, except (i) to permit cancellation of up to 375,000 insider units if the underwriters’ over-allotment option is not exercised in full or (ii) if, beginning 30 days subsequent to the consummation of our initial business combination, we consummate a merger, capital stock exchange, stock purchase, asset acquisition or other similar transactions which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property (in which case a release from escrow would only be permitted to the extent necessary to participate in such exchange and the cash, securities or other property received upon such exchange would be placed into escrow). In addition, securities held in escrow may be transferred to permitted assigns (as defined under “Underwriting”) but must remain in escrow until the expiration or waiver of the applicable lock-up period, subject to the foregoing exceptions.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to permitted assigns, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends and the shares held in escrow will also be placed in escrow. If we are unable to effect a business combination and liquidate, our sponsor and existing stockholders and their permitted assigns will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to this offering, including the insider shares and the common stock underlying the insider warrants and the private placement warrants.

Our sponsor and each of Messrs. Encrantz, McGovern and McNicholas are deemed to be our “parent” and “promoter,” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of February 7, 2008, we issued 2,875,000 insider units to our sponsor for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.009 per unit; up to 375,000 of these units are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully. Each insider unit consists of one insider share and one insider warrant to purchase one share of common stock. On June 2, 2008, our sponsor sold an aggregate of 86,250 insider units (of which an aggregate of 11,250 insider units are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full) to our independent directors at the same price per unit paid by our sponsor.

Our sponsor has agreed to purchase 2,850,000 private placement warrants, at the price of $1.00 per warrant for a total purchase price of $2,850,000, in a private placement to be completed immediately prior to the consummation of this offering. The private placement warrants will be purchased by our sponsor with funds provided by our officers. It will be unnecessary for our sponsor or our officers to borrow such funds from third parties. The $2,850,000 purchase price of the private placement warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $2,850,000 purchase price of the private placement warrants will become an asset to be included as a part of the liquidation amount payable to our public stockholders from our trust account and the private placement warrants will expire worthless.

Immediately after this offering and the private placement (whether or not the underwriters’ over-allotment option is exercised), our sponsor and existing stockholders will beneficially own approximately 20% of the then issued and outstanding units. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

Pursuant to a registration rights agreement to be entered into on or before the closing date of this offering, the holders of a majority of the sum of (i) the shares of common stock issued as part of the insider units owned, directly or indirectly, by our sponsor, officers and directors and (ii) the shares of common stock issued or issuable upon exercise of the private placement warrants and insider warrants owned, directly or indirectly, by our sponsor, officers and directors, will be entitled to make up to two demands that we register the insider units, insider shares, insider warrants, private placement warrants and the shares of common stock issued or issuable upon exercise of the private placement warrants and insider warrants under the Securities Act for resale in the public markets. The holders of majority of the sum of (i) the shares of common stock issued as part of the insider units that are owned, directly or indirectly, by our sponsor, officers and directors and (ii) the shares of common stock issued or issuable upon exercise of the private placement warrants and insider warrants that are owned, directly or indirectly by our sponsor, officers and directors, will also be entitled to require us to register the resale of the insider units, insider shares, insider warrants, private placement warrants and the shares of common stock issued or issuable upon exercise of the private placement warrants and insider warrants on Form S-3 or any similar short-form registration statement which may be available at the time. Any request to register such securities on Form S-3 or any similar short-form registration statement shall not be deemed a demand registration. Such holders may not exercise any of the foregoing registration rights with respect to, or register, any of the foregoing securities until such time as the respective dates on which these securities are released from escrow and the lock-up periods applicable to these securities described under “Underwriting” have expired or are waived. In addition, these stockholders and their permitted transferees have certain “piggyback” registration rights with respect to registration statements filed subsequent to the respective dates on which these securities are released from escrow and the lock-up periods applicable to these securities described under “Underwriting” have expired or are waived. We will bear the expenses incurred in connection with the filing of any such registration statements.

The insider warrants and private placement warrants were sold in private placements pursuant to Regulation D of the Securities Act that were exempt from registration requirements under the federal securities laws.

In order to protect the amounts held in the trust account, our sponsor and our co-Chief Executive Officers have agreed, jointly and severally, to indemnify us and hold us harmless from and against any and all claims of any vendors, service providers, creditors, other persons or entities we engage or with whom we enter into contracts or agreements and target businesses to the extent necessary so that the amount in the trust account (including, without limitation, all proceeds from this offering and the sale of the private placement warrants deposited in the trust account and all interest earned on amounts in the trust account net of (a) any such interest used to pay taxes on such interest or franchise taxes or (b) any such interest (after taxes) that has been released to us (not to exceed $2,500,000 in the aggregate) to fund our working capital) available for distribution to our public stockholders in the event of our liquidation is not reduced. The foregoing indemnity shall not apply to (a) any claims by a third party who executed a waiver of any and all rights, title, interest and claims of any kind in or to, and any and all rights to seek payment of amounts due to such third party out of, the trust account and any monies or other assets in the trust account (even if such waiver is subsequently found to be invalid or unenforceable), or (b) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Despite these obligations, we cannot assure you that our sponsor or our co-Chief Executive Officers will be able to satisfy those indemnification obligations, if required to do so. In particular, our sponsor is a shell company organized in connection with this offering and our sponsor does not have, and is not expected to have, any significant assets other than the insider units and private placement warrants purchased from us. Furthermore, there could be claims from parties that would not be covered by the indemnity from our sponsor and co-Chief Executive Officers. In the event the proceeds held in the trust account are reduced and our sponsor and/or our co-Chief Executive Officers assert that they are unable to satisfy these indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and/or our co-Chief Executive Officers to enforce the indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and/or co-Chief Executive Officers to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor and/or our co-Chief Executive Officers, the amount of funds in the trust account available for distribution to our public stockholders upon our liquidation may be reduced and the per share liquidation distribution may be less than the initial $9.85 per share (or approximately $9.82 per share if the over-allotment option is exercised in full).

Our sponsor has loaned an aggregate of $125,000 to us to cover some of the expenses related to this offering, such as SEC registration fees, AMEX listing fees, FINRA registration fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of April 15, 2009 or the consummation of this offering. The full amount of the loan is currently outstanding and we intend to repay this loan in full from the proceeds of this offering at the consummation of this offering.

We have agreed to pay a monthly fee of $10,000 to an affiliate of our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the closing date of this offering and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them incidental to this offering and finding a suitable business combination, which may include activities such as identifying and investigating possible target businesses and business combinations. Our audit committee will review and approve all payments made to our sponsor, officers, directors, existing stockholders or our or their affiliates, other than repayment of the $125,000 loan referred to above and the payment of an aggregate of $10,000 per month to an affiliate of our sponsor, for office space and general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors and the repayment of the $125,000 loan referred to above and $10,000 per month payable to an affiliate of our sponsor for office space and general and administrative services, no compensation, reimbursements, cash payments or fees of any kind, including finders, consulting fees or other similar compensation, or the issuance of any of our securities, will be paid to our sponsor, officers or directors, existing stockholders or to any of our or their respective affiliates prior to or in connection with the consummation of a business combination.

Our sponsor, officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account and interest income (after taxes) that we are entitled to withdraw from the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. As a result, these persons may not be reimbursed for these expenses unless a business combination occurs. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Our current officers and directors may or may not remain with us following our initial business combination, depending on, among other things, the type of business acquired and the industry in which the target business operates. We cannot assure you that our current officers and directors will be retained in any significant role, or at all, and we have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination. After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies, with the compensation payable under those agreements being disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the business combination. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies. Likewise, in the event our officers and directors do not remain officers and directors after the business combination, they may be paid consulting, management or other fees pursuant to agreements entered into with us in the future, with the compensation payable under those agreements being disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with business combination. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require (i) prior approval by a majority of our disinterested independent directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel and (ii) that our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the date of this prospectus, 2,875,000 shares of common stock will be outstanding (up to 375,000 of which are subject to forfeiture as described herein). No shares of preferred stock are currently outstanding.

The description of certain provisions of our amended and restated charter and bylaws, the units, the warrants, our common stock and preferred stock, the registration rights agreement and the warrant agreement referred to below is not complete and is subject to, and qualified in its entirety by reference to, the forms of our amended and restated certificate of incorporation and bylaws, registration rights agreement, warrant agreement and certificates evidencing the warrants, units and shares of our common stock, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part and which may be obtained as described under “Where You Can Find Additional Information”. You should review these documents for complete description.

Units

Public Stockholder Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50, subject to adjustment. The units will begin trading on or promptly after the date of this prospectus. Unless the underwriters inform us of an earlier date, the common stock and warrants comprising the units will begin trading separately on the 90th day following the date of this prospectus, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the proceeds of this offering and the private placement. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed or we are liquidated.

Insider Units

Each insider unit consists of one insider share and one insider warrant. The insider units are identical to the units sold in this offering, except that:

•	the insider units, insider shares and insider warrants (including the shares of common stock issuable upon exercise of such warrants) are subject to the transfer restrictions described below in

“Underwriting” and, subject to limited exceptions, will be held in escrow as described above under “Principal Stockholders” until the date on which those transfer restrictions expire or are waived;

•	our existing stockholders have agreed to vote their insider shares in the same manner as a majority of the shares of our common stock included in the units sold in this offering voted by our public stockholders in connection with the vote required to approve the extended period and/or our initial business combination and, as a result, will not be able to exercise redemption rights with respect to their insider shares;

•	each of our existing stockholders has agreed to waive its rights to participate in any liquidation distribution with respect to its insider shares if we fail to consummate our initial business combination and will have no redemption rights with respect to their insider shares;

•	the insider warrants will become exercisable upon the later of (i) the date that is one year after the date of this prospectus and (ii) the consummation of our initial business combination, in each case if, and only if, the last reported sale price of our common stock on the AMEX or other national security exchange on which the common stock may be traded equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30 trading day period following the consummation of a business combination (but only if we have an effective registration statement and a current prospectus covering the shares of common stock issuable upon exercise of the insider warrants);

•	the insider warrants will not be redeemable by us so long as they are held by any existing stockholder or their permitted assigns; and

•	at such time as the insider warrants become exercisable, the insider warrants may be exercised on a cashless basis if held by any existing stockholders or their permitted assigns.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by common stockholders. In connection with the stockholder vote required to approve the extended period or any business combination, our sponsor and each other existing stockholder have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the shares of our common stock included in the units offered hereby voted by the public stockholders who vote at the special or annual meeting called for the purpose of approving the extended period or a business combination. In addition, our sponsor, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of the extended period or an initial business combination submitted to our stockholders for approval. Accordingly, our sponsor, directors and officers will not be able to exercise redemption rights with respect to the extended period or any potential initial business combination.

In accordance with our amended and restated certificate of incorporation (which provision cannot be amended without the affirmative vote of at least 95% of the outstanding common stock), we will proceed with the business combination only if (i) a majority of the shares of common stock included in the units sold in this offering voted by the public stockholders are voted in favor of the business combination, (ii) public stockholders owning not more than one share less than 40% of the shares of common stock included in the units sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve an extension, and (iii) a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock. For purposes of seeking approval of the majority of the shares of common stock included in the units sold in this offering voted by the public stockholders, abstentions and non-votes will have no effect on the approval of the extended period or a business combination once a quorum is obtained. We intend to give not less than 10 or more than 60 days prior written notice of any meeting at which a vote shall be taken to approve the extended period or a business combination.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors standing for election.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by          , 2010 [24 months from the date of this prospectus] or          , 2011 [30 months from the date of this prospectus] in the event an extension is approved, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital, and less any amounts paid to stockholders who exercised redemption rights), and any net assets outside of the trust account remaining available for distribution to them, but in each case only after payment of or provision for our then existing and estimated future liabilities. Our sponsor, existing stockholders and our officers and directors have agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock owned by them prior to this offering, including the insider shares and any shares of common stock underlying the insider warrants and the private placement warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of or provision for our liabilities and amounts due in respect of each class and series of our capital stock, if any, ranking senior to our common stock in right of payment in the event of our liquidation, dissolution or winding up. Our stockholders have no preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to redeem their shares of common stock for their pro rata share of the trust account (less taxes on interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to us to fund our working capital, and less any amounts paid to stockholders who previously exercised their redemption rights) if they vote against the extended period or the business combination and the extended period or the business combination is approved and, in the case of an extended period, the other conditions thereto are satisfied and, in the case of the business combination, such business combination is completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Our sponsor, directors and officers are not entitled to redeem any of their shares of common stock acquired prior to this offering, in this offering, or after this offering into a pro rata share of the trust account.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Prior to the consummation of this offering, there will be 5,350,000 warrants outstanding (assuming the over-allotment option is not exercised), all of which will be insider warrants and private placement warrants.

Public Stockholder Warrants

Each warrant included in the units offered hereby entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; and

•	, 2009 [one year from the date of this prospectus].

However, the warrants will be exercisable only if we have an effective registration statement and current prospectus covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire on          , 2013, [five years from the date of this prospectus], at 5:00 pm, New York City time or earlier upon redemption.

We may redeem the outstanding warrants (excluding any insider warrants and private placement warrants held by our existing stockholders or their permitted assigns) without the consent of the representative of the underwriters or any third party at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon not less than 30 days prior written notice of redemption, and

•	if, and only if, the last reported sales price of our common stock on the American Stock Exchange, or AMEX, or other national securities exchange on which the common stock may be traded equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the warrants is adjusted) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial warrant exercise price and to provide a differential between the then prevailing common stock price and the warrant exercise price that is intended to help mitigate any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed or not fall below either $14.25, or the warrant exercise price of $7.50, after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price per share of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The warrants included in the units sold in this offering may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on that basis. Our sponsor may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and shares due to the redemption.

The right to exercise warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the holders of warrants will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date (or, in the case of redemption, prior to the date specified in the notice of redemption) at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (except in the event of a required cashless exercise in connection with a redemption), by certified or official bank check payable to us, for the number of warrants being exercised. In the case of warrants held in “street name”, the holders should contact the broker-dealer through whom they hold the warrants for information as to how to exercise redemption rights. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock.

No warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the shares of such common stock issuable upon the exercise of the warrants and a prospectus relating to common stock is current and the common stock has been registered or qualified or deemed to be exempt under or not subject to the securities registration laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration or earlier redemption of the warrants. However, we cannot assure you that we will be able to do so and we have no obligation to permit the warrants to be exercised in the absence of an effective registration statement or a current prospectus or to settle the warrants in cash. The warrants may never become exercisable if we fail to comply or maintain the effectiveness of such registration statement and comply with these other requirements. If we are unable to maintain the effectiveness of such registration statement and comply with these other requirements until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Holders of warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not in cash.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants and Private Placement Warrants

The insider warrants are identical to the warrants sold in this offering except as described above under “Units — Insider Units”. The private placement warrants will be identical to the warrants included in the units being sold in this offering, except that:

•	the private placement warrants (including the shares of common stock issuable upon exercise of those warrants) will be subject to the transfer restrictions described below in “Underwriting” and, subject to limited exceptions, will be held in escrow as described under “Principal Stockholders” until the date on which the transfer restrictions applicable to those securities expire or are waived;

•	are not redeemable by us so long as they are held by our existing stockholders or their permitted assigns;

•	may be exercised on a cashless basis at any time after the private placement warrants become exercisable if held by our existing stockholders or their permitted assigns.

If insider warrants or the private placement warrants are held by holders other than existing stockholders or their permitted assigns, the insider warrants or the private placement warrants will be redeemable by us on the terms and subject to the conditions described in this prospectus and will only be subject to cashless exercise if required by us in connection with a redemption. Such warrants will then only be exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the insider warrants or the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price per share of our common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants may be exercised on a cashless basis so long as they are held by existing stockholders and their permitted assigns is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the insiders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis.

The insider warrants and private placement warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our sponsor’s, officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 12,500,000 shares of our common stock outstanding, or 14,375,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our “affiliates” within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 shares of common stock (or 2,875,000 shares if the underwriters’ over-allotment option is exercised in full) are insider shares and are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The insider shares are subject to restrictions on transfer as described under “Underwriting” and will be entitled to registration rights as described below.

After this offering and the private placement, there will also be a total of 5,350,000 insider warrants and private placement warrants outstanding (or, if the over-allotment is exercised in full, 5,725,000 warrants outstanding) that upon full exercise will result in the issuance of 5,350,000 shares of common stock (or, if the over-allotment is exercised in full, 5,725,000 shares of common stock) to the holders of the insider warrants and private placement warrants. The insider warrants and private placement warrants and the underlying shares of common stock are restricted securities under Rule 144 but will be entitled to registration rights. See “Registration Rights” below. In addition, the insider warrants and the private placement warrants and the shares of common stock issuable upon exercise thereof will be subject to restrictions on transfer as described under “Underwriting”.

Additionally, after this offering and the private placement, an additional 10,000,000 warrants (or 11,500,000 warrants if the underwriters’ over-allotment option is exercised in full), excluding the insider warrants and the private placement warrants, will be outstanding and will be exercisable, subject to certain conditions, for 10,000,000 shares (or 11,500,000 shares if the underwriters’ over-allotment option is exercised in full) of our common stock. All of these warrants will be part of the units sold in this offering and therefore will be freely tradable without restriction or further registration under the Securities Act, except for any warrants purchased by any of our “affiliates” within the meaning of Rule 144 under the Securities Act. However, the shares issuable on exercise of these warrants must be registered under the Securities Act, and you will not be entitled to exercise these warrants unless, among other things, we have an effective registration statement and a current prospectus covering those shares. Upon consummation of this offering, there will be no other outstanding securities that are convertible into, or exercisable or exchangeable for, our common stock. However, in the event we consummate a business combination, we may elect to establish a stock option or other equity incentive plan for our officers, directors and employees, and any target business we acquire may have such a stock option or other equity incentive plan in place at the time of the business combination.

Rule 144

Under Rule 144 under the Securities Act, a person who has beneficially owned units, shares of our common stock or warrants that are restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to, and current in, the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted units, shares of common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of the securities of the same class then outstanding, which, in the case of the common stock, will equal shares immediately after this offering (or shares if the underwriters exercise their over-allotment option in full); or

•	the average weekly trading volume of the securities of the same class during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

SEC Position on Rule 144 Sales

The SEC has historically taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC has historically taken the position that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

In its recent amendments to Rule 144, the SEC has codified the position discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has previously been a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer ceases to be a shell company;

•	The issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	The issuer has filed all reports and materials required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for a shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, upon the satisfaction of the above conditions, our existing holders will be able to sell the insider units, insider shares, insider warrants and private placement warrants (and shares issuable on exercise of the insider warrants and the private placement warrants) pursuant to Rule 144, subject to the transfer restrictions described under “Underwriting”, one year after we have completed our initial business combination

As of the date of this prospectus, such restricted shares would include the 2,875,000 insider shares (2,500,000 if the 375,000 insider units are forfeited as a result of the over-allotment option not being exercised) purchased at inception by our sponsor and the 5,725,000 shares underlying the insider warrants and private placement warrants (5,350,000 if the 375,000 insider units are forfeited as a result of the over-allotment option not being exercised).

Registration Rights

Pursuant to a registration rights agreement to be entered into on or before the closing date of this offering, the holders of a majority of the sum of (i) the shares of common stock issued as part of the insider units owned, directly or indirectly, by our sponsor, officers and directors and (ii) the shares of common stock issued or issuable upon exercise of the private placement warrants and insider warrants owned, directly or indirectly, by our sponsor, officers and directors, will be entitled to make up to two demands that we register the insider units, insider shares, insider warrants, private placement warrants and the shares of common stock issued or issuable upon exercise of the private placement warrants and insider warrants under the Securities Act for resale in the public markets. The holders of majority of the sum of (i) the shares of common stock issued as part of the insider units that are owned, directly or indirectly, by our sponsor, officers and directors and (ii) the shares of common stock issued or issuable upon exercise of the private placement warrants and insider warrants that are owned, directly or indirectly by our sponsor, officers and directors, will also be entitled to require us to register the resale of the insider units, insider shares, insider warrants, private placement warrants and the shares of common stock issued or issuable upon exercise of the private placement warrants and insider warrants on Form S-3 or any similar short-form registration statement which may be available at the time. Any request to register such securities on Form S-3 or any similar short-form registration statement shall not be deemed a demand registration. Such holders may not exercise any of the foregoing registration rights with respect to, or register, any of the foregoing securities until such time as the respective dates on which these securities are released from escrow and the lock-up periods applicable to these securities described under “Underwriting” have expired or are waived. In addition, these stockholders and their permitted transferees have certain “piggyback” registration rights with respect to registration statements filed subsequent to the respective dates on which these securities are released from escrow and the lock-up periods applicable to these securities described under “Underwriting” have expired or are waived. We will bear the expenses incurred in connection with the filing of any such registration statements.

Amendments to our Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon the consummation of this offering and the private placement, $98,500,000, or $112,975,000 if the underwriters’ over- allotment option is exercised in full (comprising (i) $95,650,000 of the net proceeds of this offering, including $3,500,000 of deferred underwriting discounts and commissions (or $110,125,000 if the underwriters’ over-allotment option is exercised in full, including $4,025,000 of deferred underwriting discounts and commissions) and (ii) $2,850,000 of the proceeds from the sale of the private placement warrants) shall be placed into the trust account;

•	if we have entered into a definitive agreement with respect to a business combination within 24 months of the date of this prospectus and we anticipate that we will not be able to consummate a business combination within such 24 months, we can seek stockholder approval to extend the period of time to consummate a business combination by an additional 6 months. In such case, we will present such proposal to our stockholders together with the ability to exercise their redemption rights at that time. We will have an additional 6 months to consummate a business combination only if, among other conditions, the extension is approved by a majority of the shares of common stock included in the units sold in this offering voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning not more than one share less than 40% of the shares included in the units sold in this offering vote against the extension and exercise their redemption rights;

•	if the extended period is approved and the other conditions to the extension are satisfied, public stockholders who exercised their redemption rights and voted against the extended period may redeem their shares for cash at the redemption price on the date the extended period is approved (subject to the 10% limitation on redemption described herein);

•	prior to the consummation of a business combination, we shall submit the business combination to our stockholders for approval;

•	we may consummate a business combination if, among other conditions, such business combination is approved by a majority of the shares of common stock included in the units sold in this offering voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning not more than one share less than 40% of the shares included in the units sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve the extended period;

•	if a proposed business combination is approved and consummated, public stockholders who voted against the business combination and exercised their redemption rights may redeem their shares for cash at the redemption price on the closing date of such business combination (subject to the 10% limitation on redemption described herein);

•	if a business combination is not consummated within 24 months of the date of this prospectus (or 30 months in the event an extension is approved), then our existence will terminate and we will distribute all amounts in the trust account (including accrued interest, net of taxes on such interest, franchise taxes and up to $2,500,000 of interest (after taxes) we are entitled to withdraw for working capital purposes), and any net assets remaining outside the trust account, except in each case for such amounts as are paid or reserved for payment to existing and future creditors or claimants in accordance with Delaware law, on a pro rata basis to all of our public stockholders;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, joint venture, reorganization or similar transaction prior to a business combination;

•	prior to a business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on the extended period or a business combination;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our sponsor, officers, directors, existing stockholders and our and their affiliates, other than repayment of a $125,000 loan made by our sponsor and the payment of an aggregate of $10,000 per month to an affiliate of our sponsor for office space and certain general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

•	we may not enter into any transaction with our sponsor, officers or directors or any of our or their affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

•	we may not enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representative of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

Our amended and restated certificate of incorporation requires that prior to the consummation of a business combination we obtain an affirmative vote cast at a meeting of stockholders of at least 95% of the outstanding common stock to amend these provisions. However, the validity of such provision under Delaware law has not been settled. A court could conclude that this 95% voting requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without such affirmative vote and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. As a result, neither we nor our sponsor nor our board of directors will propose any amendment to any of the foregoing provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of a business combination (subject to any fiduciary obligations our management or board may have). We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date scheduled to vote thereupon. In addition, we believe we have an obligation in every case to structure our initial business combination so that up to one share less than 40% of the shares of common stock included in the units sold in this offering have the ability to be redeemed for cash by public stockholders exercising their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote, if any, required to approve an extension, and the business combination will still go forward.

Listing of Securities

We have applied to have our units, common stock and warrants listed on the on the AMEX under the symbols “     .U”, “     ” and “     .WS”, respectively. We anticipate that our units will begin trading on the AMEX on or promptly after the date of this prospectus. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will be listed separately and as a unit on the AMEX.

Delaware Anti-Takeover Law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” (as defined) with, among others, a stockholder who owns or, within the three prior years, owned 15% or more of the corporation’s outstanding voting stock. If Section 203 were applicable to us, it could prohibit or delay mergers or other change in control attempts and thus may discourage attempts to acquire us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to an investment in the units (which, as discussed above under “Description of Securities — Units,” consist of our common stock and warrants) by an initial beneficial owner of units that purchases the units in this offering. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax considerations that we assume to be known generally by potential holders or all of the tax considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including:

•	certain financial institutions;

•	insurance companies;

•	dealers and traders in securities or foreign currencies;

•	persons holding our units, common stock or warrants (which we collectively refer to as our securities) as part of a hedge, straddle, conversion transaction or other integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax; and

•	tax-exempt organizations.

This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, and administrative and judicial interpretations, each as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, which change could alter the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to this offering. This discussion does not discuss any aspects of U.S. estate or gift tax laws or any, state, local or non-U.S. tax consequences of the acquisition, ownership or disposition of our securities. This discussion assumes that investors hold our units, common stock and warrants as capital assets (within the meaning of the Code).

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our units, common stock or warrants that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test in Section 7701(b) of the Code;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that has been created or organized in or under the laws of the United States, or any State thereof or the District of Columbia;

•	a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) it has in effect a valid election to be treated as a United States person (within the meaning of the Code); or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our units, common stock or warrants that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our units, common stock or warrants, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective holders of our units, common stock or warrants that are partnerships for U.S. federal income tax purposes and partners in such partnerships should consult their tax advisors with respect to the purchase, ownership and disposition of our units, common stock and warrants.

Classification

For U.S. federal income tax purposes, each unit will be treated as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment under the anti-dilution provisions set forth in “Description of Securities — Warrants” above. In determining their initial tax basis in the share of common stock and the warrant comprising a unit, holders should allocate their purchase price for the unit between the common stock and the warrant comprising such unit on the basis of their relative fair market values at the time of purchase. The following discussion is based on the assumption that the treatment of the units and the allocation described above are accepted for U.S. federal income tax purposes.

THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, COMMON STOCK AND WARRANTS. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF ACQUIRING, OWNING OR DISPOSING OF OUR UNITS, COMMON STOCK AND WARRANTS IN THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

Distributions

As discussed under “Dividend Policy,” above, we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to the completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we make a distribution on our common stock (other than certain pro rata distributions of our common stock), such distribution will be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). A distribution in excess of our current and accumulated earnings and profits will reduce a U.S. Holder’s tax basis in its common stock (but not below zero). To the extent a distribution exceeds a U.S. Holder’s tax basis in its common stock, the distribution will be treated as gain realized on the sale or other disposition of the common stock and will be subject to the rules described in the first paragraph under “U.S. Holders — Sale or Other Disposition of Common Stock,” below.

There is substantial uncertainty, however, as to whether the redemption right of the common stock described under “Proposed Business — Effecting a Business Combination — Redemption Rights,” above (the “Redemption Right”), may affect a U.S. Holder’s ability to satisfy the holding period requirements for (i) the dividends received deduction available to corporate U.S. Holders or (ii) the preferential tax rate on “qualified dividend income” available to individual U.S. Holders for tax years beginning on or before December 31, 2010, with respect to the period prior to the approval of a business combination, since, in either case, such U.S. Holder’s holding period for such purposes with respect to the common stock may be reduced for any period in which such Redemption Right remains in effect. Prospective investors should consult their tax advisors regarding the Redemption Right’s possible effect on these holding period requirements.

Sale or Other Disposition of Common Stock

Gain or loss realized by a U.S. Holder on the sale or other disposition of our common stock (other than a redemption under the Redemption Right), and/or upon liquidation in the event we do not consummate a business combination within the time period set forth above under “Proposed Business — Effecting a Business Combination — Liquidation if No Business Combination,” generally will be capital gain or loss equal to the difference between the amount realized by the U.S. Holder on the disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. Holder’s tax basis in the common stock. A U.S. Holder’s tax basis in the common stock generally will equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. The deductibility of capital losses recognized by a U.S. Holder on a sale or other disposition of our common stock will be subject to certain limitations. Capital gain or loss realized by a U.S. Holder on a sale or other disposition of our common stock generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock is more than one year. There is substantial uncertainty, however, as to whether the Redemption Right may affect a U.S. Holder’s ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the period prior to the approval of a business combination, since such U.S. Holder’s holding period with respect to the common stock may be treated as not beginning until after such Redemption Right is no longer in effect. Potential investors should consult their tax advisors regarding the Redemption Right’s possible effect on the holding period requirements.

Redemption of Common Stock

If a U.S. Holder elects to have its common stock redeemed for cash pursuant to the exercise of the Redemption Right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the redemption qualifies as a sale of common stock by a U.S. Holder under Section 302 of the Code, the U.S. Holder will be treated as described under “U.S. Holders — Sale or Other Disposition of Common Stock” above. If the redemption does not qualify as a sale of common stock under the Code, a U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the U.S. Holder before and after such redemption (including any common stock constructively owned by the U.S. Holder as a result of, among other things, owning warrants). The redemption of common stock pursuant to the exercise of the Redemption Right generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are further explained below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption and, immediately after the redemption, the U.S. Holder must own (actually and constructively) less than 50% of the total combined voting power of all classes of stock entitled to vote. In general, there will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock in us. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” If none of the foregoing tests are satisfied, then the redemption generally will be treated as a corporate distribution and the tax effects will be as described above under “U.S. Holders — Distributions.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed common stock will be added to the U.S. Holder’s adjusted tax basis in his remaining common stock, or, if it has none, possibly to the U.S. Holder’s adjusted tax basis in its warrants or to other common stock held by persons whose stock is constructively owned by such U.S. Holder.

If a U.S. Holder owns, actually or constructively, 5% (or, if our common stock is not then publicly traded, 1%) or more of our common stock before such redemption, such U.S. Holder may be subject to special reporting requirements with respect to a redemption under the Redemption Right. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of the Redemption Right in their particular circumstances.

Sale, Disposition, Expiration or Exercise of Warrants

Upon the sale (including a redemption) or other disposition (other than by exercise) of a warrant, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale (including a redemption) or other disposition (or, if the warrant is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. Holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant). Such capital gain or loss generally will be long-term capital gain or loss if, at the time of the sale (including a redemption) or other disposition of the warrant, the U.S. Holder has held the warrant for more than one year. The deductibility of capital losses recognized by a U.S. Holder on a sale (including a redemption) or other disposition of warrants will be subject to certain limitations.

If a warrant held by a U.S. Holder expires without being exercised, the U.S. Holder generally will recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss generally will be long-term capital loss if, at the time of the expiration, the U.S. Holder has held the warrant for more than one year. The deductibility of capital losses recognized by a U.S. Holder on the expiration of a warrant will be subject to certain limitations.

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not be required to recognize gain or loss for U.S. federal income tax purposes upon its exercise of a warrant. The U.S. Holder’s tax basis in the share of our common stock received upon exercise of a warrant by such U.S. Holder generally will be an amount equal to the sum of the U.S. Holder’s initial tax basis in the warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above) and the exercise price (i.e., initially, $7.50 per share of our common stock). The U.S. Holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

The U.S. federal income tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is treated as a recapitalization or is otherwise not a gain recognition event for U.S. federal income tax purposes. Under either of these characterizations, a U.S. Holder’s tax basis in the shares of our common stock received upon the cashless exercise of warrants would equal the U.S. Holder’s aggregate tax basis in the warrants used to effect the cashless exercise. If the cashless exercise of warrants were to be treated as a recapitalization, the holding period of the shares of our common stock received in the cashless exercise would include the holding period of the warrants. If the cashless exercise of warrants were not treated as a recapitalization but were otherwise to be treated as not being a gain recognition event, a U.S. Holder’s holding period in the shares of our common stock received in the cashless exercise may be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrants rather than including the holding period of the warrants.

It is also possible that a cashless exercise of warrants could be treated as a taxable exchange in which gain or loss would be recognized for U.S. federal income tax purposes. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised. Under one possible analysis, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the warrants deemed surrendered. Provided that the warrants were held by a U.S. Holder for more than one year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In such case, a U.S. Holder’s tax basis in the shares of our common stock received in the cashless exercise would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed exercised. Under such characterization, a U.S. Holder’s holding period for the shares of our common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrants.

Due to the absence of authority regarding the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Constructive Dividends on Common Stock and Warrants

As discussed under “Dividend Policy,” above, we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to the completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we pay a cash dividend on our common stock while a U.S. Holder holds our warrants, and, pursuant to the anti-dilution provisions of the warrants set forth in “Description of Securities — Warrants,” above, the number of shares of common stock issuable upon exercise of the warrants is increased, such increase will be deemed to be the payment of a taxable dividend to the U.S. Holder to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), notwithstanding the fact that the U.S. Holder will not have received any cash or property with respect to our warrants. If the number of shares of common stock issuable upon exercise of the warrants or the exercise price of the warrants is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments (or the failure to make such adjustments) also could result in the deemed payment of a taxable dividend to U.S. Holders of our common stock or warrants, as the case may be. Prospective investors should consult their tax advisors regarding the proper treatment of any adjustments to the number of shares of common stock issuable upon exercise of the warrants or to the exercise price of the warrants.

Non-U.S. Holders

Distributions

As discussed above, under “Dividend Policy,” we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to the completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we make a distribution on our common stock treated as a taxable dividend to a Non-U.S. Holder (including any distributions treated as dividends on the common stock or warrants as described in “U.S. Holders — Constructive Dividends on Common Stock and Warrants” above), such dividend generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend.

The 30% withholding tax rate generally applicable to dividends paid to a Non-U.S. Holder may be reduced or eliminated if (i) the Non-U.S. Holder is eligible for a reduced rate of withholding, or exemption from withholding, under an applicable U.S. income tax treaty, and (ii) the Non-U.S. Holder provides proper certification of its eligibility for such reduced rate or exemption (usually on an IRS Form W-8BEN).

Further, a dividend paid to a Non-U.S. Holder generally will not be subject to U.S. withholding tax to the extent that such dividend is “effectively connected” with the Non-U.S. Holder’s conduct of a “trade or business within the United States” (within the meaning of the Code), and provided that the Non-U.S. Holder complies with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). However, dividends that are exempt from U.S. withholding tax because they are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will be subject to U.S. federal income tax on a net-basis at the same graduated individual or corporate rates applicable to U.S. persons. Similarly, even if such Non-U.S. Holder qualifies for the benefits of a U.S. income tax treaty, but such dividend is attributable to a “permanent establishment” (as defined under the treaty) maintained by the Non-U.S. Holder in the United States, the dividends generally will be subject to U.S. federal income tax on a net-basis at the same graduated individual or corporate rates applicable to U.S. persons. If a Non-U.S. Holder is a corporation, dividends received from us by such holder that are treated as effectively connected income or income attributable to a permanent establishment may also be subject to the branch profits tax at a rate of 30% (or a lower rate specified by an applicable U.S. income tax treaty).

In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Sale or other Disposition of Common Stock and Warrants” below), we currently intend to withhold 10% of any distribution that exceeds our estimate of our current and accumulated earnings and profits, which withheld amount may be claimed by the Non-U.S. Holder as a credit against the Non-U.S. Holder’s U.S. federal income tax liability.

Redemption of Common Stock

The U.S. federal income tax treatment of the redemption of a Non-U.S. Holder’s common stock pursuant to the Redemption Right will generally correspond to the U.S. federal income tax treatment of such redemption by a U.S. Holder, as described under “U.S. Holders — Redemption of Common Stock” above. Therefore, if the redemption qualifies as a sale of common stock by the Non-U.S. Holder, the tax effects to the Non-U.S. Holder will be as described under “Non-U.S. Holders — Sale or Other Disposition of Common Stock and Warrants” below. If on the other hand, the redemption is properly treated as a distribution to the Non-U.S. Holder, the tax effects to the Non-U.S. Holder will be as described under “Non-U.S. Holders — Distributions” above.

Exercise of Warrants

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder and the U.S. federal income tax treatment of a Non-U.S. Holder’s gain, if any, recognized from a cashless exercise of warrants will generally correspond to the U.S. federal income tax treatment of a Non-U.S. Holder’s gain recognized upon a sale or other taxable disposition of our common stock and warrants, as described under “Non-U.S. Holders — Sale or Other Disposition of Common Stock and Warrants” below.

Sale or Other Disposition of Common Stock and Warrants

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common stock (including a liquidation in the event we do not consummate a business combination within the time period set forth above under “Proposed Business — Effecting a Business Combination — Liquidation if No Business Combination”) or upon the sale (including a redemption) or other disposition of the warrants unless:

•	Such gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if the Non-U.S. Holder is eligible for the benefits of a U.S. income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	The Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	We are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes, at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the common stock or warrants, as the case may be, and, if the shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder owns or has owned, or is treated as owning, more than 5% of our common stock or warrants, as the case may be, at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock or warrants, as the case may be. Special rules may apply to the determination of the 5% threshold of the preceding sentence in the case of a Non-U.S. Holder of a warrant (whether or not held as part of a unit). As a result, Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

We do not believe that we currently are a USRPHC. Moreover, we cannot yet determine whether we will become a USRPHC for U.S. federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a USRPHC if the fair market value of its United States real property interests (as defined in Section 897 of the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

If the gain on the sale or other disposition by a Non-U.S. Holder of our common stock or warrants is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if the Non-U.S. Holder is eligible for the benefits of a U.S. income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), such gain generally will be subject to U.S. federal income tax on a net-basis at the same graduated individual or corporate rates applicable to U.S. persons. If a Non-U.S. Holder is a corporation, the 30% branch profits tax (which may be reduced under an applicable U.S. income tax treaty) also may apply to such effectively connected gain.

Information Reporting and Backup Withholding

Information returns generally will be filed with the IRS in connection with the payment of dividends on our common stock and the proceeds from a sale or other disposition of our common stock and warrants to U.S. Holders that are not exempt recipients. In addition, U.S. Holders generally must provide appropriate certification to avoid U.S. federal backup withholding with respect to any such payments of dividends or proceeds. In addition, Non-U.S. Holders may need to comply with certain certification procedures to establish that they are not United States persons (within the meaning of the Code) in order to avoid information reporting and backup withholding requirements. The certification procedures a Non-U.S. Holder must follow to claim a reduced rate of withholding tax under a U.S. income tax treaty, discussed above under “Non-U.S. Holders — Distributions,” generally will satisfy the certification requirements necessary to avoid backup withholding, as well. The amount of any backup withholding from a payment to a holder of our common stock and warrants will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters, for whom Wachovia Capital Markets, LLC is acting as sole book-running manager and representative, have severally agreed to purchase, the respective numbers of units appearing opposite their names below:

Number of
Underwriters	Units

Wachovia Capital Markets, LLC
Morgan Joseph & Co. Inc.

Total	10,000,000

The underwriters have agreed to purchase all of the units shown in the above table if any of those units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The units are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel for the underwriters and other conditions. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

The underwriters have informed us that they will not confirm sales to accounts over which they exercise discretionary authority in excess of 5% of the total number of units offered by them.

Discounts and Commissions

The underwriters have advised us that they propose to offer the units to the public at the public offering price appearing on the cover page of this prospectus and to certain dealers at that price less a concession of not more than $      per unit, of which up to $      may be reallowed to other dealers. After the initial offering, the public offering price, concession and reallowance to dealers may be changed.

The following table shows the underwriting discounts and commissions, both on a per unit basis and in total, assuming either no exercise or full exercise by the underwriters of their over-allotment option.

	No Exercise	Full Exercise

Per unit	$0.70	$0.70
Total	$7,000,000	$8,050,000

The amounts reflected in this table include deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) in total, or $0.35 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares redeemed for cash pursuant to public stockholders’ redemption rights) will be released to the underwriters upon consummation of our initial business combination. If we do not consummate our initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and, together with other amounts in the trust account plus the interest thereon (less taxes payable on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that we are permitted to withdraw from the trust account for working capital purposes), and after payment of or provision for our current and estimated future liabilities, will be included in the amount available to our public stockholders upon our liquidation.

We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $750,000.

Over-Allotment Option

We have granted to the underwriters an option, exercisable during the 30-day period after the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price per unit less the underwriting discounts and commissions per unit shown on the cover page of this prospectus. To the extent that the underwriters exercise this option, each underwriter will have a firm commitment, subject to conditions, to purchase approximately the same percentage of those additional units that the number of units to be purchased by that underwriter as shown in the above table represents as a percentage of the total number of units shown in that table.

Indemnity

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that, without the prior written consent of Wachovia Capital Markets, LLC, we will not, during the period beginning on and including the date of this prospectus through and including the date of consummation of our initial business combination, directly or indirectly:

•	issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, or file or cause the filing of any registration statement under the Securities Act of 1933 with respect to, or enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of, any units, shares of our common stock or other capital stock or any options, warrants or other securities convertible into or exercisable or exchangeable for units or shares of our common stock or other capital stock, or

•	issue any debt securities or incur any indebtedness unless (A) such debt securities or indebtedness are not repayable and no interest or other amount is payable with respect thereto unless and until we consummate our initial business combination and (B) each holder or lender, as the case may be, waives any and all right, title, interest and claims of any kind in or to the trust account;

whether, in the case of any transaction described in the first bullet point above, such transaction is to be settled by delivery of units, shares of our common stock or other capital stock, options, warrants or other securities, in cash or otherwise. Moreover, if:

•	during the last 17 days of the lock-up period referred to in the immediately preceding sentence, we issue an earnings release or material news or a material event relating to us occurs, or

•	prior to the expiration of the lock-up period referred to in the immediately preceding sentence, we announce that we will release earnings results or become aware that material news or a material event relating to us will occur during the 16-day period beginning on the last day of such lock-up period, such lock-up period will be extended and the restrictions described in the immediately preceding sentence will continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia Capital Markets, LLC waives such extension in writing.

The restrictions described in the immediately preceding paragraph do not apply to:

•	any securities issued or debt incurred to finance, or any securities issued to pay any portion of the purchase price of, our initial business combination and any registration statement filed under the Securities Act of 1933 to register any securities issued pursuant to this bullet point,

•	the issuance of the units sold in this offering (including the shares of common stock and warrants included therein),

•	the issuance of the private placement warrants, or

•	any registration statement filed under the Securities Act of 1933 in connection with the offering made hereby or to register the warrants included in the units offered hereby or the shares of common stock issuable upon exercise thereof

Our sponsor, officers and directors have entered into agreements pursuant to which they have agreed that they will not, without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, or file or cause or request the filing of any registration statement under the Securities Act of 1933 with respect to, or enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of:

•	any insider units, insider shares or insider warrants (including the common stock issuable upon the exercise of the insider warrants) or any Equity Interests (as defined below) in our sponsor or any Parent Company (as defined below), in each case during the period beginning on and including the date of this prospectus through and including the date that is 180 days after the consummation of our initial business combination, or

•	any private placement warrants (including the shares of common stock issuable upon exercise of such warrants) during the period beginning on and including the date of this prospectus through and including the date that is 30 days after the consummation of our initial business combination.

whether any such transaction is to be settled by delivery of units, shares of our common stock or other capital stock, options, warrants or other securities, in cash or otherwise. Moreover, if:

•	during the last 17 days of any lock-up period referred to in the immediately preceding sentence, we issue an earnings release or material news or a material event relating to us occurs, or

•	prior to the expiration of any lock-up period referred to in the immediately preceding sentence, we announce that we will release earnings results or become aware that material news or a material event relating to us will occur during the 16-day period beginning on the last day of such lock-up period, such lock-up period will be extended and the restrictions described in the immediately preceding sentence will continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia Capital Markets, LLC waives such extension in writing.

The restrictions described in the immediately preceding paragraph do not apply to:

•	transfers of any of the foregoing securities to permitted assigns (as defined below) who agree in writing to be bound by the escrow agreement and insider letter agreement executed by our sponsor or such director or officer, as the case may be, and so long as such securities remain in escrow pursuant to the escrow agreement, and

•	transfers of any of the foregoing securities if, beginning 30 days subsequent to the consummation of our initial business combination, we consummate a merger, capital stock exchange, stock purchase, asset acquisition, or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange and the cash, securities or other property received upon such exchange shall be placed in escrow and shall remain subject to such transfer restrictions).

“Equity Interest” means, with respect to any corporation, partnership, limited liability company or other entity, any and all shares of capital stock, partnership interests, limited liability company interests or other equity interests of or in such corporation, partnership, limited liability company or other entity, as the case may be, and any and all securities convertible into or exchangeable or exercisable for any of the foregoing.

“Parent Company” means any corporation, partnership, limited liability company or other entity that owns, directly or indirectly, beneficially or actually, any Equity Interests in the Sponsor, including, without limitation, Allegro Investments, LLC and Regian Capital Advisors LLC.

“Permitted assigns” and “permitted transferees” means:

•	immediate family members of the holder and trusts established by the holder for estate planning purposes and transferees of the holder by will or the laws of descent;

•	if such holder is an entity, current and former officers, directors, members, and employees of the holder;

•	affiliates of the holder provided beneficial ownership of such securities does not change;

•	charitable organizations

•	our executive officers and directors; and

•	transferees pursuant to a qualified domestic relations order.

The lock-up agreements entered into by our sponsor and each of our officers will further provide that our sponsor will not, and such officers will not cause or permit our sponsor or any Parent Company to, without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, or file or cause or request the filing of any registration statement under the Securities Act of 1933 with respect to, or enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of, any Equity Interests in our sponsor or any Parent Company during the period beginning on and including the date of this prospectus through and including the date that is 180 days after the consummation of our initial business combination whether any such transaction is to be settled by delivery of Equity Interests or other securities, in cash or otherwise. Moreover, if:

•	during the last 17 days of the lock-up period referred to in the immediately preceding sentence, we issue an earnings release or material news or a material event relating to us occurs, or

•	prior to the expiration of the lock-up period referred to in the immediately preceding sentence, we announce that we will release earnings results or become aware that material news or a material event relating to us will occur during the 16-day period beginning on the last day of such lock-up period, such lock-up period will be extended and the restrictions described in the immediately preceding sentence will continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia Capital Markets, LLC waives such extension in writing. Allegro Investments, LLC and Regian Capital Advisors, LLC will each enter into a lock-up agreement that will contain certain provisions substantially similar to those described in this paragraph.

Listing on the American Stock Exchange

We anticipate that the units will be listed on the American Stock Exchange, or AMEX, under the symbol     .U on or promptly after the date of this prospectus. Upon separate trading of the securities included in the units, we anticipate that the common stock and the warrants will be listed on the AMEX under the symbols      and      .WS, respectively.

Stabilization

In order to facilitate this offering of the units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the units. Specifically, the underwriters may sell more units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of units available for purchase by the underwriters under the over-allotment option. The underwriters may close out a covered short sale by exercising the over-allotment option or purchasing units in the open market. In determining the source of units to close out a covered short sale, the underwriters may consider, among other things, the market price of units compared to the price payable under the over-allotment option. The underwriters may also sell units in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.

As an additional means of facilitating this offering, the underwriters may bid for, and purchase, units in the open market to stabilize the price of units. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing units in this offering if the syndicate repurchases previously distributed units to cover syndicate short positions or to stabilize the price of the units.

The foregoing transactions, if commenced, may raise or maintain the market price of units above independent market levels or prevent or retard a decline in the market price of units.

The representative of the underwriters has advised us that these transactions, if commenced, may be effected on the AMEX or otherwise. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of the units.

Pricing of this Offering

Prior to this offering, there has been no public market for our units, common stock or warrants. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative of the underwriters. The determination of the initial public offering price per unit was more arbitrary than would typically be the case if we were an operating company. The factors considered in determining the initial public offering price included:

•	prevailing market conditions;

•	the history of and prospects for companies whose principal business is the acquisition of other businesses;

•	prior public offerings by those companies;

•	our prospects for acquiring a business or portion thereof meeting the criteria described herein by the deadline described herein;

•	our capital structure; and

•	an assessment of our executive officers and their experience in identifying target businesses and structuring acquisitions on favorable terms.

An active trading market for our units, common stock and warrants may not develop. It is possible that the market price after this offering of a unit, and that the sum of the market price of one share of our common stock and one warrant (after they begin trading separately), will be less than the initial public offering price per unit.

Electronic Delivery

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions of units will be made on the same basis as the other units offered hereby.

Sales Outside the United States

Each of the underwriters may arrange to sell units offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wachovia Capital Markets, LLC may arrange to sell units in certain jurisdictions through an affiliate, Wachovia Securities International Limited, or WSIL. WSIL is a wholly-owned indirect subsidiary of Wachovia Corporation and an affiliate of Wachovia Capital Markets, LLC. WSIL is a U.K. incorporated investment firm regulated by the Financial Services Authority. Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its affiliates, including Wachovia Capital Markets, LLC and WSIL.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the units, or the possession, circulation or distribution of this prospectus or any other material relating to us or the units in any jurisdiction where action for that purpose is required. Accordingly, the units may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the units may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Any underwriters or broker-dealers that act in connection with the offer or sale of units may arrange to sell units in certain jurisdictions outside the United States, either directly where they are permitted to do so or through affiliates.

United Kingdom.  If the securities are to be offered and sold in the United Kingdom, each underwriter that acts in connection with such offer or sale of securities will represent and agree that:

•	it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (the “FSA”);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland.  Each underwriter or broker-dealer that acts in connection with the offer or sales of the securities will agree that the securities will not be offered, directly or indirectly, to the public in Switzerland and neither this prospectus nor any other offering material relating to the securities constitutes a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

France.  Each underwriter or broker-dealer that acts in connection with the sale of the securities will agree that the securities (i) will not be offered or sold, directly or indirectly, to the public (appel public à l’épargne) in the Republic of France and (ii) offers and sales of the securities in the Republic of France (a) will only be made to qualified investors (investisseurs qualifies) as defined in, and in accordance with, Articles L 411-1, L 411-2 and D 411-1 to D 411-3 of the French Code monétaire et financier or (b) will be made in any other circumstances which do not require the publication by us of a prospectus pursuant to Article L 411-2 of the Code monétaire et financier and Article 211-2 of the Règlement Général of the Autorité des marchés financiers.

Investors are informed that neither this prospectus nor any other offering material relating to the securities has been admitted to the clearance procedures of the Autorité des marchés financiers, and that any subsequent direct or indirect circulation to the public of the securities so acquired may not occur without meeting the conditions provided for in Articles L 411-1, L 411-2, L412-2 and L 621-8 to L 621-8-2 of the Code Monétaire et Financier.

In addition, we represent and agree that we have not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France, this prospectus or any other offering material relating to the securities other than to those investors (if any) to whom offers and sales of the securities in the Republic of France may be made as described above.

Italy.  The offering of the securities has not been registered pursuant to the Italian securities legislation and, accordingly, each underwriter or broker-dealer that acts in connection with the offer or sales of the securities will represent and agree that it has not offered or sold, and will not offer or sell, any of the securities in the Republic of Italy in a solicitation to the public, and that sales of the securities in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulations. In any case, the securities cannot be offered or sold to any individuals in the Republic of Italy either in the primary market or the secondary market.

Each underwriter or broker-dealer that acts in connection with the offer or sales of securities will represent and agree that it will not offer, sell or deliver any of the securities or distribute copies of this prospectus or any other document relating to the securities in the Republic of Italy except:

•	to “Professional Investors,” as defined in Article 31.2 of CONSOB Regulation No. 11522 of 2 July 1998 as amended (“Regulation No. 11522”), pursuant to Article 30.2 and 100 of Legislative Decree No. 58 of 24 February 1998 as amended (“Decree No. 58”), or in any other circumstances where an expressed exemption to comply with the solicitation restrictions provided by Decree No. 58 or Regulation No. 11971 of 14 May 1999 as amended applies, provided, however, that any such offer, sale or delivery of the securities or distribution of copies of this prospectus or any other document relating to the securities in the Republic of Italy must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended (“Decree No. 385”), Decree No. 58, CONSOB Regulation No. 11522 and any other applicable laws and regulations;

•	in compliance with Article 129 of Decree No. 385 and the implementing instructions of the Bank of Italy, pursuant to which the issue, trading or placement of the securities in Italy is subject to a prior notification to the Bank of Italy, unless an exemption, depending, inter alia, on the aggregate amount and the characteristics of the securities issued or offered in the Republic of Italy, applies; and

•	in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Norway.  The securities will not be offered in Norway other then (i) to investors who are deemed professional investors under Section 5-4 of the Norwegian Securities Trading Act of 1997 as defined in Regulation no. 1424 of 9 December 2005 (“Professional Investors”), (ii) to fewer than 100 investors that are not Professional Investors or with a total consideration of less than €100,000 calculated over a period of 12 months, or (iii) with a minimum subscription amount of €50,000. Consequently, no public offering will be made in Norway and neither this prospectus nor any other offering material has been filed with or approved by any Norwegian authority. The prospectus and any other offering material must not be reproduced or otherwise distributed to others by the recipient.

Finland.  The prospectus has not been prepared to comply with the standards and requirements regarding public offerings set forth in the Finnish Securities Market Act (1989/495, as amended) and it has not been approved by the Finnish Financial Supervision Authority. The securities may not be offered, sold, advertised or otherwise marketed in Finland under circumstances which constitute a public offering of securities under Finnish law.

European Economic Area.  In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter that acts in connection with the sale of these securities will represent and agree that an offer to the public of any securities which are subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by the issuer or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that acts in connection with the offer or sale of the securities that:

•	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

•	in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative of the underwriters has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of the provisions in the two immediately preceding paragraphs, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Other

The underwriters and/or their affiliates may in the future provide investment banking, commercial banking and/or financial advisory services to us and to our affiliates, for which they may in the future receive compensation. In that regard, we are not under any contractual obligation to engage any of the underwriters to provide any services to us after the offering. However, any of the underwriters may introduce us to potential targets or assist us in raising additional capital in the future.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York is passing on the validity of the securities offered in this prospectus. Sidley Austin LLP, San Francisco, California, is acting as counsel for the underwriters.

EXPERTS

The financial statements of Regian Acquisition Corp. as of May 31, 2008 and for the period from February 7, 2008 (date of incorporation) through May 31, 2008, appearing in this prospectus and the related registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. Statements in this prospectus concerning the contents of any document filed as an exhibit to such registration statement are not complete and are subject to, and are qualified in their entirety by reference to, the terms of the complete document. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Regian Acquisition Corp.

We have audited the accompanying balance sheet of Regian Acquisition Corp. (a corporation in the development stage) (the “Company”) as of May 31, 2008, and the related statements of operations, stockholder’s equity, and cash flows for the period from February 7, 2008 (date of incorporation) to May 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regian Acquisition Corp. (a corporation in the development stage) as of May 31, 2008, and the results of its operations and its cash flows for the period from February 7, 2008 (date of incorporation) to May 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/  Rothstein, Kass & Company, P.C.

Roseland, New Jersey
September 18, 2008

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Balance Sheet

May 31,
2008

Current asset, cash	$137,926
Other asset, deferred offering costs	24,444

Total assets	$162,370

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses — other	$1,249
Accrued expenses — offering costs	12,144
Note payable, sponsor	125,000

Total current liabilities	138,393

Commitments and contingencies
Stockholder’s equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued Common stock, $0.0001 par value, authorized 75,000,000 shares; 2,875,000 shares issued and outstanding	288
Additional paid-in capital	24,712
Deficit accumulated during the development stage	(1,023)

Total stockholder’s equity	23,977

Total liabilities and stockholder’s equity	$162,370

The accompanying notes are an integral part of these financial statements

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Statement of Operations
For the Period from February 7, 2008 (Date of Incorporation) to May 31, 2008

Revenue	$—
Formation and operating costs	1,303

Loss from operations	(1,303)
Interest income	280

Net loss applicable to common shareholder	$(1,023)

Weighted average number of shares of common stock outstanding, basic and diluted	2,875,000

Loss per common share, basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Statement of Stockholder’s Equity
For the Period from February 7, 2008 (Date of Incorporation) to May 31, 2008

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity

Shares of common stock included in units issued to the sponsor on February 7, 2008 at approximately $0.009 per unit	2,875,000	$288	$24,712	$—	$25,000
Net loss for the period				(1,023)	(1,023)

Balances, at May 31, 2008	2,875,000	$288	$24,712	$(1,023)	$23,977

The accompanying notes are an integral part of these financial statements

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Statement of Cash Flows
For the Period from February 7, 2008 (Date of Incorporation) to May 31, 2008

Cash flows from operating activities
Net loss	$(1,023)
Adjustment to reconcile net loss to net cash used in operating activities:
Increase attributable to changes in liabilities:
Accrued expenses — other	1,249

Net cash provided by operating activities	226

Cash flows from financing activities
Proceeds from note payable, sponsor	125,000
Proceeds from issuance of units to sponsor	25,000
Payment of offering costs	(12,300)

Net cash provided by financing activities	137,700

Net increase in cash	137,926
Cash, beginning of period	—

Cash, end of period	$137,926

Supplemental schedule of non-cash financing activities:
Accrued offering costs	$12,144

The accompanying notes are an integral part of these financial statements

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements

NOTE A —	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Regian Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on February 7, 2008. The Company was formed to acquire one or more businesses, or a portion of one or more businesses, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination (a “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. All activity from the period February 7, 2008 (date of incorporation) through May 31, 2008 was related to the Company’s formation and capital raising activities. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although all or a portion of the net proceeds of the Proposed Offering may be applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately 98.5% of the gross proceeds, after payment of certain amounts to the underwriters and certain offering expenses, will be held in a trust account (“Trust Account”), including a portion of the underwriting discounts and commissions payable to the underwriters in this offering, and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses, and other working capital requirements.

The Company’s initial Business Combination must be with a business whose fair market value is at least 80% of the Trust Account (including accrued interest (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to the Company to fund working capital) but less deferred underwriting discounts and commissions) as of the date the Company signs a definitive agreement for the acquisition of a target business. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for shareholder approval. In the event that the Company’s public stockholders holding 40% or more of the shares of common stock included in the Units sold in the Proposed Offering vote against the Business Combination and exercise their redemption rights described below on a cumulative basis with any public stockholders who exercised their redemption rights in connection with a stockholder vote, if any, to approve an extension (an “Extension”) of the time period within which the Company must consummate the Business Combination from 24 to 30 months after the date of the final prospectus for the Proposed Offering, the Business Combination will not be consummated. Public shareholders voting against a Business Combination and exercising redemption rights will be entitled to redeem their common stock into a pro rata share of the Trust Account (including their pro rata share of deferred underwriting discounts and commissions placed in the Trust Account and any interest earned on the Trust Account, net of taxes payable on such interest, franchise taxes and interest income (after taxes) of up to $2.5 million distributed to the Company to fund its working capital requirements), if the Business Combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a shareholder’s redemption rights. A shareholder must also affirmatively exercise such redemption rights at or prior to the time the Business Combination is voted upon by the shareholders. All of the Company’s existing shareholders prior to the Proposed Offering, including all of the directors and officers of the Company have

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

agreed to vote all of the common stock held by them prior to the Proposed Offering in the same manner as a majority of the shares of common stock included in the Units sold in the Proposed Offering voted by the Company’s public stockholders.

In the event that the Company does not consummate a Business Combination within 24 months from the date of the consummation of the Proposed Offering, or 30 months if an Extension is approved by the shareholders, the proceeds held in the Trust Account (including any interest earned on the trust account (net of taxes on such interest, franchise taxes and up to $2,500,000 of interest income (after taxes) that may be released to the Company to fund its working capital requirements) and deferred underwriting discounts and commissions placed in the Trust Account), after payment of or provision for the Company’s then existing and estimated future liabilities, will be distributed pro rata to the Company’s public shareholders, except that no distribution will be made on any shares issued prior to the Proposed Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

NOTE B —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements are presented in U.S. dollars, the Company’s functional currency, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.” At May 31, 2008, the Company had not commenced any operations. All activity through May 31, 2008 relates to the Company’s formation and the proposed public offering described below. Following the Proposed Offering, the Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents held in the Trust Account after the Proposed Offering.

Net loss per ordinary share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share”. Net loss per share of common stock, basic and diluted, is computed as net loss divided by the weighted average number of shares of common stock outstanding for the period. The Company reported a net loss for the period February 7, 2008 (date of incorporation) to May 31, 2008 and, as a result, diluted loss per share of common stock is the same as basic for the period, as any potential dilutive securities would reduce the loss per share of common stock and become anti-dilutive.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximate the carrying amounts represented in the balance sheet at May 31, 2008.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed. At May 31, 2008, the Company incurred approximately $24,000 of offering costs related to expenses incurred in connection with the Proposed Offering.

Income tax:

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company complies with the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). There were no unrecognized tax benefits as of May 31, 2008. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at May 31, 2008. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Fair value measurements:

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair market value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, expands disclosures

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

about fair value measurements and applies under other accounting pronouncements that require or permit fair value measurements.

The Company adopted the provisions of SFAS No. 157 at inception on February 7, 2008.

In conjunction with the adoption of SFAS No. 157, we adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 provides an option, on an instrument-by-instrument basis, for certain financial instruments and other items that are not otherwise measured at fair value, to be reported at fair value with changes in fair value reported in earnings. After the initial adoption, the election is generally made at the acquisition of the instrument and it may not be revoked. At adoption, the Company did not elect to apply the fair value option to any eligible items, and accordingly, the adoption of the standard did not have an impact on its financial statements.

Recently issued accounting standards pronouncements:

In December 2007, the Financial Accounting Standards Board, or FASB, issued SFAS No. 141(R), “Business Combinations.” SFAS 141(R) retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141(R) also establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (b) improves the completeness of the information reported about a business combination by changing the requirements for recognizing assets acquired and liabilities assumed arising from contingencies; (c) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (d) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combinations will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. SFAS No. 160 amends Administrative Review Board, or ARB, 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements and establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. As of May 31, 2008, the Company was in the process of adopting the accounting and reporting requirements of SFAS No. 160.

NOTE C —	PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 11,500,000 units (“Units”) (assuming that the underwriters exercise their over-allotment option). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrants”). Each Warrant will initially entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of: (a) one year from the date of the final prospectus for the Proposed Offering and (b) the consummation of the Company’s initial Business Combination, and will expire five years from the date of the final prospectus, unless earlier redeemed. The

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

Warrants will be redeemable at any time after they become exercisable (i) in whole but not in part, (ii) at a price of $0.01 per Warrant, (iii) upon 30 days prior written notice, (iv) if, and only if, the last reported sales price of the common stock equals or exceeds $14.25 per share (subject to adjustment if the exercise price of the Warrants is adjusted) for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is sent, and (v) if, and only if, on the date the Company gives the notice of redemption and during the entire period thereafter until the redemption date, the Company has an effective registration statement covering the common stock issuable upon exercise of the Warrants and a current prospectus relating to such common stock is available.

If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise to do so on a “cashless” basis. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares equal to the quotient obtained by dividing (i) the product of the number of shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” shall mean the average last reported sale price per share of the common stock for the 10 trading days ending on the third day prior to the date on which the notice of redemption is sent to the holders of Warrants. If the Company is unable to deliver registered shares to the holders upon exercise of the Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless. As the Company will not be required to net cash settle the warrants they are recorded as permanent equity in accordance with EITF Issue No., 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”

The Company is committed to pay an underwriting discount of 3.5% of the total public offering price of the Units sold in the Proposed Offering at the closing of the Proposed Offering, with an additional underwriting discount of 3.5% of such total public offering price (less $0.35 for each share sold in the Proposed Offering that is redeemed for cash in connection with an Extension or a Business Combination) payable upon the Company’s consummation of a Business Combination.

The Company has granted the underwriter a 30-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any, in connection with the Proposed Offering.

NOTE D —	RELATED PARTY TRANSACTIONS

The Company issued a $125,000 unsecured promissory note to Regian Holdings, LLC (the “Sponsor”) on April 15, 2008. The note is non-interest bearing and is payable on the earlier of April 15, 2009 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

The Company presently occupies office space provided by an affiliate of the Company’s Sponsor. Such affiliate has agreed that, until the consummation of the Company’s initial Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. Upon consummation of the Proposed Offering, the Company has agreed to pay such affiliate $10,000 per month for such services.

The Company’s Sponsor has purchased, in consideration for an aggregate purchase price of $25,000, an aggregate of 2,875,000 units (each consisting of one share of common stock and one warrant to purchase one share of common stock (the “Initial Units”)). An aggregate of 375,000 Initial Units are subject to partial or complete forfeiture in the event that the underwriter’s over-allotment option is not exercised, either partially or fully. The Sponsor has agreed that (1) subject to certain exceptions, the Initial Units will

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

not be sold or transferred until 180 days after the completion of a Business Combination and (2) the Initial Units will not be entitled to a pro rata share of the Trust Account in the event of its liquidation.

The Company’s Sponsor has agreed to purchase in a private placement, 2,850,000 warrants (the “Private Warrants”) immediately prior to the completion of the Proposed Offering at a price of $1.00 per warrant (an aggregate purchase price of $2,850,000) from the Company and not as part of the Proposed Offering. The Sponsor has also agreed that, subject to certain exceptions, the Private Warrants purchased by it will not be sold or transferred until 30 days after the completion of a Business Combination. The Private Warrants to be purchased will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Private Warrants (i) are exercisable on a cashless basis so long as they are held by the Company’s stockholders prior to the Proposed Offering (the “existing stockholders”) and their permitted transferees and (ii) will be non-redeemable so long as they are held by existing stockholders and their permitted transferees and (iii) the Private Warrants will, subject to exceptions, be subject to transfer restrictions and placed in escrow. In the event of a liquidation prior to a Business Combination, the Private Warrants will expire worthless. As the Company will not be required to net cash settle the Private Warrants they are recorded as permanent equity in accordance with EITF 00-19.

The holders of a majority of the Initial Units as well as the holders of the Private Warrants (and underlying securities), will be entitled to a registration rights pursuant to an agreement to be entered into on or before the closing date of the Proposed Offering. The holders of these securities will be entitled to make up to two demands that the Company register such securities. Such holders may elect to exercise these registration rights at any time commencing on or after the respective dates on which these securities are released from escrow and the lock-up periods applicable to these securities have expired or are waived. In addition, these stockholders and their permitted transferees have certain “piggyback” registration rights with respect to registration statements filed subsequent to the respective dates on which these securities are released from escrow and the lock-up periods applicable to these securities have expired or are waived. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

NOTE E —	COMMON STOCK

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $0.0001. As discussed in Note A, the common stock to be sold in the Proposed Offering has certain redemption provisions. The Company intends to account for redeemable common stock in accordance with Emerging Issue Task Force D-98 “Classification and Measurement of Redeemable Securities”. Securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable at the option of the holder. As discussed in Note A, the Business Combination will only be consummated if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders holding no more than one share less than 40% (3,999,999 assuming the underwriters do not exercise their over-allotment option) of the shares of common stock sold in the Proposed Offering exercise their redemption rights on a cumulative basis with the Public Stockholders who exercised their redemption rights in connection with a stockholder vote, if any, required to approve the Extension. As further discussed in Note A, if a Business Combination is not consummated within 24 months (or 30 months in the event an Extension is approved) from the date of the final prospectus for the Proposed Offering, the Company will liquidate and the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders prior to the Proposed Offering to the extent of their initial stock holdings. Accordingly, 3,999,999 shares will be classified outside of permanent equity at redemption value. The Company recognizes changes in the redemption value immediately as they occur and adjusts the carrying value of the redeemable common stock to equal its

REGIAN ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

redemption value at the end of each reporting period. Increases or decreases in the carrying amount shall be effected by charges to stockholders equity and shall reduce or increase income applicable to common stockholders in the calculation of earnings per share using a method akin to the two-class method.

NOTE F —	PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of May 31, 2008, the Company had not issued shares of preferred stock. The Company will be prohibited, prior to a Business Combination, from issuing preferred stock.

Regian Acquisition Corp.

10,000,000 Units

PROSPECTUS
          , 2008

Wachovia Securities
Sole Book-Running Manager
Morgan Joseph

Until          , 2008 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to any dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee(1)	$1,000
SEC registration fee	7,909
FINRA filing fee	20,625
AMEX Filing fee	80,000
Accounting fees and expenses	60,000
Printing and engraving expenses	60,000
Legal fees and expenses	250,000
Miscellaneous(2)	271,466

Total	$750,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant’s common stock, approximately $2,400 for acting as the warrant agent of the registrant’s warrants, and approximately $1,800 for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

We also expect to pay annual insurance premiums, which will initially be approximately $     , for directors’ and officers’ liability insurance.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

‘‘(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Our amended and restated certificate of incorporation limits the personal liability of our directors and provides:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we sold the following units (each consisting of one share of our common stock and one warrant to purchase a share of our common stock) without registration under the Securities Act as follows:

Number
Stockholders	of Units

Regian Holdings, LLC	2,875,000

Total	2,875,000

Such units, or the insider units, were issued as of February 7, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The units issued to the persons above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.009 per unit. No underwriting discounts or commissions were paid with respect to such sales. Up to 375,000 of such units are subject to partial or complete forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully. On June 2, 2008, our sponsor sold an aggregate of 86,250 insider units (a proportionate amount of which are subject to forfeiture if the underwriters’ over-allotment option is exercised in full) to each of our independent directors at a price of approximately $0.009 per unit.

Prior to the consummation of this offering, our sponsor will purchase 2,850,000 private placement warrants from us at a purchase price of $1.00 per warrant. These private placement warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A private placement subscription agreement has been entered into between us and our sponsor in connection with these private placement warrants and is filed as an exhibit. Our sponsor has subscribed for and, prior to the consummation of this offering, will purchase the private placement warrants. The only conditions to the obligation of our sponsor to purchase the private placement warrants are outside of our sponsors’ control, and such subscription agreement was entered into by our sponsor prior to the date on which the registration statement was first filed. Consequently, the investment decision relating to the purchase of the private placement warrants was made prior to the filing of this registration statement.

No underwriting discounts or commissions were paid with respect to such sales.

In addition, if we increase the size of the offering, we will adjust the insider units in the same proportion as the increase in the units offered hereby such that the aggregate number of insider units will be equal to 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will similarly adjust the insider units in the same proportion as the decrease in the units offered hereby such that the aggregate number of insider units will be equal to 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement or the exercise of any warrants. A proportional number (i) of such increased number of units will be placed into escrow and will be subject to partial or complete forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully; or (ii) of such decreased number of units will be forfeit from escrow, with the remainder subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, on the 22nd day of September, 2008

REGIAN ACQUISITION CORP.

By:	/s/ Staffan E. Encrantz by Dennis Leuer, his Attorney-in-Fact
President, Chief Operating Officer and Director
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. McGovern and John McNicholas his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 in order to increase the number of securities offered hereby, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Staffan E. Encrantz by Dennis Leuer, his Attorney-in-Fact Staffan E. Encrantz	President, Chief Operating Officer and Director (Principal Executive Officer)	September 22, 2008

/s/ John P. McNicholas John P. McNicholas	Co-Chief Executive Officer, Treasurer and Director (Principal Financial and Accounting Officer)	September 18, 2008

/s/ Michael J. McGovern Michael J. McGovern	Co-Chief Executive Officer, Secretary and Director	September 19, 2008

/s/ Frederick W. Gluck Frederick W. Gluck	Director	September 18, 2008

/s/ Per-Erik Mohlin Per-Erik Mohlin	Director	September 18, 2008

/s/ John A. Werwaiss John A. Werwaiss	Director	September 18, 2008

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Ellenoff Grossman & Schole LLP.*
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and Sponsor.*
10.3	Form of Registration Rights Agreement.*
10.4	Form of Letter Agreement by and between the Registrant and the Sponsor.*
10.5	Form of Letter Agreement by and between the Registrant and each of the directors and officers of the Registrant.*
10.10	Form of Administrative Services Agreement between the Registrant and Sponsor.*
10.11	Subscription Agreement between the Registrant and the Sponsor (Insider Units).
10.12	Promissory Note, dated April 15, 2008, issued to Sponsor in the amount of $125,000.
10.13	Subscription Agreement between the Registrant and Sponsor (Private Placement Warrants).
10.14	Unit Purchase Agreement between the Sponsor and Frederick Gluck.
10.15	Unit Purchase Agreement between the Sponsor and John Werwaiss.
10.16	Unit Purchase Agreement between the Sponsor and Per-Erik Mohlin.
14	Code of Business Conduct and Ethics.*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (Included on Signature Page of this registration statement).
24.2	Power of Attorney re Staffan Encrantz.
99.1	Audit Committee Charter.*
99.2	Corporate Governance and Nominating Committee Charter.*

*	To be filed by amendment.